                         NORTHSTAR COMPUTER FORMS, INC.
                          7130 NORTHLAND CIRCLE NORTH
                         BROOKLYN PARK, MINNESOTA 55428

                                                                  April 30, 2000

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Northstar Computer Forms, Inc., a Minnesota corporation (the "Company" or "Northstar"), which will be held on May 31, 2000, at 10:00 a.m. Central Daylight Time at Northstar Computer Forms, Inc., 7130 Northland Circle North, Brooklyn Park, Minnesota 55428.

    At the Special Meeting, you will be asked to adopt an Agreement and Plan of Merger dated as of February 21, 2000 (the "Merger Agreement"), by and among Northstar, Ennis Business Forms, Inc., a Texas corporation ("Ennis"), and Polaris Acquisition Corp., a Minnesota corporation wholly-owned by Ennis ("Buyer Subsidiary"), and to approve the merger (the "Merger") of Buyer Subsidiary with and into Northstar, with Northstar as the surviving corporation, all as provided in the Merger Agreement. Pursuant to the Merger Agreement, each share of common stock, par value $.05 per share, of Northstar (the "Common Stock") which is issued and outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock owned by Ennis or Buyer Subsidiary or shares of Common Stock as to which dissenters' rights of appraisal have been duly asserted and complied with under Minnesota law) will be converted into the right to receive $14.00 in cash, without interest.

    AFTER CAREFUL CONSIDERATION OF THE TERMS OF THE MERGER AGREEMENT AND THE PROPOSED MERGER, THE BOARD OF DIRECTORS OF NORTHSTAR HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. The accompanying Proxy Statement provides a description of the proposal to be presented at the Special Meeting and information concerning the Merger Agreement and the Merger. Please give this information your careful attention.

    Your vote is important regardless of the number of shares of Common Stock you own. Whether or not you plan to attend the Special Meeting, please be sure you are represented, by signing, dating and mailing the enclosed proxy card promptly. A postage-paid return envelope is enclosed for your convenience. You are welcome to attend the Special Meeting and to vote in person even if you have previously returned the proxy card.

    If you have any questions prior to the Special Meeting, or need further assistance, please call Mary Ann Morin, Chief Financial Officer of Northstar, at
(612) 531-7371.

Sincerely yours,

/s/ Roger T. Bredesen

Roger T. Bredesen
CHAIRMAN OF THE BOARD

                         NORTHSTAR COMPUTER FORMS, INC.
                          7130 NORTHLAND CIRCLE NORTH
                         BROOKLYN PARK, MINNESOTA 55428

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 31, 2000

                            ------------------------

    NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of shareholders (the "Shareholders") of Northstar Computer Forms, Inc., a Minnesota corporation ("Northstar" or the "Company"), will be held at 10:00 a.m. Central Daylight Time at Northstar Computer Forms, Inc., 7130 Northland Circle North, Brooklyn Park, Minnesota 55428, on May 31, 2000 for the following purposes:

    1. To consider and vote upon a proposal to adopt an Agreement and Plan of Merger dated as of February 21, 2000 (the "Merger Agreement"), by and among Northstar, Ennis Business Forms, Inc., a Texas corporation ("Ennis"), and Polaris Acquisition Corp., a Minnesota corporation wholly-owned by Ennis ("Buyer Subsidiary"), and to approve the merger (the "Merger") of Buyer Subsidiary with and into Northstar, with Northstar as the surviving corporation, all as provided in the Merger Agreement. Pursuant to the Merger Agreement, each share of common stock, par value $.05 per share, of Northstar (the "Common Stock") which is outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock owned by Ennis or Buyer Subsidiary or shares of Common Stock as to which dissenters' rights of appraisal have been duly asserted and complied with under Minnesota law) will be converted into the right to receive $14.00 in cash, without interest.

    2. To transact such other business as may properly come before the Special Meeting.

    THE BOARD OF DIRECTORS OF NORTHSTAR HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

    The accompanying Proxy Statement sets forth in more detail information concerning the Merger Agreement, the Merger and the actions to be taken in connection therewith.

    The Board of Directors has fixed the close of business on April 18, 2000 as the record date for determining the Shareholders entitled to notice of and to vote at the Special Meeting. Only Shareholders of record at the close of business on April 18, 2000 will be entitled to vote.

    Shareholders of Northstar who do not vote in favor of the adoption of the Merger Agreement and approval of the Merger and who otherwise comply with the provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act will have the right if the Merger is consummated to dissent and to seek appraisal of the fair market value of their shares of Common Stock. See "Special Factors--

Dissenters' Rights of Appraisal" in the accompanying Proxy Statement, and Appendix D thereto, for a description of the procedures required to be followed in order to properly exercise dissenters' rights.

By Order of the Board of Directors,
Mary Ann Morin
SECRETARY

Brooklyn Park, Minnesota
April 30, 2000

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING. RETURNING THE PROXY CARD WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE SPECIAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. IF YOU HOLD SHARES OF COMMON STOCK IN MORE THAN ONE NAME, OR IF YOUR SHARES OF COMMON STOCK ARE REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIALS. IF SO, PLEASE SIGN AND RETURN EACH OF THE PROXY CARDS THAT YOU RECEIVE SO THAT ALL OF YOUR SHARES MAY BE VOTED.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
INTRODUCTION................................................      1

QUESTIONS AND ANSWERS ABOUT THE MERGER......................      3

AVAILABLE INFORMATION.......................................      5

FORWARD LOOKING STATEMENTS..................................      5

SUMMARY
  The Company...............................................      6
  Ennis and Buyer Subsidiary................................      6
  The Special Meeting.......................................      6
  The Merger................................................      7
  Merger Agreement..........................................      8
  Special Factors...........................................     10
  Market Price and Dividend Information.....................     11
  Selected Financial Data...................................     11

THE SPECIAL MEETING
  Time; Place and purpose...................................     12
  Record Date; Stock Entitled to Vote; Quorum...............     12
  Required Votes............................................     12
  Voting and Revocation of Proxies..........................     13
  Solicitation of Proxies...................................     13

THE MERGER
  Purpose and Structure of the Merger.......................     14
  Background of the Merger..................................     14
  Reasons for the Merger; Recommendation of the Board.......     17
  Fairness Opinion of U.S. Bancorp Piper Jaffray............     21

THE MERGER AGREEMENT
  General; Merger Consideration.............................     28
  Effective Time of the Merger..............................     28
  Treatment of Stock Options................................     28
  Payment of Merger Consideration and Option
    Consideration...........................................     28
  Transaction Completion Bonus to Executive Officers........     29
  Conduct of Business of the Company Pending the Merger.....     29
  Conditions to the Obligations of the Parties; Waiver......     30
  Voting Agreement..........................................     31
  Amendment and Termination of the Merger Agreement.........     31
  Agreement Not to Solicit; Other Offers; Break-Up Fee......     32
  Expenses and Fees.........................................     33
  Indemnification...........................................     33

SPECIAL FACTORS
  Interests of Certain Persons in the Merger................     33
  Security Ownership of Certain Beneficial Owners and
    Management..............................................     35
  Certain Consequences of the Merger........................     36
  Accounting Treatment......................................     37
  Material Federal Income Tax Consequences..................     37
  Regulatory Approvals......................................     38
  Dissenters' Rights of Appraisal...........................     38

                                                                PAGE
                                                              --------
MARKET PRICE AND DIVIDEND INFORMATION.......................     40

SELECTED FINANCIAL DATA.....................................     41

INFORMATION REGARDING THE COMPANY, ENNIS AND MERGER
  SUBSIDIARY
  Information Regarding the Company.........................     42
  Information Regarding Ennis and Buyer Subsidiary..........     43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     43

INDEPENDENT ACCOUNTANTS.....................................     44

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     44

OTHER BUSINESS..............................................     45

2001 ANNUAL MEETING OF SHAREHOLDERS.........................     45

APPENDICES
  Appendix A--Agreement and Plan of Merger..................    A-1
  Appendix B--Fairness Opinion of U.S. Bancorp Piper
    Jaffray.................................................    B-1
  Appendix C--Voting Agreement as Amended...................    C-1
  Appendix D-- Minnesota Dissenters' Rights Statutes........    D-1
  Appendix E-- Annual Report on Form 10-K for the fiscal
              year ended October 31, 1999...................    E-1
  Appendix F-- Quarterly Report on Form 10-Q for the fiscal
              quarter ended January 31, 2000................    F-1

                         NORTHSTAR COMPUTER FORMS, INC.
                          7130 NORTHLAND CIRCLE NORTH
                         BROOKLYN PARK, MINNESOTA 55428

                            ------------------------

                          PRELIMINARY PROXY STATEMENT

                             ---------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies ("Proxies") by the Board of Directors (the "Board") of Northstar Computer Forms, Inc. ("Northstar" or the "Company") for use at a special meeting of shareholders of Northstar ("Shareholders") to be held at the offices of Northstar located at 7130 Northland Circle North, Brooklyn Park, Minnesota 55428, on May 31, 2000, at 10:00 a.m. Central Daylight Time, and at any adjournments or postponements thereof (such special meeting, together with any such adjournments or postponements thereof, the "Special Meeting"). This Proxy Statement and the enclosed Proxy will first be mailed to Shareholders on or about April 30, 2000.

    The Board is soliciting Proxies of the Shareholders who were shown on Northstar's records as holders of issued and outstanding shares of common stock, par value $.05 per share (the "Common Stock"), of Northstar as of the close of business on April 18, 2000 (the "Record Date") to consider and vote upon a proposal to adopt an Agreement and Plan of Merger dated as of February 21, 2000 (the "Merger Agreement") by and among Northstar, Ennis Business Forms, Inc., a Texas corporation ("Ennis"'), and Polaris Acquisition Corp., a Minnesota corporation wholly-owned by Ennis (the "Buyer Subsidiary"), and to approve the merger (the "Merger") of Buyer Subsidiary with and into Northstar, with Northstar as the surviving corporation (the "Surviving Corporation"), all as provided in the Merger Agreement. A copy of the Merger Agreement is attached hereto as Appendix A. The effect of the Merger will be to convert Northstar from a publicly held corporation to a privately held corporation wholly-owned by Ennis.

    Pursuant to the Merger Agreement, each share of Common Stock which is outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than shares of Common Stock owned by Ennis or Buyer Subsidiary or shares of Common Stock as to which dissenters' rights of appraisal have been duly asserted and complied with under Minnesota law) will be converted into the right to receive $14.00 in cash, without interest (the "Merger Consideration") (the "Converted Shares").

    Immediately prior to the Effective Time, each stock option to acquire shares of Common Stock issued by Northstar and outstanding immediately prior to the Effective Time except certain options issued to Kenneth Overstreet, the President of Northstar (the "Overstreet Options"), including, without limitation, stock options issued under the Company's various stock option plans and arrangements, whether vested or unvested (each, an "Option," and collectively, the "Options"), shall be exercised pursuant to a Stock Option Exercise and Sales Agreement entered into prior to the Effective Time by the holders of the Stock Options (the "Option Exercise Agreements") and the shares of Common Stock underlying each such Stock Option shall be immediately resold to Northstar (the "Converted Options"). Pursuant to the Option Exercise Agreements, each holder of a Stock Option other than the Overstreet Options, shall have the right to receive a cash payment (less applicable withholding taxes) equal to the product of the number of shares of Common Stock subject to such Stock Option immediately prior to the Effective Time times the difference between the Merger Consideration and the per share exercise price of such Stock Option immediately prior to the Effective Time (the "Option Consideration").

    THE BOARD HAS DETERMINED THAT THE MERGER, AS SET FORTH IN THE MERGER AGREEMENT, IS ADVISABLE AND IN THE BEST INTERESTS OF NORTHSTAR AND ITS

SHAREHOLDERS AND THAT IT IS FAIR TO THE SHAREHOLDERS; THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER. In making its recommendation, the Board relied upon, among other things, the opinion of U.S. Bancorp Piper Jaffray, Inc., Northstar's financial advisor in connection with the Merger, to the effect that, as of February 21, 2000, the date of such opinion and the Merger Agreement, and based upon and subject to certain important qualifications, assumptions made, matters considered, areas of reliance on others and limitations on the review undertaken in connection with such opinion, the per share cash Merger Consideration is fair to the Shareholders from a financial point of view. U.S. Bancorp Piper Jaffray has consented to the reference to, and inclusion of, its opinion in this Proxy Statement and related materials. See "The Merger--Reasons for the Merger; Recommendation of the Board" and "The Merger--Fairness Opinion of U.S. Bancorp Piper Jaffray."

    Consummation of the Merger is subject to certain conditions, including the affirmative vote of a majority of the outstanding shares of Common Stock held by the Shareholders of record on the Record Date.

    THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE AUTHORITY NOR HAS THE COMMISSION OR ANY STATE AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

              The date of this Proxy Statement is April 30, 2000.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHEN IS THE SPECIAL MEETING?

A: The Special Meeting of Shareholders of Northstar will be held at 10:00 a.m. Central Daylight Time at Northstar Computer Forms, Inc., 7130 Northland Circle North, Brooklyn Park, Minnesota 55428 on May 31, 2000. At the Special Meeting, the Shareholders will be asked to adopt the Merger Agreement and to approve the Merger.

Q:  WHAT IS THE PURPOSE OF THE MERGER?

A: The purpose of the Merger is for Ennis to acquire beneficial ownership of the entire equity interest in Northstar.

Q:  WHO ARE ENNIS AND BUYER SUBSIDIARY?

A: Ennis is one of the largest private-label printed business product suppliers in the United States distributing primarily through independent dealers. Approximately 94% of the business products manufactured by Ennis are custom ordered and semi-custom ordered products. Ennis offers an extensive product line from simple to complex forms, laser cut-sheets, tags, labels, presentation folders, commercial printing, advertising specialties, screen printed products and point-of-purchase display advertising that can be designed to customer needs.

Headquartered in DeSoto, Texas, Ennis employs over 1,700 people in 17 manufacturing locations strategically located in 12 states throughout the United States to serve Ennis' national network of distributors. In addition, Ennis maintains highly proficient regional Customer Sales Centers to support distributors in their business efforts. Ennis' executive offices are located at 1510 North Hampton, Suite 300, DeSoto, Texas 75115 and its telephone number is
(800) 752-5386.

Buyer Subsidiary is a wholly-owned subsidiary of Ennis and has been formed for the purpose of effecting the Merger. Buyer Subsidiary's offices are located at 1510 North Hampton, Suite 300, DeSoto, Texas 75115 its telephone number is
(800) 752-5386.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: If the Merger is completed, each share of Common Stock of Northstar that you own will be converted into the right to receive $14.00 in cash, without interest.

Q: HOW MANY VOTES ARE REQUIRED TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER?

A: The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt the Merger Agreement and approve the Merger. Roger Bredesen, Ken Overstreet and various Bredesen family trusts, holding in the aggregate approximately 39% of the issued and outstanding Common Stock, have agreed to vote their shares in favor of adoption of the Merger Agreement and approval of the Merger.

Q:  HOW DO I CAST MY VOTE?

A: If you are a Shareholder, you should indicate on your enclosed proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the Special Meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your Proxy will be counted as a vote FOR the Merger Agreement and the Merger. If you fail to return your proxy card or to vote in person at the Special Meeting, the effect will be a vote AGAINST the Merger Agreement.

Q: IF MY SHARES ARE HELD IN A "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares ONLY if you instruct your broker how to vote. Your broker should mail information to you that will explain how to give instructions to your broker. If you do not instruct your broker how to vote, your shares will be counted as votes AGAINST the Merger Agreement and the Merger.

Q:  MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your Proxy is voted at the Special Meeting. You may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your Proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Northstar at the address on page 1 of this Proxy Statement. Third, you may attend the Special Meeting, revoke your Proxy and vote in person. However, simply attending the Special Meeting, without affirmatively voting in person, will not revoke your Proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote in person at the Special Meeting.

Q:  WHAT DO I NEED TO DO NOW? SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: Northstar urges you to read this Proxy Statement carefully, including its six Appendices, and to consider how the Merger affects you as a Shareholder. You may also want to review the documents referenced under the headings "Available Information" and "Incorporation of Certain Documents by Reference" on pages 5 and 46, respectively. Do not send in your stock certificates now. After the Merger is completed, you will receive written instructions for turning in your stock certificates.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: In general, you will be taxed on your receipt of cash in exchange for your Common Stock to the extent that the amount you receive exceeds your basis (i.e., the amount you paid for your Common Stock) in your Common Stock. Because tax matters are complicated and tax consequences of the Merger may vary widely depending on the particular circumstances of each Shareholder, Northstar strongly urges you to consult your personal tax advisor concerning the federal (and any state, local and foreign) tax consequences of the Merger to you.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you would like additional copies of the Proxy Statement or if you have questions about the Merger, including how to complete and return your proxy card, you should contact:

    Northstar Computer Forms, Inc.
    7130 Northland Circle North
    Brooklyn Park, Minnesota 55428
    Attention: Mary Ann Morin, Chief Financial Officer and Secretary Phone Number: (612) 531-7371

Q:  WHEN CAN I EXPECT THE MERGER TO BE COMPLETED?

A: Northstar and Ennis are working toward completing the Merger as quickly as possible. Northstar and Ennis hope to complete the Merger as soon as possible after the Special Meeting.

                             AVAILABLE INFORMATION

    Northstar is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies obtained (at prescribed rates) from the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, the Common Stock is listed and traded on The Nasdaq Stock Market. Reports, proxy statements and other information can also be inspected and copied at The Nasdaq Stock Market, 1735 K Street, NW, Washington, DC 20006-1500.

                           FORWARD LOOKING STATEMENTS

    Certain statements contained or incorporated by reference in this Proxy Statement constitute "forward looking statements" for purposes of the Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and under the Exchange Act. Forward looking statements include statements concerning objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are not statements of historical fact. The words "expects," "projects," "estimates," "predicts," "anticipates," "believes" and similar expressions are also intended to identify forward looking statements. Because such statements are forward looking, the information as to which they relate is uncertain and subject to various risks and uncertainties, including, those detailed in Northstar's filings with the Commission. Accordingly, any forward looking statements contained or incorporated by reference herein do not purport to be predictions of future events or circumstances and may not be realized.

                                    SUMMARY

    The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere or incorporated by reference in this Proxy Statement and the Appendices hereto. Shareholders are urged to read this Proxy Statement and the Appendices hereto carefully and in their entirety. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement.

THE COMPANY

    Northstar was incorporated in 1964 and designs, manufactures and markets printed forms with an emphasis on machine readable MICR (Magnetic Ink Character Recognition) printing. The Company's two product specialties are custom negotiable documents and internal bank forms. Sales are principally through distributors with the remainder to other printers or on a direct retail basis. A majority of the retail accounts are serviced by distributor "partners" whereby the distributor acts as a manufacturer's representative. A sales/service force provides communication between the customer and the manufacturing facilities.

    The corporate headquarters and primary manufacturing facility of Northstar are located at 7130 Northland Circle North, Brooklyn Park, Minnesota. Northstar also maintains manufacturing facilities in Roseville, Minnesota (Northstar Financial Forms), and Milwaukee, Wisconsin (Wisconsin Business Forms), which operate as divisions of Northstar. Northstar also operates, through its wholly-owned subsidiary, General Financial Supply, Inc. ("GFS"), manufacturing facilities in the cities of Nevada, Iowa, Bridgewater, Virginia and Golden, Colorado. As of March 31, 2000, Northstar employed 514 persons at its six manufacturing facilities.

ENNIS AND BUYER SUBSIDIARY

    Ennis, founded in 1909, is one of the largest private-label printed business product suppliers in the United States distributing primarily through independent dealers. Approximately 94% of the business products manufactured by Ennis are custom ordered and semi-custom ordered products. Ennis offers an extensive product line from simple to complex forms, laser cut-sheets, tags, labels, presentation folders, commercial printing, advertising specialties, screen printed products, and point-of-purchase display advertising that can be designed to customer needs.

    Headquartered in DeSoto, Texas, Ennis employs over 1,700 people in 17 manufacturing locations strategically located in 12 states throughout the United States to serve Ennis' national network of distributors. In addition, Ennis maintains highly proficient regional Customer Sales Centers to support distributors in their business efforts. Ennis' executive offices are located at 1510 North Hampton, Suite 300, DeSoto, Texas 75115 and its telephone number is
(800) 752-5386.

    Ennis' Common Stock is listed on the New York Stock Exchange under the ticker symbol "EBF."

    Buyer Subsidiary is a wholly-owned subsidiary of Ennis and has been formed for the purpose of effecting the Merger. Buyer Subsidiary's offices are located at 1510 North Hampton, Suite 300, DeSoto, Texas 75115 and its telephone number is (800) 752-5386.

THE SPECIAL MEETING

    TIME; PLACE AND PURPOSE. The Special Meeting of the Shareholders will be held on May 31, 2000 at 10:00 a.m. Central Daylight Time at Northstar Computer Forms, Inc., 7130 Northland Circle North, Brooklyn Park, Minnesota 55428. At the Special Meeting, the Shareholders will consider and vote upon (i) a proposal to adopt the Merger Agreement and approve the Merger, all as provided in the Merger

Agreement and (ii) such other matters as may properly be brought before the Special Meeting. See "The Special Meeting--Time, Place and Purpose."

    RECORD DATE. Shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. Holders of Common Stock are entitled to one vote per share of Common Stock. This Proxy Statement is first being mailed to Shareholders of Northstar on or about
April 30, 2000. At the close of business on the Record Date, there were shares of Common Stock outstanding and entitled to vote, held by Shareholders of record.

    REQUIRED VOTES. The Merger Agreement and the Merger must be adopted and approved, respectively, by the affirmative vote of the holders of record of a majority of the outstanding shares of Common Stock, in accordance with the provisions of the Minnesota Business Corporation Act (the "MBCA") and the Merger Agreement.

    VOTING AND REVOCATION OF PROXIES; ADJOURNMENTS. This Proxy Statement is being furnished to Shareholders of record at the close of business on the Record Date in connection with the solicitation of Proxies by the Board for use at the Special Meeting. All shares of Common Stock which are represented at the Special Meeting by a properly executed Proxy received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Proxies that do not contain any instruction to vote for or against or to abstain from voting on the Merger Agreement and the Merger will be voted for the Merger Agreement and the Merger. Shareholders that abstain from voting their shares of Common Stock on the proposal to adopt the Merger Agreement and approve the Merger will have the same effect as votes against adopting the Merger Agreement and approving the Merger. If a broker or nominee holding shares of record for a customer indicates that it does not have discretionary authority to vote as to a particular matter, those shares will not be entitled to vote on the proposal and will, therefore, have the same effect as shares voted against adoption of the Merger Agreement and approval of the Merger.

    If the Special Meeting is adjourned, for whatever reason, the approval of the Merger shall be considered and voted upon by the Shareholders of Northstar at the subsequent reconvening of the Special Meeting, if any.

    Any Proxy signed and returned by a Shareholder may be revoked by such Shareholder at any time before it is voted by giving due notice of such revocation to the Secretary of Northstar at 7130 Northland Circle North, Brooklyn Park, Minnesota 55428, by signing and delivering a Proxy bearing a later date or by attending the Special Meeting and voting in person. Attendance at the Special Meeting without taking other affirmative action as aforementioned will not constitute a revocation of a Proxy. See "The Special Meeting--Voting and Revocation of Proxies."

    SOLICITATION OF PROXIES. The cost of soliciting Proxies will be borne by Northstar. Northstar may solicit Proxies and Northstar's directors, officers and employees may also solicit Proxies by telephone, telegram or personal interview. See "The Special Meeting--Solicitation of Proxies."

THE MERGER

    PURPOSE AND STRUCTURE OF THE MERGER. The purpose of the Merger is for Ennis to acquire beneficial ownership of the entire equity interest in Northstar. The Merger has been structured as a merger of Buyer Subsidiary with and into Northstar, with Northstar being the Surviving Corporation. See "The Merger-- Purpose and Structure of the Merger."

    BACKGROUND OF THE MERGER. For a description of the events leading up to the approval of the Merger Agreement and the Merger by the Board and the execution of the Merger Agreement by Northstar, Ennis and Buyer Subsidiary, see "The Merger--Background of the Merger."

    RECOMMENDATION OF THE BOARD. THE BOARD HAS DETERMINED THAT THE MERGER, AS SET FORTH IN THE MERGER AGREEMENT, IS ADVISABLE AND IN THE BEST INTERESTS OF NORTHSTAR AND ITS SHAREHOLDERS AND THAT IT IS FAIR TO THE SHAREHOLDERS; THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER. In making its recommendation, the Board considered a number of factors, as more fully described under "The Merger--Reasons for the Merger; Recommendation of the Board" and "The Merger--Fairness Opinion of U.S. Bancorp Piper Jaffray."

    FAIRNESS OPINION OF U.S. BANCORP PIPER JAFFRAY. On February 14, 2000, U.S. Bancorp Piper Jaffray, Inc., Northstar's financial advisor ("U.S. Bancorp Piper Jaffray" or the "Financial Advisor"), delivered its oral opinion to the Board that, as of such date and based upon and subject to certain matters discussed with the Board, the per share cash Merger Consideration to be received by the holders of Common Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view. This opinion was reiterated and confirmed in writing (the "U.S. Bancorp Piper Jaffray Opinion") on February 21, 2000. The full text of the U.S. Bancorp Piper Jaffray Opinion, which sets forth certain important qualifications, assumptions made, matters considered, areas of reliance on others, and limitations on the review undertaken in connection with the U.S. Bancorp Piper Jaffray Opinion, is attached as Appendix B to this Proxy Statement and should be read carefully in its entirety. The U.S. Bancorp Piper Jaffray Opinion was directed to the Board for its consideration in connection with the proposed Merger and is not a recommendation to any holder of Common Stock as to whether the Merger is in such holder's best interests or as to whether any such holder should vote for or against the Merger Agreement and the Merger. U.S. Bancorp Piper Jaffray has consented in writing to the reference to, and the inclusion of, its opinion in this Proxy Statement and related materials. See "The Merger--Fairness Opinion of U.S. Bancorp Piper Jaffray."

THE MERGER AGREEMENT

    GENERAL; MERGER CONSIDERATION. Northstar, Ennis and Buyer Subsidiary have entered into the Merger Agreement, which provides that Buyer Subsidiary will be merged with and into Northstar, with Northstar surviving the Merger as a wholly-owned subsidiary of Ennis. In the Merger, each outstanding share of Common Stock (other than shares of Common Stock owned by Ennis or Buyer Subsidiary or shares of Common Stock as to which dissenters' rights of appraisal have been duly asserted and complied with under Minnesota law) (the "Converted Shares") will be converted at the Effective Time of the Merger into the right to receive $14.00 in cash per share, without any interest (the "Merger Consideration"). See "The Merger Agreement--General; Merger Consideration."

    TREATMENT OF STOCK OPTIONS. Immediately prior to the Effective Time, each stock option issued by Northstar and outstanding (the "Stock Options"), except for options to purchase an aggregate of 41,000 shares of Northstar Common Stock held by Kenneth Overstreet, the President of Northstar (referred to as the "Overstreet Options" which shall be converted into options to purchase common stock of Ennis), shall be exercised pursuant to a Stock Option Exercise and Sale Agreement entered into immediately prior to the Effective Time by the holders of the Stock Options (the "Option Exercise Agreement") and the shares of Common Stock underlying each such Stock Option shall be immediately resold to Northstar (the "Converted Options"). Each holder of Converted Options shall have the right to receive a cash payment (less applicable withholding taxes) equal to the product of the number of shares of Common Stock subject to such Stock Option immediately prior to the Effective Time times the difference between the Merger Consideration and the per share exercise price of such Stock Option immediately prior to the Effective Time (the "Option Consideration"). See "The Merger Agreement--Treatment of Stock Options."

    PAYMENT OF MERGER CONSIDERATION AND OPTION CONSIDERATION. At the Effective Time of the Merger, Buyer Subsidiary shall remit to Norwest Bank Minnesota, N.A., Minneapolis, Minnesota, the disbursing agent for the Merger (the "Disbursing Agent") an amount equal to the aggregate Merger Consideration and Option Consideration (as well as 33.33% of the Bonus Fund, as described under "The Merger Agreement--Transaction Completion Bonus to Executive Officers") in order to pay the Merger Consideration to the holders of the Converted Shares and the Option Consideration to the holders of the Converted Options. As soon as practicable following the Effective Time, holders of Converted Shares will be instructed to deliver to the Disbursing Agent a letter of transmittal, which will be sent to such Shareholders as soon as practicable following the Effective Time, along with the certificates representing such Converted Shares, in exchange for the Merger Consideration. As soon as practicable following the Effective Time, holders of Converted Options will be paid the Option Consideration pursuant to the terms and conditions of the Option Exercise Agreements. SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL. See "The Merger Agreement--Payment of Merger Consideration and Option Consideration."

    TRANSACTION COMPLETION BONUS TO EXECUTIVE OFFICERS. The Company has agreed to pay to its four executive officers other than Roger Bredesen (the "Executive Officers") a bonus equal to 1% of the aggregate of the Merger Consideration and Option Consideration up to a maximum of $450,000 (the "Bonus Fund"). Pursuant to the Merger Agreement, Ennis or Buyer Subsidiary will deposit 33.33% of the Bonus Fund with the Disbursing Agent for disbursement to the Executive Officers (on a proportionate basis as described below) at Closing of the Merger, pay to the Executive Officers another 33.33% of the Bonus Fund on the first anniversary of the Closing Date and the remaining 33.33% of the Bonus Fund on the second anniversary of the Closing Date, provided in each case that such Executive Officers either (i) are still employed with the Surviving Corporation or its successor on such dates, or (ii) are not employed on such dates as a result of death, total disability, retirement, termination without cause or a change in control, all as provided in said Executives' employment agreements with Ennis. See "Special Factors--Interest of Certain Persons in the Merger." Each Executive Officer's proportionate share of the Bonus Fund payable at the Closing and at the anniversary dates of the Closing is calculated by the percentage by which each person's 1999 base salary bears to the collective 1999 base salaries of such Executive Officers.

    VOTING AGREEMENT. Roger Bredesen, Ken Overstreet and certain Bredesen family trusts, holding in the aggregate approximately 39% of the issued and outstanding shares of Northstar Common Stock, have entered into a Voting Agreement dated February 21, 2000 with Ennis, whereby each such shareholder has agreed to vote his or its Common Stock (i) in favor of the approval of the Merger Agreement and the Merger; (ii) to execute and deliver to Ennis upon its written request, proxies and ballots to evidence such votes; and (iii) to execute and deliver such other documents and to take such further actions that may be necessary or appropriate to execute consummation of the Merger Agreement and the transactions contemplated thereby (the "Voting Agreement"). See "The Merger Agreement--Voting Agreement."

    CONDITIONS TO THE OBLIGATIONS OF THE PARTIES; WAIVER. The respective obligations of Northstar, Ennis and Buyer Subsidiary to consummate the Merger are subject to the satisfaction or waiver at or prior to the Merger of certain conditions. See "The Merger Agreement--Conditions to the Obligations of the Parties; Waiver."

    AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT. The Merger Agreement may be terminated prior to the Effective Time under specified circumstances. Under certain of such circumstances, Northstar has agreed to pay a termination or "break-up" fee of $1,000,000 to Ennis. See "The Merger Agreement--Amendment and Termination of the Merger Agreement" and "--Agreement Not to Solicit; Other Offers; Break-Up Fee."

    AGREEMENT NOT TO SOLICIT; OTHER OFFERS; BREAK-UP FEE. The Company has agreed not to solicit any offers or proposals that could reasonably be expected to lead to an acquisition proposal to acquire the Company; provided, however, that if Northstar receives an unsolicited acquisition proposal (an "Acquisition Proposal") which the Northstar Board after consultation with its legal counsel reasonably believes it has a fiduciary duty to consider, then Northstar may furnish information to or enter into discussions or negotiations with such third party. In the event that Northstar determines to terminate the Merger Agreement as a result of a determination that an Acquisition Proposal would result in a transaction more favorable to Northstar's shareholders than that proposed by Ennis, then the Northstar Board shall be permitted to terminate the Merger Agreement and will be required to pay to Ennis a termination fee of $1,000,000. (the "Break-Up Fee"). See "The Merger Agreement--Agreement Not to Solicit; Other Offers; Break-Up Fee."

    EXPENSES AND FEES. Except for the payment of the Break-Up Fee, if applicable, all costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such costs and expenses. See "The Merger Agreement--Expenses and Fees."

    INDEMNIFICATION. The Surviving Corporation will provide to the current and former directors and officers of Northstar indemnification to the fullest extent permitted by applicable law with respect to matters occurring prior to the Effective Time. Ennis has also agreed that it intends to maintain the Surviving Corporation as a separate going concern for a period of at least six years from the Effective Time and to assume the indemnification obligations of the Surviving Corporation in the event it is unable to meet its indemnification obligations. The Company has purchased, with the consent of Ennis, an extension of its current directors' and officers' liability insurance policy for a period extending until the sixth anniversary of the Effective Time. See "The Merger Agreement--Indemnification."

SPECIAL FACTORS

    INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain members of the Board and of the Company's management have interests in the Merger, described herein, in potential conflict with the interests of the Shareholders. In particular, pursuant to the Merger Agreement, at the Effective Time, each Option to acquire Common Stock outstanding immediately prior to the Effective Time shall become immediately vested and exercisable and each holder of an Option, pursuant to the Option Exercise Agreements, shall have the right to receive from the Surviving Corporation, for each share of Common Stock subject to each Option a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price per share applicable to such Option. Executive officers and directors of the Company will receive an aggregate of approximately $1,493,180 in respect of their options. In addition, Messrs. Overstreet, Dearborn and Klarenbeek and Ms. Morin have executed employment agreements with and will be employed by the Surviving Corporation following the Merger. The Financial Advisor and the Board were aware of these interests and potential conflicts and considered them in addition to the other matters described under "The Merger--Reasons for the Merger; Recommendation of the Board." For information concerning such matters, see "Special Factors--Interests of Certain Persons in the Merger."

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS IN MANAGEMENT.  As of
March 31, 2000, the directors and executive officers of the Company beneficially owned 422,186 shares of Common Stock (including shares of Common Stock issuable upon exercise of Options) representing approximately 14.7% of the total issued and outstanding shares of Northstar.

    CERTAIN CONSEQUENCES OF THE MERGER. Upon consummation of the Merger, Buyer Subsidiary will be merged with and into the Company, the separate corporate existence of Buyer Subsidiary will cease, and the Company will continue its existence as the Surviving Corporation. Ennis will own all of the outstanding shares of common stock of the Surviving Corporation. After the Effective Time, the present holders of the Common Stock will no longer have any ownership interest in the Company.

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES. The receipt of cash pursuant to the Merger by a stockholder of the Company will be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. In general, shareholders will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the adjusted tax basis of his, her, or its Common Stock and the amount of cash received in exchange therefor in the Merger. If the Common Stock is a capital asset in the hands of such Shareholder at the Effective Time, such gain or loss generally will be long-term capital gain or loss if the holding period is more than one year at the Effective Time. See "Special Factors--Material Federal Income Tax Consequences."

    BECAUSE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING ON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER, IT IS RECOMMENDED THAT HOLDERS OF COMMON STOCK CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND FOREIGN) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

    ACCOUNTING TREATMENT. The Merger will be accounted for under the purchase method of accounting.

    REGULATORY APPROVALS. A Certificate of Merger must be filed on behalf of the Company and Buyer Subsidiary with the Secretary of State of the State of Minnesota in order to effect the Merger. In order to consummate the transactions contemplated by the Merger Agreement, notifications must be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Company and Ennis filed their HSR Act notifications on March 3, 2000 and early termination of the waiting period thereunder was granted by the Federal Trade Commission on March 20, 2000. Other than as described herein, the Company is not aware of any licenses or regulatory permits that are material to its business that might be adversely affected by the Merger or of any approval or other action by any governmental, administrative or regulatory agency or authority which would be required prior to the Effective Time. See "Special Factors--Regulatory Approvals."

    DISSENTERS' RIGHTS OF APPRAISAL. Holders of Common Stock on the Record Date who do not vote in favor of adopting and approving the Merger Agreement and the Merger and who otherwise comply with the applicable statutory procedures of
Section 473 of the MBCA will be entitled to appraisal rights under Section 471 of the MBCA in connection with the Merger and will be entitled to receive, in lieu of the Merger Consideration, payment in cash of the "fair value" of their shares of Common Stock. The full text of Sections 471 and 473 of the MBCA is attached as Appendix D to this Proxy Statement. See "Special Factors--Dissenters' Rights of Appraisal" for a further discussion of such rights and legal consequences of not voting shares of Common Stock in favor of the adoption of the Merger Agreement and approval of the Merger.

MARKET PRICE AND DIVIDEND INFORMATION

    The Common Stock is listed on The Nasdaq Stock Market under the ticker symbol "NSCF." On February 14, 2000, one week prior to the public announcement of the Merger, the closing price of the Common Stock was $9.25 per share. On February 18, 2000, the last trading date prior to the public announcement of the Merger, the closing price of the Common Stock on the Nasdaq Stock Market was
$9.56 per share. On April   , 2000, the last trading day before the printing of
this Proxy Statement, the closing price of the Common Stock on The Nasdaq Stock
Market was $      per share. See "Market Price and Dividend Information."

SELECTED FINANCIAL DATA

    Certain financial data of Northstar is set forth herein. See "Selected Financial Data."

                              THE SPECIAL MEETING

TIME; PLACE AND PURPOSE.

    This Proxy Statement is being furnished on behalf of the Company in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders to be held on May 31, 2000 at 10:00 a.m. Central Daylight Time at the offices of Northstar located at 7130 Northland Circle North, Brooklyn Park, Minnesota 55428. The purpose of the Special Meeting is to consider and vote on the proposal to adopt the Merger Agreement and approve the Merger. The Merger Agreement is attached to this Proxy Statement as Appendix A. See "The Merger" and "The Merger Agreement."

    In arriving at its determination that the Merger is advisable and in the best interests of Northstar and the Shareholders and that it is fair to the Shareholders, the Board relied upon, among other things, U.S. Bancorp Piper Jaffray's opinion that, as of February 14, 2000, and based upon and subject to certain matters discussed with the Board, the per share cash Merger Consideration to be received by the holders of Common Stock pursuant to the Merger is fair to such holders from a financial point of view. U.S. Bancorp Piper Jaffray's Opinion was reiterated and confirmed in writing on February 21, 2000. The full text of the U.S. Bancorp Piper Jaffray Opinion, which sets forth certain important qualifications, assumptions made, matters considered, areas of reliance on others, and limitations on the review undertaken in connection with the U.S. Bancorp Piper Jaffray Opinion, is attached as Appendix B to this Proxy Statement and should be read carefully in its entirety. The U.S. Bancorp Piper Jaffray Opinion was directed to the Board for its consideration in connection with the proposed Merger and is not a recommendation to any holder of Common Stock as to whether the Merger is in such holder's best interests or as to whether any such holder should vote for or against the Merger Agreement and the Merger. U.S. Bancorp Piper Jaffray has consented in writing to the reference to, and the inclusion of, its opinion in this Proxy Statement and related materials. See "The Merger--Fairness Opinion of U.S. Bancorp Piper Jaffray."

    At this time, Northstar knows of no other matters that may be presented for action by the Shareholders at the Special Meeting. However, if any matters, other than those referred to above should properly come before the Special Meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

    The Board has fixed April 18, 2000 as the Record Date for the determination of the holders of Common Stock entitled to notice of and to vote at the Special Meeting. Only holders of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. At the
close of business on April 18, 2000 there were             shares of Common
Stock outstanding and entitled to vote, held by       Shareholders of record.
The presence, in person or by properly executed Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Holders of Common Stock on the Record Date are entitled to one vote per share of Common Stock, exercisable in person or by properly executed Proxy, upon each matter properly submitted for the vote of Shareholders at the Special Meeting.

REQUIRED VOTES

    The Merger Agreement and the Merger must be adopted and approved, respectively, by the affirmative vote of the holders of record of a majority of the outstanding shares of Common Stock, in accordance with the provisions of the MBCA and the Merger Agreement. Roger Bredesen, Ken Overstreet and certain Bredesen family trusts, holding in the aggregate approximately 39% of the issued and outstanding shares of Northstar Common Stock, have executed and delivered the Voting Agreement, in which they have agreed to vote all of their shares of Common Stock in favor of the Merger Agreement and the Merger. If fewer shares of Common Stock are voted in favor of adoption and approval of the Merger Agreement and the Merger than the number required, the Special Meeting may be adjourned for the purpose of allowing additional time for soliciting and obtaining additional Proxies or votes, and, at any subsequent reconvening of the Special Meeting, all Proxies will be voted in the same manner as such Proxies would have been voted at the original convening of the Special Meeting, except for any Proxies which have theretofore effectively been revoked or withdrawn.

VOTING AND REVOCATION OF PROXIES

    All shares of Common Stock which are represented at the Special Meeting by a properly executed Proxy received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If a Proxy is signed and returned without indicating any voting instructions, shares of Common Stock represented by such Proxy will be voted FOR the Merger Agreement and the Merger. Shareholders that abstain from voting their shares of Common Stock on the proposal to adopt the Merger Agreement and approve the Merger will have the same effect as votes AGAINST adopting the Merger Agreement and approving the Merger. If a broker or nominee holding shares of record for a customer indicates that it does not have discretionary authority to vote as to a particular matter, those shares will not be entitled to vote on the proposal and will, therefore, have the same effect as shares voted AGAINST adoption of the Merger Agreement and approval of the Merger. The Board is not currently aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting (including any adjournments or postponements thereof), the persons appointed as Proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the Proxy. The persons appointed as Proxies will not exercise their discretionary voting authority to vote any such Proxy in favor of any adjournments or postponements of the Special Meeting if instruction is given to vote against the Merger Agreement and the Merger.

    A Proxy signed and returned by a Shareholder may be revoked prior to its being voted by (i) delivering to Northstar, at or before the Special Meeting, a written notice of revocation, (ii) duly executing a subsequent Proxy relating to the same shares of Common Stock at or before the Special Meeting or
(iii) attending the Special Meeting, revoking the Proxy and voting in person. Any written instrument revoking a Proxy must be received before the taking of the votes at the Special Meeting and should be sent to: Northstar Computer Forms, Inc., 7130 Northland Circle North, Brooklyn Park, Minnesota 55428,
Attention: Mary Ann Morin, Chief Financial Officer and Secretary.

    The delivery of this Proxy Statement shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

    THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. THE AFFIRMATIVE VOTE OF THE HOLDERS OF RECORD OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF NORTHSTAR IS REQUIRED TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH NORTHSTAR'S SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NORTHSTAR OR ANY OTHER PERSON.

SOLICITATION OF PROXIES

    Northstar will bear the cost of solicitation of Proxies and the cost of printing and mailing this Proxy Statement. In addition to solicitation by mail, Northstar's directors, officers and employees may also solicit

Proxies from Shareholders by telephone, telegram or personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other fiduciaries, custodians and nominees for the forwarding of solicitation material to the beneficial owners of shares of Common Stock held of record by such persons and Northstar will reimburse such brokerage houses, fiduciaries, custodians and nominees for their reasonable out-of-pocket expenses in connection therewith.

    If you have any questions or require additional material, please call Mary Ann Morin, Chief Financial Officer and Secretary of Northstar, at
(612) 531-7371.

    SHAREHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY TO NORTHSTAR IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. SHAREHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES REPRESENTING COMMON STOCK WITH THEIR PROXIES. IN THE EVENT THE MERGER IS CONSUMMATED, CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL WHICH WILL BE SENT TO SHAREHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME. SEE "THE MERGER AGREEMENT--PAYMENT OF MERGER CONSIDERATION AND OPTION CONSIDERATION."

                                   THE MERGER

PURPOSE AND STRUCTURE OF THE MERGER

    The purpose of the Merger is for Ennis to acquire beneficial ownership of the entire equity interest in Northstar. Northstar, Ennis and Buyer Subsidiary entered into the Merger Agreement and approved the Merger for the reasons described in the next subsections of this Proxy Statement The Merger has been structured as a merger of Buyer Subsidiary with and into Northstar, with Northstar being the Surviving Corporation.

BACKGROUND OF THE MERGER

    The Company, incorporated in 1964, markets, designs and manufactures internal bank forms, negotiable documents and custom business forms, approximately 90% of which are printed using Magnetic Ink Character Recognition ("MICR") technology. The Company markets its products primarily through distributors, except in the case of key accounts, such as the top 200 U.S. banks and large negotiable document customers, that are sold on a direct basis. Products are manufactured by approximately 514 employees in six plants in the United States.

    The Company began to consider a sale as one of a number of strategic alternatives in 1997. Two major circumstances were driving the decision. One was the desire to provide the Bredesen family with liquidity in their investment in the Company in a manner which was orderly and not disruptive to the operations of the Company. The other was the recognition that as a result of the significant additional revenue and profitability associated with the Company's purchase of the Financial Forms Division of Deluxe Corporation, which was completed in the summer of 1996 (the "Deluxe Acquisition"), the Company's stock price was more accurately reflecting the Company's value than it had in previous years. The Company engaged U.S. Bancorp Piper Jaffray to perform an analysis of the strategic alternatives available to the Company to enhance shareholder value and address options to provide Roger Bredesen and his family with liquidity. Alternatives analyzed for enhancing shareholder value included a public offering, an acquisition strategy, a management buyout, a merger of the Company or a sale of the Company. Alternatives analyzed for providing the Bredesen family with liquidity included a private placement of stock, the establishment of an ESOP, as well as a management buyout, a merger of the Company or a sale of the Company.

    After evaluating the strategic alternatives, the Board determined to explore a sale of the Company. The process resulted in seven initial indications of interest to acquire the Company in February of 1998. By that time, the Board of Directors determined that its then-current business prospects were not ideal for such a transaction because of the then-anticipated loss of previous Deluxe customer accounts following the Deluxe Acquisition and decided to terminate the process and continue to grow the Company naturally and through acquisition.

    As a result of the efforts undertaken in 1997, the Company continued to be interested in exploring alternatives for enhancing shareholder value and in assisting the Bredesen Family in finding some liquidity for their investment in the Company.

    On September 20, 1999, the Company once again engaged U.S. Bancorp Piper Jaffray to assist it in exploring strategic alternatives. At the time, management believed that the Company's stock price did not adequately reflect the Company's value. The Board believes that this was due to a number of factors including the Company's relatively small market capitalization, the lack of research coverage and trading liquidity in its Common Stock and the future prospects of its business. The Company examined a number of alternatives and ultimately concluded that a sale of the Company was the best alternative for the Company and its Shareholders as a whole. See "Recommendation of the Northstar Board," below.

    The Company therefore again directed U.S. Bancorp Piper Jaffray to explore a potential sale of the Company. The Board also reappointed its Special Committee, originally appointed in 1997, consisting of Lester A. Wanninger, Chairman, J.S. Braun, Roy Terwilliger and John G. Mutschler (the "Special Committee"), which engaged its own counsel. In September and October of 1999, U.S. Bancorp Piper Jaffray orchestrated a second auction process approaching 82 potential buyers (34 strategic and 48 financial). The process resulted in eight initial indications of interest to acquire the Company in October and November of 1999. The Board of Directors held a meeting to evaluate these indications of interest on November 17, 1999. The Board decided to invite the top six bidders to participate in management presentations and more substantial due diligence. Of the six potential bidders invited, five bidders met with management and performed additional due diligence in early December of 1999.

    The Company's discussions with Ennis began in early October of 1999, separately from the auction process then underway through U.S. Bancorp Piper Jaffray, in which Ennis declined to participate. On October 3rd and 4th, 1999, Ken Overstreet met with Keith Walters, the Chairman of Ennis, at an industry meeting in Las Vegas. Their initial discussions were general in nature; centering on industry consolidations then underway and then leading to possible synergies between Northstar and Ennis. Mr. Walters indicated to Mr. Overstreet that Ennis would not be interested in working through an investment bank in discussions with the Company, but would be willing to conduct discussions with Mr. Overstreet directly. Mr. Overstreet indicated that Northstar would want Ennis to participate in the process, and encouraged further discussion. At its October 14, 1999 meeting, the Board of Directors authorized Mr. Overstreet to proceed with discussions with Ennis and to report back to the Board at its next scheduled meeting on November 17, 1999.

    Mr. Overstreet held additional meetings with Mr. Walters and Rob Halowec, the Chief Financial Officer of Ennis, in Naples, Florida on November 6-8, 1999 and during the period scheduled for management meetings with all prospective bidders, and with Roger Bredesen and Mary Ann Morin, at the Company's facilities in Minnesota on December 8 and 9, 1999. On January 11, 2000, after a meeting of the Board of Directors of Ennis, Mr. Overstreet and Ms. Morin were invited to meet with and make a presentation to the Ennis Board on January 21, 2000.
Mr. Overstreet and Ms. Morin conducted discussions with the Ennis Board on January 21, 2000 and the Ennis Board submitted a general proposal to the Company for a merger transaction.

    The Board of Directors of the Company met on Friday, January 21, 2000 to evaluate the results of the auction process conducted by U.S. Bancorp Piper Jaffray and receive preliminary information on the Ennis proposal. At this meeting, representatives from U.S. Bancorp Piper Jaffray presented the details of final offers made by three prospective purchasers, only two of which were structured and priced in a manner considered attractive by the Board, and Mr. Overstreet (by telephone) outlined the details of the Ennis proposal. U.S. Bancorp Piper Jaffray also presented the Board with a market update of Northstar's stock price and price earnings ratio performance relative to comparable companies and various stock indices.

    The Board next met on Wednesday, January 26, 2000 to review a formal proposal from Ennis and to compare that proposal to the other proposals received. As a consequence of the sensitive nature of the discussions with Ennis and the fact that Mr. Overstreet could be placed in a conflict of interest situation because he would likely be a key component of any proposal by Ennis or others, the Board directed the Company's outside counsel, John Levy, to proceed with negotiations with Ennis and attempt to resolve various open issues associated with Ennis' original proposal, including securing a higher price for the Company.

    Between Wednesday, January 26 and Friday, January 28, 2000, Mr. Levy conducted negotiations with Ennis' legal counsel on a modification to Ennis' original proposal.

    At Board meetings held on Friday, January 28 and Saturday, January 29, 2000, the Board received a presentation and update from Mr. Levy on progress he had made in negotiations with Ennis and considered an updated firm proposal he had received, which included a cash offer of $14 per share for the outstanding Common Stock of Northstar in a merger transaction. The Board then reviewed in detail the two highest offers received, one of which was the Ennis offer, and determined, based upon the advice of U.S. Bancorp Piper Jaffray, that the proposed break-up fees contained in both offers would not be inhibitive of other possible bidders coming forward once the transaction was announced.

    The Special Committee also met separately on January 28 and January 29, 2000. Counsel to the Special Committee reviewed the fiduciary duties of the outside members of the Board who constituted the Committee. It was noted that there could be a difference of interest between members of the Bredesen family or Company management and the public Shareholders even though no self dealing was involved. Specifically, the Committee was cognizant of the fact that the Bredesen family's objective of liquidity in their investment may not be consistent with the objectives of public Shareholders and the possibility of a difference of interest on the part of the management of the Company, to the extent that management would be offered employment arrangements by Ennis or other bidders for the Company.

    The Committee reviewed the principal alternative courses of action open to the Company including, without limitation, whether or not it was in the best interest of the Company and its Shareholders generally to sell the Company at that time. In its review, the Committee considered the advice of U.S. Bancorp Piper Jaffray to the Board with respect to such alternatives. The Committee also discussed the status of the Ennis proposal in detail, including issues being negotiated between the Company and Ennis, structure of the transaction, due diligence timing and protections requested by Ennis particularly regarding real-estate, environmental concerns and customer contract termination issues, and Ennis' desire for exclusivity with the Company for the period for which the definitive agreement would be negotiated between the parties. The Committee also discussed the manner in which negotiations with Ennis would take place. It was noted that Ennis had taken the position that it would not negotiate with U.S. Bancorp Piper Jaffray and that Ken Overstreet had been leading the contacts with Ennis. Because Mr. Overstreet would most likely be asked to enter into an employment agreement with Ennis or any other bidder and would ultimately be employed by whomever acquired the Company, the Committee reaffirmed the prior Board action that Mr. Levy be the principal negotiating contact with Ennis.

    Following the meeting of the Committee on January 29, 2000, the whole Board reconvened and authorized Mr. Levy, with the assistance of representatives of U.S. Bancorp Piper Jaffray, to negotiate exclusively with Ennis for a period of ten days to attempt to complete negotiation of a definitive agreement for presentation to and consideration by the Board.

    Negotiations continued over the next 14 days between Mr. Levy, with the assistance of counsel to the Special Committee and representatives of U.S. Bancorp Piper Jaffray, and Ennis' counsel, as well as between Roger Bredesen and Keith Walters, the President and Chief Executive Officer of Ennis. The Board and the Special Committee next met on February 14, 2000. Messrs. Levy and Bredesen updated the Board on the status of discussions with Ennis including Ennis' request that Mr. Bredesen, various Bredesen family trusts and Mr. Overstreet enter into the Voting Agreement with Ennis (see "The Merger Agreement--Voting Agreement"). Representatives of U.S. Bancorp Piper Jaffray presented an overview and discussion of the Company's recent financial performance, a discussion of the proposed Ennis transaction, an analysis of the proposed break-up fees, a summary of due diligence procedures and a summary of the analyses. U.S. Bancorp Piper Jaffray informed the Board that in its opinion, the price to be received by the Northstar Shareholders pursuant to the Merger was fair to the Northstar Shareholders from a financial point of view. The Special Committee considered separately the foregoing matters as well as the negotiating process generally, the opportunity for a superior offer to be made under the terms of the proposed Merger Agreement and the process by which a superior offer could be made.

    Mr. Levy continued negotiations with Ennis' counsel on February 15th and 16th over remaining issues, including due diligence issues, the status of employment agreements desired by Ennis and timing issues associated with the transaction. The Board met again on Thursday, February 17, 2000 for the purpose of receiving a status report on the negotiations with Ennis, during which Mr. Levy reviewed the issues remaining in negotiation, and the hope and expectation that a definitive merger agreement could be circulated within the next couple of days.

    The Board and the Special Committee held additional meetings on Sunday, February 20, 2000, prior to which a substantially final draft of the Merger Agreement had been circulated to the Board. Representatives of U.S. Bancorp Piper Jaffray commented on the process and noted that other bidders could still come forward despite entering into a definitive agreement with Ennis. The Board and Committee once again reopened its discussion of strategic alternatives for the Company which had been considered at prior meetings over the course of the recent months and years. The Board and the Committee agreed that the best alternative for the Company and its Shareholders was to sell the Company and that the other alternatives presented greater risks for the Shareholders.

    The Committee and the Board then approved a resolution to recommend the sale of the Company, the acceptance of the offer from Ennis at $14.00 per share as being in the best interest of the Company and its Shareholders, the adoption of the Merger Agreement and the execution thereof with such revisions as may be approved by Mr. Bredesen as Chairman of the Company, with the advice of counsel, and such other actions may be necessary or advisable to complete the transactions contemplated by the Merger Agreement.

    On February 21, 2000, Northstar, Ennis and Buyer Subsidiary executed the Merger Agreement and publicly announced their agreement.

REASONS FOR THE MERGER; RECOMMENDATION OF THE NORTHSTAR BOARD.

    The Northstar Board, based in part on the unanimous recommendation of the Special Committee, has concluded that the Merger is advisable and fair to, and in the best interests of, Northstar and its Shareholders, and has approved the Merger and the Merger Agreement by unanimous vote of all directors. In reaching its recommendations and conclusions, the Board and Special Committee considered a broad range of objectives, alternatives, considerations and analyses which are summarized below.

CORPORATE OBJECTIVES.

    In reaching its decision to approve the Merger Agreement and the Merger, the Board of Directors of Northstar had two major objectives in mind. The first was the maximization of Shareholder value. For some time the Board had been concerned that the market price of the Company's stock did not adequately reflect the value of the Company or its earnings, at least in comparison to the market valuations being accorded the equity securities of other companies. Thus, the Board determined that it was appropriate to consider all strategic alternatives available to the Company and take action consistent with the objective of increasing Shareholder value.

    The second important objective related to the Bredesen family. Members of the Bredesen family and related trusts had for some time expressed an interest in creating more liquidity in their interests by the sale of stock of the Company held by them. The Board felt it was important to protect the Company and its other Shareholders from adverse market price and other impacts of dispositions of stock by the Bredesens. Thus, it concluded that facilitating a sale or sales by the Bredesens in a manner which would bring positive results to the Company was an important objective for the Company.

MAJOR FACTORS AFFECTING OBJECTIVES.

    The principal factor which impacted the ability of the Company to realize its objectives was the low value attributed to the Company's stock in the market. The Board noted that because of the Company's small market capitalization, the market often did not, in its opinion, reflect the value of the Company. Because of the Company's limited trading volume, limited public float and small market capitalization, the stock price had remained stagnant for a significant period of time, there was no institutional sponsorship or research coverage of the Company, and there was little market correlation with operating results, including a lack of stock price movement after public announcements of positive earnings results.

    It was noted by the Board that the Company's industry is not regarded as having a high potential for growth and there is a risk of obsolescence associated with the increased use of electronic commerce replacing the need for business and financial forms. This was confirmed in the auction process as potential bidders expressed concern regarding the limited growth opportunity and uncertain future of MICR, customer concentration in negotiable documents and the significantly larger size of the Company's competitors.

CONSIDERATION OF STRATEGIC ALTERNATIVES FOR ENHANCING SHAREHOLDER VALUE.

    The principal alternatives available to the Company to increase market valuation and enhance Shareholder value included a business as usual approach with the Company continuing and increasing its business as it had in the past, a strategy of more aggressive expansion based largely on internal financing and investment, a strategy of significant expansion based principally on strategic acquisitions and the possibility of selling the Company, either for cash or in a transaction which would retain Shareholder equity participation.

    The Board observed that the stand-alone growth strategy of gradual expansion whereby the Company would continue to implement its business plan and grow both organically and through acquisition had not achieved the result of enhancing Shareholder value in the past. The Board concluded that there was little reason to expect that to change given the position of the Company in its industry and the past behavior of the market for its stock. It was also concluded that it was unlikely that the Company, at its current market capitalization, would be able to attract greater research coverage on its stock or greater trading liquidity in the near term. In addition, because of the Company's size, the Company would continue to have to incur the costs associated with being a publicly traded company without many of the associated benefits. Moreover, based in part on management's projections and the analysis and advice of U.S. Bancorp Piper Jaffray, the Board concluded that the $14.00 per share consideration proposed in the Merger represented greater value to the Company's shareholders than could reasonably be expected if the Company remained public.

    The approach of more aggressive expansion based on internal financing presented a number of issues. First, identifying market opportunities which would hold the promise of significantly improved results for the Company was not easy. The cost of entering new markets, both capital investment and the cost of product introduction, could be high. Any financing necessary would result in interest costs on any debt incurred or the possibility of dilution of returns on the Company's stock caused by equity financings at low market prices. In any event, the market price for the Company's stock was viewed as unattractive for any equity offering to finance significant expansion. Ultimately, it appeared to the Board, which view was confirmed by the analysis of U.S. Bancorp Piper Jaffray, that there could be no assurance that expansion based on internal resources would achieve the desired result of higher Shareholder value and there were significant risks to the Company and its Shareholders associated with undertaking such a strategy.

    The approach of expansion based on acquisitions presented similar difficulties. Identifying acquisition opportunities beyond the Company's past level of acquisition activity, and of a size that the Company could undertake successfully, was difficult. The price of any acquisition, either in cash or in equity, would presumably reflect the full value of the company or assets acquired. The ability to realize value from synergies or economies of scale would be uncertain. Financing with debt or equity would create interest costs or the potential of dilution. Thus, the Board viewed the strategy of expansion by acquisition as not presenting the desired certainty with respect to increases in Shareholder value.

    The Board was generally mindful of the fact that the risks and uncertainties associated with each of the foregoing strategies could themselves be an obstacle to realizing and enhancing stockholder value, whether manifested in difficulties in obtaining financing or in other ways. The Board believed that the alternatives involving accelerated growth would be more risky to the Shareholders as they would require significant commitments of capital and management resources and time in an industry which was not realizing significant market multiples. The Board understood that none of these alternatives was likely to attract significantly enhanced research coverage or trading liquidity in the market for the Company's stock. As a consequence, the Board determined that there was a low likelihood that the Company could significantly increase the market price for its stock under any of the alternatives. The Board was also aware that none of these alternative strategies for enhancing Shareholder value directly responded to the desire of the Bredesen family for more liquidity.

ALTERNATIVES TO PROVIDE LIQUIDITY TO BREDESEN FAMILY SHAREHOLDERS.

    The alternatives available to the Company to provide liquidity to the Bredesen family and related trusts included the possibility of having the Company repurchase stock from the family and trusts, the possibility of forming a Company sponsored employee stock ownership plan (an "ESOP") to acquire the Bredesen stock, the possibility that the family and trustees could sell their shares to a third party investor or investment group on a private basis and the ability of the family and trusts to sell their shares in the public market.

    The Board considered the possibility of repurchasing stock from the family and trusts, but because of the significant size and value of the holdings involved, it was obvious that it would not be possible to repurchase the stock all at one time. Purchases staged over time, however, presented problems of determining under what circumstances a sale could be initiated and required by either the Company or the holders, the price at which any sale would be made, whether agreed upon in advance, based on a formula related to the performance of the Company or its stock in the market, or subject to future negotiation, financing which might be necessary for such purchases and the issue of fairness to other Shareholders of the Company. The Board decided that it was very unlikely that the Company could repurchase shares at a price and on terms which would both be attractive to the Bredesen family and its trusts and be acceptable to the other Shareholders of the Company, especially if they were not offered the same opportunity. The Board further recognized that use of the Company's capital and increasing its indebtedness in this fashion could inhibit the Company's flexibility to grow and react to market opportunities and that such purchases would reduce the public float for the Company's stock and therefore cause even less liquidity in the stock. The Board was also advised by its financial advisor that companies that had undertaken significant stock buy back programs found that the market price for their stock usually declined following their commitment to the repurchase.

    The alternative of organizing an ESOP to purchase the Bredesen holdings was considered but rejected largely due to the difficulty of pricing the Company's stock for purposes of purchases from the family and trusts, the cost of debt financing to acquire the stock, potential exposure of the Company on such debt, possible lack of employee interest in the program and fiduciary responsibility issues.

    Cooperation with the Bredesen family in disposing of their shares to an alternative investor or investment group in a privately negotiated transaction would have been considered by the Company had any such alternatives been presented. From the standpoint of other Shareholders, however, the presence of another investor or group owning up to 50% or more of the Company's stock would not necessarily improve their investment position and they would be subject to a large extent to the investment objectives of the new investor or group. In some circumstances, new ownership could be disruptive to management and employees as well, adversely affecting the interests of the Company and other Shareholders. The Board also considered the possibility that any such opportunity made available to the Bredesen family should also be made available to the other Shareholders and that such an opportunity was unlikely and thereby inequitable to the remaining Shareholders.

    Sales by the Bredesen family and trusts in the open market have always been possible, subject to compliance with applicable securities laws. Given the depressed price of the Company's stock, however, this has not been an attractive alternative to the family, and the amount of stock held by them would require sales over an extended period to achieve significant liquidity of their holdings. Such sales would also very likely further depress the market price for the Company's stock, making such sales even less attractive to the family and having a significant adverse impact on other Shareholders as well. An underwritten offering of a significant block of family stock, which would have the advantage of a disciplined presentation to the market, was considered unattractive to the market.

    In addition, the Board was mindful that none of the alternatives available to resolve the Bredesen family's and trusts' desire for liquidity addressed the desire to significantly increase the market price for the Company's stock and Shareholder value generally.

SALE OF THE COMPANY ALTERNATIVE.

    Consideration of the other alternatives available for the enhancement of Shareholder value and disposition of the Bredesen family shares led the Board to consider most seriously the alternative of offering the Company for sale. Although the Board did not definitively reject any other alternative open to Northstar and determine to sell the Company until it took final action on the agreement with Ennis, the reasons for considering the sale of the Company were understood throughout the process. The primary consideration was that an attractively priced sale would be responsive to both objectives of the Company, maximizing Shareholder value in circumstances where viable alternatives were lacking and allowing the Bredesen family and trusts to achieve liquidity without a negative impact on other Shareholders. The Board also recognized that the sale alternative did not present the risks and uncertainties which would be present in the case of the other alternatives. The Board considered the expected effect of a sale on the management and employees of the Company, its suppliers and customers and the communities in which it operates. The Board also considered the general risks to Shareholders presented by the ownership of stock in the Company and the significant cost of continuing to operate the Company as a public corporation, all of which would be eliminated by an acquisition of the Company. Finally, the Board was mindful that it might not be possible to sell the Company in the future at a price better than that which was currently being presented.

TERMS OF THE MERGER.

    The terms of the proposed Merger with Ennis including, among other things, the per share Merger Consideration to be paid to holders of Common Stock,
represented a       % premium to the closing price of the Common Stock one week prior to the announcement of the Merger. The Board determined that these terms, which were the product of a broad search for interested bidders conducted by U.S. Bancorp Piper Jaffray on behalf of the Company and extensive arm's length negotiations with Ennis, provide Shareholders with a transaction that the Board believes on balance, taking into account the risks and potential rewards of continued investment in the Company, is more attractive than retaining an investment in the Company.

    The Board considered the potential effects of the Merger, including the strategic fit of the Company and Ennis, products, manufacturing facilities, customers and other factors. The Board considered the financial resources of Ennis and its ability to complete the Merger successfully as well as regulatory and other issues which could impede or facilitate the closing of the Merger on a timely basis. The Board also recognized that the Merger Agreement would be subject to the approval of Shareholders who hold a majority of the shares of Common Stock voting at the Special Meeting and that the Merger Agreement could be terminated by Ennis in the event that the holders of in excess of 5% Northstar's Stock exercise dissenter's rights.

    The Board also considered it important that the Merger Agreement permits the Board in the exercise of its fiduciary duties, under certain circumstances, to furnish information to and engage in negotiations with third parties in response to unsolicited acquisition proposals, and to terminate the Merger Agreement subject to payment of a $1,000,000 Break-Up Fee if the Board determines to withdraw its recommendation of the Merger with Ennis. See "The Merger Agreement--Agreement Not to Solicit; Other Offers; Break-Up Fee."

DISCUSSIONS WITH AND OPINION OF U.S. BANCORP PIPER JAFFRAY.

    All of the foregoing analysis was discussed extensively with representatives of U.S. Bancorp Piper Jaffray, the financial advisor to the Company with respect to the Board's consideration of strategic alternatives and the Merger. The conclusions reached by the Board with respect to the various strategies and alternatives were influenced and supported by the analysis and recommendations presented by U.S. Bancorp Piper Jaffray to the Board. Finally, U.S. Bancorp Piper Jaffray concluded, and affirmed in writing as of February 21, 2000, based on the assumptions made, matters considered and limits of review set forth in their opinion, that the $14.00 per share consideration to be received by the Shareholders of the Company in the Merger was fair to such holders from a financial point of view. See "The Merger--Opinion of U.S. Bancorp Piper Jaffray." The full text of the U. S. Bancorp Piper Jaffray opinion is attached to this Proxy Statement as Appendix B.

                            ------------------------

    The foregoing discussion of the information and factors given weight by the Board is not intended to be exhaustive. In view of the wide variety of the factors considered in connection with the proposed Merger, the Board did not find it practicable to and did not quantify or otherwise attempt to assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Board viewed its position and recommendation based on the totality of the information presented to and considered by it.

    THE BOARD OF DIRECTORS OF NORTHSTAR UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF NORTHSTAR VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

FAIRNESS OPINION OF U.S. BANCORP PIPER JAFFRAY

    Pursuant to an engagement letter dated September 20, 1999, the Board of Directors of Northstar retained U.S. Bancorp Piper Jaffray to act as the Company's exclusive agent to find a purchaser for the Company, or the assets and business of the Company, and, if requested, to render an opinion as to the fairness, from a financial point of view, to the Northstar shareholders of the consideration to be received by such shareholders in any proposed transaction. U.S. Bancorp Piper Jaffray was selected by the Board of

Directors based on U.S. Bancorp Piper Jaffray's experience and long-standing familiarity with the Company and its business as the Company's financial advisor in connection with its exploration of strategic alternatives. U.S. Bancorp Piper Jaffray is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    At a meeting of the Board of Directors of the Company on February 14, 2000, U.S. Bancorp Piper Jaffray delivered an oral opinion to the Board to the effect that, as of such date, and subject to the assumptions, factors and limitations set forth therein, the consideration to be received by the Northstar shareholders pursuant to the Merger Agreement was fair, from a financial point of view, to the Northstar shareholders. Thereafter, U.S. Bancorp Piper Jaffray confirmed its oral opinion to the Board of Directors in writing by letter dated February 21, 2000. A copy of U.S. Bancorp Piper Jaffray's written opinion, which sets forth the assumptions made, matters considered and limits on the review taken, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference.

    THE FEBRUARY 14, 2000 FAIRNESS OPINION OF U.S. BANCORP PIPER JAFFRAY IS SUBSTANTIALLY IDENTICAL TO THE U.S. BANCORP PIPER JAFFRAY OPINION ATTACHED AS APPENDIX B. NORTHSTAR SHAREHOLDERS ARE URGED TO READ THE U.S. BANCORP PIPER JAFFRAY OPINION IN ITS ENTIRETY. THE DESCRIPTION OF THE U.S. BANCORP PIPER JAFFRAY OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE U.S. BANCORP PIPER JAFFRAY OPINION IS DIRECTED ONLY TO THE FINANCIAL TERMS OF THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY NORTHSTAR SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

    In arriving at its opinion, among other things, U.S. Bancorp Piper Jaffray:

    - Performed business and financial due diligence with certain members of senior management of the Company concerning topics such as the financial condition, operating performance and the prospects of the Company;

    - Reviewed certain publicly available business and financial information relating to the Company deemed to be relevant, including the Reports on Form 10-K for the three fiscal years ended October 31, 1999;

    - Reviewed the Company's audited financial results for the fiscal year ended October 31, 1999 and certain unaudited monthly financial and operating data for fiscal year 2000;

    - Reviewed estimated financial forecasts for the Company on a stand-alone public company basis prepared and furnished by the Company's management for the years ending October 31, 2000 - 2003;

    - Reviewed drafts of the Merger Agreement and the final Merger Agreement dated February 14, 2000;

    - Reviewed the historical prices and trading activity for the Company's Common Stock;

    - Reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions deemed relevant;

    - Compared certain financial data of the Company with certain financial and securities data of companies deemed similar to the Company;

    - Performed discounted cash flow analysis on the financial forecasts for the Company on a stand-alone company basis prepared and furnished by the Company's management;

    - Compared premiums paid relative to recent public market pre-announcement trading prices to the Company's implied premium;

    - Reviewed recent press releases by the Company and legal and accounting correspondence; and

    - Reviewed such other financial studies and analyses and took into account such other matters deemed necessary, including U.S. Bancorp Piper Jaffray's assessment of general economic, market and monetary conditions.

    In connection with its review, U.S. Bancorp Piper Jaffray:

    - Relied upon and assumed the accuracy and completeness of the financial and other information provided to it by Northstar or otherwise made available to U.S. Bancorp Piper Jaffray, and did not attempt independently to verify such information;

    - Relied upon the assurances of the management of Northstar that the information provided to U.S. Bancorp Piper Jaffray by Northstar was prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning data, reflected the best currently available estimates and judgments of Northstar's management as to the expected future financial performance of Northstar, and that the management of Northstar was not aware of any information or facts that would make the information provided to U.S. Bancorp Piper Jaffray incomplete or misleading; and

    - Did not perform any appraisals or valuations of specific assets or liabilities of Northstar and was not furnished with any such appraisals or valuations.

    The U.S. Bancorp Piper Jaffray Opinion was based on economic, monetary and market conditions existing on, and the information made available to U.S. Bancorp Piper Jaffray as of February 11, 2000.

    The following is a summary of the presentation made by U.S. Bancorp Piper Jaffray to the Company's Board of Directors on February 14, 2000.

STOCK TRADING HISTORY

    U.S. Bancorp Piper Jaffray reviewed the following trading history of Northstar Common Stock:

                             STOCK TRADING HISTORY

STOCK MARKET                                                     NASDAQ
------------                                                  -------------
Stock price (as of 2/11/00)
  Last Close................................................          $9.63
  Last Bid..................................................          $9.63
  Last Ask..................................................          $9.63
  30-day Average............................................         $10.22
  60-day Average............................................         $10.03
  90-day Average............................................         $10.18
  180-day Average...........................................         $10.48

In the 12-month period ending 2/11/00, the stock has traded at:

  A Low of..................................................          $7.00
  A High of.................................................         $13.50
  An Average Daily Volume of................................   1,366 shares

In the 6-month period ending 2/11/00, the stock has traded at:
  A Low of..................................................          $9.50
  A High of.................................................         $12.22
  An Average Daily Volume of................................   1,253 shares

In the 3-month period ending 2/11/00, the stock has traded at:
  A Low of..................................................          $9.50
  A High of.................................................         $11.00
  An Average Daily Volume of................................   1,437 shares

Market Capitalization (based on 2/11/00 price)..............  $26.7 million

    U.S. Bancorp Piper Jaffray also reviewed stock price and volume performance data for Northstar Common Stock for specified periods, and the relationship between movements in the trading prices of Northstar Common Stock and movements in the Russell 2000 composite index and two separate comparable company indices.

    COMPARABLE TRANSACTION ANALYSIS. U.S. Bancorp Piper Jaffray presented the results of an analysis of certain financial data from a group of ten selected mergers and acquisitions in the forms printing industry between January 1997 and January 2000. For these transactions, U.S. Bancorp Piper Jaffray analyzed the ratios of target "Company Value" (defined as market capitalization plus debt, less cash) to target latest twelve months ("LTM") sales, earnings before interest and taxes ("EBIT"), and earnings before interest, taxes, depreciation and amortization ("EBITDA"). For these transactions, this analysis showed that the ratio of target Company Value to target company LTM sales ranged from 0.4 to 1.0, with a mean of 0.7 and a median of 0.8 compared with a multiple 0.9 for Northstar based on the Merger Consideration; the ratio of target Company Value to LTM EBITDA ranged from 3.7 to 8.5 with a mean of 6.4 and a median of 6.5 compared with a ratio of 5.2 for Northstar based on the Merger Consideration; and the ratio of target Company Value to LTM EBIT ranged from 4.8 to 14.0 with a mean of 9.4 and a median of 9.4 compared with a multiple of 8.6 for Northstar based on the merger consideration.

    PREMIUM PAID ANALYSIS. U.S. Bancorp Piper Jaffray also presented an analysis of the premiums paid in recent acquisitions of groups of publicly held companies. The analysis examined the difference between the proposed acquisition offer price and the target's price per share at various times prior to the announcement of a possible transaction. In selecting comparable transactions for the premiums paid analysis, U.S. Bancorp Piper Jaffray included transactions completed between January 1997 and January 2000 in which 100% of the target's shares were acquired, and Company Value was between $25 million and $50 million ("Group 1 Transactions"); transactions completed between January 1997 and January 2000 in which 100% of the target shares were acquired, and Company Value was between $25 million and $100 million ("Group 2 Transactions"); transactions completed between January 1999 and January 2000 in which 100% of the target shares were acquired, and Company Value was between $25 million and $50 million ("Group 3 Transactions"); transactions completed between January 1999 and January 2000 in which 100% of the target shares were acquired, and Company Value was between $25 million and $100 million ("Group 4 Transactions"). All four groups exclude transactions where the target was a financial institution or a Real Estate Investment Trust. For purposes of its analysis, U.S. Bancorp Piper Jaffray assumed an announcement date for the transaction of February 14, 2000. Results of the analysis are summarized in the following tables:

                        GROUP 1 TRANSACTIONS    NORTHSTAR PREMIUMS
                        ---------------------    AT $14 PER SHARE
                          MEAN       MEDIAN         (2/11/00)
                        ---------   ---------   ------------------
1 month prior             55.49%      32.24%          43.59%
1 week prior              51.04%      26.53%          33.33%
1 day prior               43.90%      26.22%          45.38%

                        GROUP 2 TRANSACTIONS    NORTHSTAR PREMIUMS
                        ---------------------    AT $14 PER SHARE
                          MEAN       MEDIAN         (2/11/00)
                        ---------   ---------   ------------------
1 month prior             50.40%      38.11%          43.59%
1 week prior              42.66%      29.29%          33.33%
1 day prior               35.59%      25.49%          45.38%

                        GROUP 3 TRANSACTIONS    NORTHSTAR PREMIUMS
                        ---------------------    AT $14 PER SHARE
                          MEAN       MEDIAN         (2/11/00)
                        ---------   ---------   ------------------
1 month prior             40.81%      28.28%          43.59%
1 week prior              33.63%      20.88%          33.33%
1 day prior               29.31%      18.28%          45.38%

                        GROUP 4 TRANSACTIONS    NORTHSTAR PREMIUMS
                        ---------------------    AT $14 PER SHARE
                          MEAN       MEDIAN         (2/11/00)
                        ---------   ---------   ------------------
1 month prior             38.35%      25.00%          43.59%
1 week prior              31.58%      17.81%          33.33%
1 day prior               27.47%      16.69%          45.38%

    DISCOUNTED CASH FLOW ANALYSIS. U.S. Bancorp Piper Jaffray discussed with the Board its discounted cash flow analysis in which U.S. Bancorp Piper Jaffray calculated a range of theoretical per share values for Northstar, based on the net present value of implied future cash flows of Northstar and a terminal value assuming Northstar is sold in 2003 at a multiple of EBITDA. U.S. Bancorp Piper Jaffray used financial forecasts for the Company on a stand-alone public company basis prepared by management of Northstar for fiscal year 2000 through fiscal year 2003 that reflect Northstar as a stand-alone entity. U.S. Bancorp Piper Jaffray calculated the range of net present values for Northstar based on a range of discount rates of 22% to 26% and a range of terminal value multiples of forecasted 2003 EBITDA of 6.5x to 8.5x. This analysis yielded a range of estimated present values for Northstar of between $11.87 per share and $15.46 per share.

    COMPARABLE COMPANY ANALYSIS. U.S. Bancorp Piper Jaffray compared for the Board selected financial data and ratios for Northstar to the corresponding data and ratios for two groups of companies whose primary business is financial forms. The first comparable group consisted of two companies with less than $465.0 million in market capitalization ("Small Comparable Companies Group") and the second group consisted of five companies with market capitalizations greater than $465.0 million ("Large Comparable Companies Group"). The financial data and ratios compared as part of this analysis included the stock price as a percentage of the 52-week high; the multiple of Company Value to LTM revenue; the multiple of Company Value to LTM EBITDA; and the multiple of Company Value to LTM EBIT. The following tables summarize the results of the comparable company analysis.

                                                                LARGE COMPANY COMPARABLE GROUP
                                     ------------------------------------------------------------------------------------
                                     NORTHSTAR MULTIPLES
                                          AT $14.00                                                     NORTHSTAR LTM AT
                                          PER SHARE          MEAN      MEDIAN      HIGH       LOW      $9.63 PER SHARE(1)
                                     -------------------   --------   --------   --------   --------   ------------------
Company Value/Net Sales............         0.9x              0.9x      0.9x       1.2x       0.6x          0.5x
Company Value/Operating Income.....         8.6x              8.8x      9.0x       9.9x       7.4x          5.4x
Company Value/EBITDA...............         5.2x              6.0x      6.0x       6.7x       5.1x          3.3x
LTM PE Ratio.......................        15.1x              9.1x      8.2x      13.9x       6.1x         10.4x
Stock Price % of 52 Weekly High....       103.7%             57.3%     53.0%      80.6%      42.3%         71.3%

------------------------

(1) Stock price at 2/11/00

                                                                SMALL COMPANY COMPARABLE GROUP
                                     ------------------------------------------------------------------------------------
                                     NORTHSTAR MULTIPLES
                                          AT $14.00                                                     NORTHSTAR LTM AT
                                          PER SHARE          MEAN      MEDIAN      HIGH       LOW      $9.63 PER SHARE(1)
                                     -------------------   --------   --------   --------   --------   ------------------
Company Value/Net Sales............         0.9x              0.7x      0.7x       0.9x       0.5x          0.5x
Company Value/Operating Income.....         8.6x              6.8x      6.8x       7.2x       6.4x          5.4x
Company Value/EBITDA...............         5.2x              4.8x      4.8x       5.0x       4.6x          3.3x
LTM PE Ratio.......................        15.1x              8.7x      8.7x       9.4x       8.0x         10.4x
Stock Price % of 52 Weekly High....       103.7%             68.7%     68.7%      78.2%      59.3%         71.3%

------------------------

(1) Stock price at 2/11/00

    Although the summary set forth above does not purport to be a complete description of the analyses performed by U.S. Bancorp Piper Jaffray, the material analyses performed by U.S. Bancorp Piper Jaffray in rendering its opinion have been summarized above. The preparation of a fairness opinion is not, however, necessarily susceptible to partial analysis or summary description. U.S. Bancorp Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part or all of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in the U.S. Bancorp Piper Jaffray Opinion. In addition, U.S. Bancorp Piper Jaffray may have given various analyses more or less weight than other analyses but no analysis was given materially more weight than any other analysis. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

    In performing its analyses, U.S. Bancorp Piper Jaffray made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Northstar. The analyses performed by U.S. Bancorp Piper Jaffray are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of U.S. Bancorp Piper Jaffray's analysis of the fairness of the consideration to be paid in connection with the Merger to Northstar shareholders. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, the U.S. Bancorp Piper Jaffray Opinion was one of the many factors taken into consideration by the Board of Directors in making its determination to approve the Merger Agreement.

    U.S. Bancorp Piper Jaffray was retained to act as financial advisor to the Board of Directors. Although U.S. Bancorp Piper Jaffray assisted the Board of Directors in certain of the negotiations leading to the Merger Agreement, U.S. Bancorp Piper Jaffray was not part of the negotiations regarding the Merger Consideration. The Merger Consideration was determined by arms-length negotiations between Northstar and its counsel and Ennis and its counsel after consultation by each of the parties with their respective advisors as to various matters, including preliminary ranges of value.

    Pursuant to the Engagement Letter, for acting as financial advisor to the Board of Directors, Northstar has agreed to pay U.S. Bancorp Piper Jaffray
(i) $100,000 in cash upon U.S. Bancorp Piper Jaffray rendering an opinion to the Board of Directors as to the fairness, from a financial point of view, of the consideration to be received by Northstar shareholders in connection with a transaction such as the Merger, and (ii) in the event a sale or merger of Northstar, including the Merger, is consummated pursuant to an agreement or commitment which is entered into during the term of the engagement or within the eighteen-month period following the execution of the engagement, a success fee payable in cash equal to 2.0% of the consideration paid in such transaction for the equity of Northstar, including options, less the fees paid under (i) above. To date, U.S. Bancorp Piper Jaffray has been paid an aggregate of $100,000 of fees pursuant to the Engagement Letter. Whether or not the Merger is consummated, Northstar has also agreed to reimburse U.S. Bancorp Piper Jaffray for its reasonable out-of-pocket expenses and to indemnify it against certain liabilities relating to or arising out of services performed by U.S. Bancorp Piper Jaffray as financial advisor to Northstar.

    THE FULL TEXT OF THE U.S. BANCORP PIPER JAFFRAY OPINION IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B AND SETS FORTH CERTAIN IMPORTANT QUALIFICATIONS, ASSUMPTIONS MADE, MATTERS CONSIDERED, AREAS OF RELIANCE ON OTHERS, AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION. THE U.S. BANCORP PIPER JAFFRAY OPINION WAS DIRECTED TO THE BOARD FOR ITS CONSIDERATION IN CONNECTION WITH THE PROPOSED MERGER AND IS NOT A RECOMMENDATION TO ANY HOLDER OF COMMON STOCK AS TO WHETHER THE MERGER IS IN SUCH HOLDER'S BEST INTERESTS OR AS TO WHETHER ANY SUCH HOLDER SHOULD VOTE FOR OR AGAINST THE MERGER AGREEMENT OR MERGER. THE SUMMARY DESCRIPTION SET FORTH ABOVE OF THE U.S. BANCORP PIPER JAFFRAY OPINION AND THE MATERIAL ANALYSES PERFORMED BY U.S. BANCORP PIPER JAFFRAY IN CONNECTION THEREWITH ARE QUALIFIED IN THEIR ENTIRETY BY THE FULL TEXT OF THE U.S. BANCORP PIPER JAFFRAY OPINION ATTACHED HERETO AS APPENDIX B AND INCORPORATED HEREIN BY REFERENCE. THE U.S. BANCORP PIPER JAFFRAY OPINION SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. U.S. BANCORP PIPER JAFFRAY HAS CONSENTED IN WRITING TO THE REFERENCE TO, AND THE INCLUSION OF, ITS OPINION IN THIS PROXY STATEMENT AND RELATED MATERIALS. THE SUMMARY DESCRIPTION OF ALL MATERIAL ANALYSES PERFORMED BY U.S. BANCORP PIPER JAFFRAY AND PRESENTED BY U.S. BANCORP PIPER JAFFRAY TO THE BOARD IN CONNECTION WITH THE PROPOSED MERGER ARE SET FORTH ABOVE.

                              THE MERGER AGREEMENT

    Set forth below is a brief description of the material terms of the Merger Agreement and related matters. This description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached here as Appendix A and is incorporated herein by reference.

GENERAL; MERGER CONSIDERATION

    Northstar, Ennis and Buyer Subsidiary have entered into the Merger Agreement which provides that Buyer Subsidiary will be merged with and into Northstar with Northstar being the surviving corporation of the Merger (the "Surviving Corporation") as a wholly-owned subsidiary of Ennis. At the Effective Time of the Merger, the Surviving Corporation will be continued under the name "Northstar Computer Forms, Inc."

    At the Effective Time, each outstanding share of Common Stock will be converted into the right to receive the Merger Consideration of $14.00 per share (the "Converted Shares").

EFFECTIVE TIME

    As soon as practicable after the conditions to consummation of the Merger as described below have been satisfied, and unless the Merger Agreement has been terminated as described below, the Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the State of Minnesota in accordance with Minnesota law or at a later date or time as set forth in the Certificate of Merger as agreed to by Northstar and Buyer Subsidiary. The time at which the Merger becomes effective is referred to in this Proxy Statement as the "Effective Time." It is presently contemplated that the Effective Time will be as soon as practicable after approval of the Merger at the Special Meeting.

TREATMENT OF STOCK OPTIONS

    Pursuant to the Option Exercise Agreements, all holders of Stock Options, except for Options to purchase an aggregate of 41,000 shares of Northstar Common Stock held by Kenneth Overstreet, (referred to as the "Overstreet Options," which shall be converted into options to purchase common stock of Ennis), shall exercise their Stock Options and the shares of Common Stock underlying the Stock Options shall be immediately resold to Northstar in a manner which would cause the disposition of the shares to be treated as a disqualifying disposition pursuant to Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Each holder of a Stock Option other than the Overstreet Options shall have the right to receive a cash payment (less applicable withholding taxes) equal to the product of the number of shares of Common Stock subject to such Stock Option immediately prior to the Effective Time times the difference between the Merger Consideration and the per share exercise price of such Stock Option immediately prior to the Effective Time (the "Option Consideration").

PAYMENT OF MERGER CONSIDERATION AND OPTION CONSIDERATION

    Northstar, Ennis and Buyer Subsidiary have designated Norwest Bank Minnesota, N.A., Minneapolis, Minnesota to act as disbursing agent for the holders of Converted Shares and the Converted Options (the "Disbursing Agent") which will accept stock certificates representing shares of Common Stock (the "Certificates") in exchange for the Merger Consideration and remit the Option Consideration to the holders of the Converted Options. These payments will be made pursuant to an agreement, reasonably satisfactory to Northstar, between Buyer Subsidiary and the Disbursing Agent. The fees and expenses of the Disbursing Agent will be paid by Buyer Subsidiary.

    At or before the Effective Time of the Merger, Ennis or Buyer Subsidiary shall remit to the Disbursing Agent an amount equal to the aggregate Merger Consideration and Option Consideration necessary to pay the holders of the Converted Shares and Converted Options. This aggregate amount is referred to collectively as the "Fund." The Fund will not be used for any purpose except as expressly set forth in the Merger Agreement.

    As soon as practicable after the Effective Time, holders of Converted Shares and Converted Options will be sent a form letter of transmittal and other appropriate materials and instructions for use in effecting the surrender of certificates representing the Converted Shares for payment of the Merger Consideration and the payment of the Option Consideration pursuant to the Option Exercise Agreements. Upon the surrender of each certificate representing Converted Shares, together with a duly completed and validly executed letter of transmittal, the Disbursing Agent will pay to holders of such certificates out of the Fund an amount equal to (x) the Merger Consideration multiplied by
(y) the number of Converted Shares represented by such certificates (less any amounts required to be withheld pursuant to applicable tax laws). Pursuant to the terms of the Option Exercise Agreements, upon completion of an executed letter of transmittal, the Disbursing Agent will pay to holders of such Option Exercise Agreements the Option Consideration (less applicable withholding).

TRANSACTION COMPLETION BONUS TO EXECUTIVE OFFICERS

    The Company has agreed to pay to its four executive officers other than Roger Bredesen (the "Executive Officers") a bonus equal to 1% of the Fund up to a maximum of $450,000 (the "Bonus Fund"). Pursuant to the Merger Agreement, Ennis or Buyer Subsidiary will deposit 33.33% of the Bonus Fund with the Disbursing Agent for disbursement to the Executive Officers (on a proportionate basis as described below) at Closing of the Merger, pay to the Executive Officers another 33.33% of the Bonus Fund on the first anniversary of the Closing Date and the remaining 33.33% of the Bonus Fund on the second anniversary of the Closing Date, provided in each case that such Executive Officers either (i) are still employed with the Surviving Corporation or its successor on such dates, or (ii) are not employed on such dates as a result of death, total disability, retirement, termination without cause or a change in control, all as provided in said Executives employment agreements with Ennis. See "Special Factors--Interest of Certain Persons in the Merger." Each Executive Officer's proportionate share of the Bonus Fund payable at the Closing and at the anniversary dates of the Closing is calculated by the percentage by which each person's 1999 base salary bears to the collective 1999 base salaries of the Executive Officers.

CONDUCT OF BUSINESS OF THE COMPANY PENDING THE MERGER

    Northstar has agreed that, except as contemplated by the Merger Agreement, during the period from February 21, 2000, to the Effective Time, it will:
(a) conduct its business and operations in the ordinary and usual course in substantially the same manner as previously conducted, (b) use all reasonable efforts to preserve substantially intact its business organization, keep available the present officers and key employees and preserve its present relationships with entities and persons having material business dealings with it; and (c) promptly advise Ennis of any change in its consolidated condition (financial or otherwise), properties, assets, liabilities, business operations or prospects which is or may reasonably be expected to have a material adverse effect on its business.

    Northstar has also agreed that unless otherwise expressly provided in or contemplated by the Merger Agreement, prior to the Effective Time, it will not without the prior written consent of Ennis (i) settle or compromise any claim with respect to Northstar Shareholders who dissent from the Merger, (ii) amend its Articles of Incorporation or Bylaws, (iii) increase or decrease the number of authorized shares of its capital stock, (iv) split, combine or reclassify any shares of its capital stock or make any other changes in its equity capital structure, (v) purchase, redeem or cancel for value, directly or indirectly, any shares of its capital stock or any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, (vi) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of shares of its capital stock; (vii) issue, grant, sell or pledge, or agree to issue, grant, sell or pledge, any shares of capital stock of Northstar (other than the issuance of Northstar Common Stock upon the exercise of Stock Options heretofore granted by Northstar), in any manner, (viii) permit any shares of Northstar preferred stock or any options, rights or warrants to purchase any Northstar preferred stock or any securities convertible into or exchangeable for Northstar preferred stock to be outstanding, (ix) purchase, lease or otherwise acquire any assets or properties in excess of $25,000, (x) sell, lease, encumber, mortgage or otherwise dispose of any assets or properties which are material to Northstar, other than dispositions in the ordinary course of business,
(xi) waive, release, grant or transfer any rights of value or modify or change in any material respect any material existing license, contract or other document, (xii) incur any material indebtedness for money borrowed or incur any other liability or obligation other than in the ordinary course of business, or assume, guarantee, endorse (other than endorsements of checks in the ordinary course of business) or otherwise as an accommodation become responsible for the obligations of any other individual or entity, (xiii) enter into any new material employee benefit plan, program or arrangement or amend (except as required by law) any existing employee benefit plan, program or arrangement or any existing employment, severance or consulting agreements, or, other than in the ordinary course of business, grant any increases in compensation or benefits, (xiv) adopt any collective bargaining agreement, (xv) enter into any other transaction, other than in the ordinary course of business and substantially consistent with past practices (except for providing a release to its officers and directors), (xvi) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability,
(xvii) merge or consolidate with any other corporation, or (xviii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

CONDITIONS TO OBLIGATIONS OF THE PARTIES; WAIVER

    The respective obligations of Northstar, Ennis and Buyer Subsidiary to consummate the Merger are subject to the satisfaction of certain conditions, including among others the following: (a) the approval by the Shareholders of Northstar of the Merger; (b) the expiration or termination of the waiting periods applicable to the consummation of the Merger under the HSR Act; and
(c) there shall not be instituted or pending any suit, action, investigation, inquiry or other proceeding by or before a court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree which would, if issued, restrain or prohibit the consummation of the transactions contemplated by the Merger Agreement or require rescission of the Merger Agreement or such transactions or result in material damages to one of the parties if the transactions contemplated by the Merger Agreement are consummated. See "Special Factors--Regulatory Approvals."

    The obligations of Ennis and Buyer Subsidiary to consummate the Merger are subject to certain additional conditions, including among others the following:
(a) each representation and warranty of Northstar contained in the Merger Agreement shall be true immediately prior to the Effective Time; (b) Northstar shall have performed in all material respects its obligations under the Merger Agreement; (c) all necessary consents required by Ennis or Buyer Subsidiary as listed in the Merger Agreement shall have been received or waived; (d) Ennis and Buyer Subsidiary shall have received an opinion of counsel to Northstar as to various matters; (e) holders of not more than 5% of the outstanding Common Stock of Northstar shall have exercised dissenters' rights with respect to the Merger; and (f) Northstar's Management Agreements with the Executive Officers shall have been terminated and employment agreements between such individuals and Ennis shall have been executed and delivered to Ennis (collectively, the "Ennis Conditions").

    The obligations of Northstar to consummate the Merger are subject to certain additional conditions, including among others the following: (a) each representation and warranty of Ennis and Buyer Subsidiary contained in the Merger Agreement shall be true immediately prior to the Effective Time;
(b) Ennis and Buyer Subsidiary shall have performed in all material respects their obligations under the Merger Agreement; (c) An amount equal to the Fund and 33.33% of the Bonus Fund shall have been deposited with the Disbursing Agent with the only condition to disbursement thereof being presentation to the

Disbursing Agent of a copy of the Articles of Merger certified by the Minnesota Secretary of State; (d) Northstar shall have received a fairness opinion from U.S. Bancorp Piper Jaffray which opinion has not been withdrawn as of the Effective Time; and (e) Northstar shall have received an opinion of counsel to Ennis dated the Closing Date as to certain matters. Other conditions to the obligation of Northstar are specified in the section "Agreement Not to Solicit; Other Offers; Break-Up Fee," below (collectively, the "Northstar Conditions").

VOTING AGREEMENT

    Pursuant to the Merger Agreement, Roger Bredesen, Ken Overstreet and certain Bredesen family trusts, who and which own in the aggregate approximately 39% of the issued and outstanding Common Stock, entered into the Voting Agreement, whereby each such shareholder has agreed (i) to vote his or its shares of Common Stock in favor of the approval of the Merger Agreement and the Merger; (ii) to execute and deliver to Ennis upon its written request proxies and ballots to evidence such votes; and (iii) to execute and deliver such other documents and to take such further actions that may be necessary or appropriate to consummation of the Merger Agreement and the transactions contemplated thereby. The Voting Agreement terminates upon the consummation of the Merger or upon termination of the Merger Agreement in accordance with its terms. In the event the Board of Northstar resolves to accept or has accepted a "Superior Proposal," as described in the next subsection, the Voting Agreement shall become null and void and the Shareholders who are parities to the Voting Agreement shall have no obligation to vote thereunder.

AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT

    Subject to applicable law, the Merger Agreement may be amended, modified or supplemented only by action by Northstar's Board and the Board of Directors of Ennis and Buyer Subsidiary set forth in a written agreement by Northstar and Buyer Subsidiary any time prior to the Effective Time. However, after the Special Meeting, the Merger Consideration shall not be decreased or the form of consideration altered without the approval of the Northstar Shareholders.

    The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Shareholders, as follows:

        (a) By mutual consent of Boards of Directors of Northstar and Ennis at any time prior to the Effective Time;

        (b) By Northstar's Board, if Northstar has substantially satisfied all of the Ennis Conditions as specified above and in the Merger Agreement, and the Merger has not been consummated on or before June 30, 2000, and by the Board of Directors of Ennis, if Ennis and Buyer Subsidiary have substantially satisfied all of The Northstar Conditions as specified above and in the Merger Agreement and the Merger has not been consummated on or before June 30, 2000, which date, in both cases, may be extended by mutual agreement of the Boards of Directors of Northstar and Ennis;

        (c) By the Board of Directors of Ennis, if (i) any of the Ennis Conditions shall become impossible to fulfill other than for reasons within the control of Ennis or Buyer Subsidiary, and shall not have been waived by Ennis, (ii) the Shareholders of Northstar shall fail to adopt the Merger Agreement and the Merger by the vote required by the MBCA and Northstar's Articles of Incorporation at the Special Meeting or any adjournment thereof, or (iii) Northstar has breached any representation, warranty, covenant or agreement contained in the Merger Agreement, which breach has a material adverse effect upon the consolidated business, operations, properties, assets or condition, financial or otherwise of Northstar (a "Material Adverse Effect") and cannot be or is not cured by July 15, 2000;

        (d) By the Board of Northstar, if (i) any of The Northstar Conditions shall become impossible to fulfill other than for reasons within the control of Northstar, and shall not have been waived, (ii) the Shareholders of Northstar shall fail to adopt the Merger Agreement and the Merger by the vote required by the MBCA and Northstar's Articles of Incorporation at the Special Meeting or any adjournment thereof, or (iii) Ennis or Buyer Subsidiary has breached any representation, warranty, covenant or agreement contained in the Merger Agreement, which breach has a material adverse effect on Ennis and cannot be or is not cured by July 15, 2000;

        (e) By either the Board of Northstar or the Board of Ennis, if any court of competent jurisdiction in the United States or other United States governmental body, including the Federal Trade Commission, shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

        (f) By the Board of Northstar if it, in the exercise of its fiduciary duties after consultation with counsel, shall have withdrawn its approval or recommendation of the Merger; or

        (g) By the Board of Northstar, in the event a Superior Proposal is received by Northstar or the Shareholders of Northstar and the Board of Northstar determines, in the exercise of its fiduciary duties after consultation with counsel, to accept, approve or recommend the Superior Proposal.

    In the event of the termination of the Merger Agreement as a result of either of the conditions specified in the subsections (f) and (g) above, Northstar will be obligated to pay Ennis a Break-Up Fee of $1,000,000. See "Agreement not to Solicit; Other Offers; Break-Up Fee."

AGREEMENT NOT TO SOLICIT; OTHER OFFERS; BREAK-UP FEE

    Northstar has agreed that, until termination of the Merger Agreement or the Effective Time, whichever occurs first, Northstar will not, and will use its best efforts to cause its officers, directors, employees, representatives and agents (including, without limitation, attorneys, investment bankers and accountants) not to, directly or indirectly, solicit, initiate or encourage any inquiry, proposal, offer or indication of interest from any person that constitutes or would reasonably be expected to lead to any Acquisition Proposal (as hereinafter defined) or agree to or endorse, approve or recommend any Acquisition Proposal, or enter into discussions or negotiate with or provide any information to any person in furtherance of any such inquiries or to obtain or approve any Acquisition Proposal, and Northstar has agreed to immediately notify Ennis of all relevant terms of any such inquiries or proposals received by Northstar or its representatives; PROVIDED, HOWEVER, that if, prior to the Effective Time, Northstar shall receive an unsolicited Acquisition Proposal that the Northstar Board, after consultation with its legal counsel, reasonably believes that it has a fiduciary duty to consider, then Northstar may thereafter furnish information to and enter into discussions or negotiations with such third party. Nothing contained in the Merger Agreement shall prevent the Northstar Board, after receiving an opinion of outside counsel to the effect that it is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the shareholders of Northstar an unsolicited, bona fide written Acquisition Proposal which the Northstar Board determines in good faith (i) would result in a transaction more favorable to Northstar's shareholders than the transaction contemplated by the Merger Agreement and (ii) is made by a person financially capable of consummating such Acquisition Proposal (any such Acquisition Proposal being referred to herein as a "Superior Proposal"). If the Northstar Board shall have resolved to accept or accepted a Superior Proposal then, upon written notice to Ennis, Northstar may terminate the Merger Agreement and the transactions contemplated thereby. For purposes of the Merger Agreement, "Acquisition Proposal" means any proposal or offer to acquire all or a substantial part of the business and properties of Northstar or any capital stock of Northstar, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving Northstar.

    Upon any termination by Northstar of the Merger Agreement as provided above, or as provided in subsection (f) of the section "Amendment and Termination of the Merger Agreement," Northstar shall pay to Ennis the sum of $1,000,000 (the "Break-Up Fee") upon the occurrence of such event. In such circumstances, the Break-Up Fee shall be deemed to include all costs and expenses of Ennis.

EXPENSES AND FEES

    Upon consummation of the Merger, all costs and expenses incurred in connection with the Merger shall be paid by the Surviving Corporation. In the event the Merger is not consummated, except for the payment of the Break-Up Fee, if applicable, all costs and expenses of each party incurred in connection with Merger will be paid by the party incurring such costs and expenses.

INDEMNIFICATION

    After the Effective Time, the Surviving Corporation is required to indemnify and hold harmless to the fullest extent permitted by applicable law, each present and former director and officer of Northstar against any amounts incurred by such person(s) arising out of or relating to any action, alleged action, omission or alleged omission occurring on or prior to the Effective Time (including without limitation any claim or action arising out of or relating to the Merger and the transactions contemplated by the Merger Agreement). To the fullest extent permitted by applicable law, the Surviving Corporation shall be required to advance all expenses to each indemnified party in connection with any such losses. Pursuant to its indemnification obligations under the Merger Agreement, Ennis has agreed that it intends to maintain the Surviving Corporation as a separate going concern for at least six years from the Effective Time. In the event that the Surviving Corporation is unable to meet its indemnification obligations, Ennis is required to assume full payment and performance of such indemnification obligations. The Company has purchased with the consent of Ennis, an extension of its current directors and officers liability insurance policy for a period extending to the sixth anniversary of the Effective Time.

                                SPECIAL FACTORS

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    GENERAL. Certain members of the Board and of the Company's management have interests in the Merger, described herein, in potential conflict with the interests of the Shareholders. The Board is aware of the conflicts summarized below and considered them along with the other matters described under "The Merger--Reasons for the Merger; Recommendation of the Board."

    INTERESTS IN COMMON STOCK. Immediately prior to the Effective Time, each Option to acquire shares of Common Stock then outstanding, including those issued under the Company's 1994 Incentive Stock Option Plan, as amended, and the Company's Outside Directors' Stock Option Plan, whether vested or unvested, shall automatically become vested and exercisable. Pursuant to the Option Exercise Agreements, each holder of an Option will exercise the Option and shall have the right to receive from the Company immediately prior to the Effective Time his or her Option Consideration. Executive officers of the Company (including Kenneth Overstreet who is also a member of the Board) will receive an aggregate of approximately $965,680 in respect of their Options.

    The executive officers and directors of the Company who hold Options to purchase Common Stock are set forth below, with the aggregate number of shares underlying such Options specified opposite each such person's name. Such executive officers and directors will receive, as a result of the Merger and the exercise of Options under their respective Option Exercise Agreements, the amounts of cash set forth below opposite each such person's name.

NAME OF OFFICER OR DIRECTOR                  NUMBER OF OPTIONS   CASH TO BE RECEIVED
---------------------------                  -----------------   -------------------
Kenneth E. Overstreet......................       64,000               $395,670
Mary Ann Morin.............................       38,000               $237,470
Stan Klarenbeek............................       49,000               $217,570
Don E. Dearborn............................       19,000               $114,970
J. S. Braun................................       20,000               $162,500
Roy W. Terwilliger.........................       20,000               $151,700
Dr. Lester A. Wanninger....................       20,000               $153,300
John G. Mutschler..........................       10,000               $ 60,000

    INDEMNIFICATION AND INSURANCE. Following the Merger, the Surviving Corporation (or Ennis, if the Surviving Corporation is unable to do so) will continue to provide to the current and former directors and officers of the Company indemnification to the fullest extent provided by applicable law, its articles of incorporation and bylaws, with respect to matters occurring prior to the Effective Time. Pursuant to its indemnification obligations under the Merger Agreement, Ennis has agreed that it intends to maintain the Surviving Corporation as a separate going concern for at least six years from the Effective Time. In the event that the Surviving Corporation is unable to meet its indemnification obligations, Ennis is required to assume full payment and performance of such indemnification obligations. The Company has purchased with the consent of Ennis, an extension of its current directors and officers liability insurance policy for a period extending to the sixth anniversary of the Effective Time.

    DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The directors of Buyer Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, in each case until their successors are elected or appointed and qualified. The officers of the Company immediately prior to the Effective Time other than Roger Bredesen, specifically Kenneth Overstreet, Mary Ann Morin, Stan Klarenbeek and Don Dearborn, shall be the officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified.

    CERTAIN EMPLOYMENT ARRANGEMENTS. Kenneth Overstreet, Mary Ann Morin, Stan Klarenbeek and Don Dearborn have executed employment agreements (the "Employment Agreements") with and will be employed by the Surviving Corporation following the Merger. Under the terms of the Employment Agreements, which are effective only upon the Effective Time of the Merger and expire three years thereafter, Mr. Overstreet will be the President, Ms. Morin will be the Chief Financial Officer and Treasurer, and Messrs. Klarenbeek and Dearborn will be the Vice Presidents of the Surviving Corporation. Mr. Overstreet will earn an annual base salary of $200,000, Ms. Morin will earn an annual base salary of $110,000, and Messrs. Klarenbeek and Dearborn will each earn an annual base salary of $112,000. Each such executive will also be eligible to participate in the Surviving Corporation's incentive plans, and will be eligible to participate in group health, term life insurance and other employee benefit plans available to other executive personnel.

    In addition, pursuant to the Merger Agreement, the Surviving Corporation will pay to the Executive Officers a transaction completion bonus equal to 1% of the Fund up to a maximum of $450,000, or $438,060 in the aggregate (the "Bonus"). Each executive will be entitled to be paid 33.33% of his or her share of the Bonus upon the Effective Time of Merger. An additional 33.33% of each Executive Officer's share of the Bonus will be earned and paid on each of the first and anniversary date of the Effective Time provided that such Executive Officer either (i) are still employed with the Surviving Corporation or its successor on such dates, or (ii) are not employed on such dates as a result of death, total disability, retirement, termination without cause or a change in control, all as provided in said executives' employment agreements with Ennis. See "Special Factors--Interest of Certain Persons in the Merger." Each

Executive Officer's proportionate share of the Bonus Fund payable at the Closing and at the anniversary dates of the Closing is calculated by the percentage by which each person's 1999 base salary bears to the collective 1999 base salaries of all of the Executive Officers.

    The Employment Agreements also contain covenants that prevent the Executive Officers, for a period of three years following termination of employment, from competing with the Surviving Corporation and its affiliates, soliciting employees to leave the Surviving Corporation, and interfering with the Surviving Corporation's business relationships.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of April 1, 2000 the number of shares of Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company's capital stock, by each director and by all executive officers and directors as a group. Except as otherwise indicated, the persons listed possess all voting and investment power with respect to the shares listed for them. The table assumes that all outstanding options held by such individuals have been accelerated.

                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------                          --------------------   ----------------
Roger T. Bredesen ..........................................     211,698 Shares(1)          7.7%
7130 Northland Circle North
Brooklyn Park, MN 55428

Roger T. Bredesen ..........................................     214,800 Shares             7.8%
Income Trust A
dated June 29, 1990
E. Burke Hinds, Trustee
150 So. 5th Street, Suite 1800
Minneapolis, MN 55402

Roger T. Bredesen ..........................................     214,800 Shares             7.8%
Income Trust B
dated June 29, 1990
Clarence J. Hynes, Trustee
1433 Utica Avenue So.
Minneapolis, MN 55416

E. Fay Bredesen ............................................     223,105 Shares             8.1%
Income Trust
dated June 29, 1990
Wendall J. Davidson, Trustee
11931 54th Avenue So.
Minneapolis, MN 55442

E. Fay Bredesen ............................................     136,151 Shares             4.9%
1996 Annuity Trust U/A
dated December 20, 1996
E. Fay Bredesen and
E. Burke Hinds, Trustees
150 So. Fifth Street, Suite 1800
Minneapolis, MN 55402

                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------                          --------------------   ----------------
E. Burke Hinds, ............................................     389,402 Shares(2)         14.1%
Trustee of
Various Bredesen Trusts
150 So. Fifth Street, Suite 1800
Minneapolis, MN 55402

John Mutschler .............................................      13,400 Shares(3)       *
7130 Northland Circle North
Brooklyn Park, MN 55428

Kenneth E. Overstreet ......................................     107,216 Shares(4)          3.9%
7130 Northland Circle North
Brooklyn Park, MN 55428

J.S. Braun .................................................      23,999 Shares(5)       *
7130 Northland Circle North
Brooklyn Park, MN 55428

Roy W. Terwilliger .........................................      20,000 Shares(6)       *
7130 Northland Circle North
Brooklyn Park, MN 55428

Dr. Lester A. Wanninger ....................................      20,000 Shares(7)       *
7130 Northland Circle North
Brooklyn Park, MN 55428

All executive officers(5)
and directors as a group
(9 individuals).............................................     540,286 Shares(1,3-8)       19.6%

------------------------

*   Represents less than 1%

(1) Includes 38,451 shares held in an annuity trust, 14,048 shares in a revocable trust and 14,199 shares held in the Company's Profit Sharing Plan and Trust in a segregated directed account.

(2) Represents 214,800 shares beneficially owned by the Roger T. Bredesen Income Trust A dated June 29, 1990, 136,151 shares beneficially owned by the E. Fay Bredesen 1996 Annuity Trust U/A dated December 20, 1996 and 38,451 shares beneficially owned by the Roger T. Bredesen 1996 Annuity Trust U/A dated December 20, 1996, as to all of which trusts Mr. Hinds serves as trustee.

(3) Includes 10,000 shares issuable upon exercise of currently exercisable options and 900 shares owned by a profit sharing trust of which Mr. Mutschler is a co-trustee.

(4) Includes 70,000 shares issuable upon exercise of currently exercisable options and 3,216 shares held in the Company's Profit Sharing Plan in a segregated directed account.

(5) Includes 20,000 shares issuable upon exercise of currently exercisable options.

(6) Consists of 20,000 shares issuable under currently exercisable options.

(7) Consists of 20,000 shares issuable upon exercise of currently exercisable options.

(8) Includes 106,000 shares issuable to three officers upon exercise of currently exercisable options.

CERTAIN CONSEQUENCES OF THE MERGER

    Upon consummation of the Merger, Buyer Subsidiary will be merged with and into the Company, the separate corporate existence of Buyer Subsidiary will cease, and the Company will continue its existence as the Surviving Corporation and a wholly-owned subsidiary of Ennis. After the Effective Time, the present holders of the Common Stock will no longer have any equity interest in the Company, will not share in the future earnings or growth of the Surviving Corporation and will no longer have rights to vote on corporate matters.

    The Company is currently subject to the information filing requirements of the Exchange Act, and, in accordance therewith, is required to file reports and other information with the Commission relating to the Company's business, financial statements and other matters. As a result of the Merger, there will cease to be any public market for the Common Stock, and, after the Effective Time, the Common Stock will be delisted from The Nasdaq Stock Market. Upon delisting from The Nasdaq Stock Market, the Surviving Corporation will apply to the Commission for the deregistration of the Common Stock under the Exchange Act. The termination of the registration of the Common Stock under the Exchange Act would make certain provisions of the Exchange Act (including the proxy solicitation provisions of Section 14(a), and the short swing trading provisions of Section 16(b)), no longer applicable to the Surviving Corporation.

ACCOUNTING TREATMENT

    The Merger will be accounted for under the purchase method of accounting.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax consequences of the Merger on the Northstar Shareholders. The discussion does not address all aspects of federal income taxation that may apply to Shareholders subject to special rules, including foreign persons, insurance companies, tax-exempt entities, retirement plans and persons who acquired their Northstar Common Stock pursuant to the exercise of employee Stock Options or otherwise as compensation. In addition, the following discussion does not address either the effect of applicable state, local, or foreign tax laws or the effect of any federal tax laws other than those pertaining to federal income tax on Shareholders. Each Shareholder should consult his, her or its own tax advisor as to the particular tax consequences to such Shareholder of the Merger, including the applicability and effect of any state, local, foreign or other tax laws.

    The following are, under currently applicable law, the material U.S. federal income tax consequences generally applicable to Shareholders who participate in the Merger.

    The receipt by a Shareholder of cash in exchange for Common Stock pursuant to the Merger Agreement and the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign income and other tax laws. The tax consequences of such receipt by a Shareholder may vary depending upon the particular circumstances of the Shareholder. In general, a Shareholder will recognize gain or loss for federal income tax purposes equal to the difference between the adjusted tax basis of his, her or its Common Stock and the amount of cash received in exchange therefor in the Merger. If the Common Stock is a capital asset in the hands of such Shareholder, such gain or loss generally will be capital gain or loss for federal income tax purposes and generally will be long-term capital gain or loss if the holding period for the Common Stock is more than one year at the Effective Time. Generally, for Shareholders who are individuals, long-term capital gain will be subject to a maximum rate for federal income tax purposes of 20%.

    The receipt of cash by a Shareholder of the Company pursuant to the Merger Agreement and the Merger may be subject to a 31% "backup withholding" tax under federal income tax law unless the Shareholder (i) is a corporation or comes within certain other exempt categories, or (ii) provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules. Backup withholding tax is not an additional tax so any amounts withheld may be credited against the federal income tax liability of the Shareholder subject to the withholding.

    For federal income tax purposes, the Merger will be treated as a purchase for cash of the Company's stock from the Shareholders directly or indirectly by Ennis and Buyer Subsidiary and will not result in the termination of the existence of the Company.

    THE FOREGOING DISCUSSION OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY. BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO A PARTICULAR SHAREHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED IN THIS PROXY STATEMENT, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES AND WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS, ESTATE TAX LAWS AND PROPOSED CHANGES IN APPLICABLE TAX LAWS.

REGULATORY APPROVALS

    Articles of Merger must be filed on behalf of the Company and Buyer Subsidiary with the Secretary of State of the State of Minnesota in order to effect the Merger. In order to consummate the transactions contemplated by the Merger Agreement, notifications must be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the HSR Act. The Company and Ennis filed their HSR Act notifications on March 3, 2000 and early termination of the waiting period thereunder was granted by the Federal Trade Commission on March 20, 2000.

    Other than as described herein, the Company is not aware of any licenses or regulatory permits that are material to its business that might be adversely affected by the Merger or of any approval or other action by any governmental, administrative or regulatory agency or authority which would be required prior to the Effective Time.

DISSENTERS' RIGHTS OF APPRAISAL

    Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA") entitle Shareholders to exercise dissenters' rights and receive cash equal to the "fair value" of their shares of Common Stock. Set forth below is a summary of the procedures relating to the exercise of such dissenters' rights. This summary does not purport to be a complete statement of dissenters' rights. Shareholders who are considering exercising their dissenters' rights in connection with the Merger should carefully review the text of Appendix C attached to this Proxy Statement, particularly the specified procedural steps required to perfect dissenters' rights, which are complex, and should also consult their legal counsel. Dissenters' rights will be lost by Shareholders who do not fully and precisely satisfy the procedural requirements of sections 302A.471 and 302A.473 of the MBCA.

    Under Minnesota law, the election to assert dissenters' rights is the exclusive remedy of the Shareholders with respect to the Merger. Under
Section 302A.471, subdivision 4, of the MBCA the Shareholders do not have a right at law or in equity to have the Merger set aside or rescinded, unless the Merger is fraudulent.

    In order for any Shareholder to elect the right to dissent from the Merger, such holder must deliver to the Company, before the taking of the vote on the adoption of the Merger at the Special Meeting of Shareholders, a written notice (the "Notice of Dissent") of his or her intent to demand the fair value of the Common Stock owned by him or her and he or she must not vote such shares in favor of the Merger. The Notice of Dissent must be in addition to and separate from any vote against the Merger.

    Except where the holder of record is not the beneficial owner of all shares held of record, a Shareholder must file a Notice of Dissent as to all of the shares owned by such Shareholder. A beneficial Shareholder who is not a record Shareholder may assert dissenter's rights with respect to the shares beneficially owned, if the beneficial Shareholder submits a written consent to the Company at or prior to delivery of the Notice of Dissent by the record Shareholder. The record Shareholder filing the Notice of Dissent must disclose the name and address of each beneficial owner on whose behalf the record Shareholder dissents. The Notice of Dissent must be executed by the Shareholder of record, fully and correctly. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, execution of the Notice of Dissent must be given in such capacity. If the stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the Notice of Dissent must be executed by all owners.

    After approval of the Merger by the Shareholders and the Board of Directors of the Company, the Company is required to send a notice (the "Company Notice") to all Shareholders who have complied with the above-described requirements relating to the Notice of Dissent. The Company Notice must contain, among other items, a form to certify to the Company the date on which the Shareholder acquired the shares and to demand payment for such shares (the "Demand for Payment"), the date by which the Demand for Payment, together with certificates representing the shares, must be received, and an address to which the Demand for Payment and stock certificates are to be delivered.

    In order to receive payment, a dissenting Shareholder must file the Demand for Payment and deposit the certificates representing the shares within 30 days after the Company Notice was given.

    After the Effective Time, or after the Company receives a valid Demand for Payment, whichever is later, the Company is required to pay to each dissenting Shareholder who has complied with the above-described requirements, the amount which the Company estimates to be the fair value of the shares plus interest and certain other items such as certain financial statements and a statement of the amount estimated to be the fair value.

    The Company may withhold such payment, however, from any person who was not a Shareholder on the date on which the Merger was first publicly announced. The Company is required to provide to such persons with a statement of the reason for withholding the remittance, certain financial materials, and an offer to pay the amount estimated by the Company to be the fair value of the shares if such persons agree to accept that amount in full satisfaction. If the dissenting Shareholder declines to accept such amount, he or she must demand payment in the manner specified in the statute. Failure to make such a demand will result in the dissenting Shareholder's being entitled to receive only the amount offered by the Company.

    As to each dissenting Shareholder who was a Shareholder on the date on which the Merger was first publicly announced, the Company is required to remit payment of the amount estimated by the Company to be the fair value of the shares within 60 days following receipt of the Demand for Payment and deposit of the certificates representing such shares by the dissenting Shareholder. If the Company fails to do so, it is required to return all deposited certificates, but may again give another Company Notice and require deposit of such certificates at a later date.

    If a dissenting Shareholder believes that the amount estimated by the Company to be the fair value of the shares is less than the fair value of the shares, he or she may give written notice (the "Supplemental Notice") to the Company of his or her own estimate of the fair value of the shares. The Supplemental Notice must be given to the Company by the dissenting Shareholder within 30 days after the Company mails payment of the amount estimated by the Company to be the fair value of the shares. The Supplemental Notice must state the amount which the dissenting Shareholder believes to be the fair value of the shares and must demand payment of the difference between such amount and the amount paid by the Company. If any dissenting Shareholder fails to comply with such requirements, he or she is entitled only to the amount paid by the Company.

    If the Company receives a Supplemental Notice from a dissenting Shareholder, the Company must within 60 days after receiving such notice, either pay to the dissenting Shareholder the amount so demanded (or such amount as may otherwise be agreed to by further negotiations between The Company and the dissenting Shareholder), or file in the District Court of Hennepin County, Minnesota (the "Court"), a petition requesting that the Court determine the fair value of the shares. Such petition must name as parties all dissenting Shareholders who have given Supplemental Notice and who have not subsequently reached agreement with The Company. After filing the petition, The Company is required to serve all parties with a summons and copy of the petition under the applicable Rules of Civil Procedure.

    The jurisdiction of the Court with respect to such matter is plenary and exclusive. The Court is authorized to determine the fair value of the shares in any manner as the Court deems proper, and is required to determine whether each of the dissenting Shareholders has fully complied with the requirements of
Section 302A.473 of the MBCA. A dissenting Shareholder is entitled to judgment for the amount, if any, by which the fair value of the shares as determined by the Court exceeds the amount estimated by the Company to be the fair value of the shares, plus interest.

    The Court is further required to determine the costs and expenses of the proceedings, including costs of appraisal and to assess those costs and expenses against the Surviving Company. If, however, the Court finds the actions of the dissenting Shareholders in demanding payment to be arbitrary, vexatious, or not made in good faith, all or part of such costs and expenses may be assessed against the dissenting Shareholders. In addition, the Court may in its discretion award fees and expenses to attorneys for the dissenting Shareholders out of the amount, if any, awarded to the dissenting Shareholders.

                     MARKET PRICE AND DIVIDEND INFORMATION

    The Northstar Common Stock is listed on The Nasdaq Stock Market under the ticker symbol "NSCF." The following table sets forth the range of high and low sale prices of the Common Stock on The Nasdaq Stock Market for the current period and during each fiscal quarter within the two most recent fiscal years and the first and second quarters of the 2000 fiscal year:

1998:                        HIGH       LOW       CLOSE         1999:                        HIGH       LOW       CLOSE
-----                      --------   --------   --------       -----                      --------   --------   --------
1(st) Quarter............   $10.88     $7.61      $ 9.72        1(st) Quarter............   $ 9.50     $6.00      $ 8.50
2(nd) Quarter............   $10.16     $7.78      $ 9.67        2(nd) Quarter............   $ 9.63     $7.00      $ 7.25
3(rd) Quarter............   $10.00     $7.75      $ 8.00        3(rd) Quarter............   $14.38     $7.25      $12.00
4(th) Quarter............   $ 9.50     $6.25      $ 6.88        4(th) Quarter............   $12.50     $9.50      $10.58

                                                                2000:                        HIGH       LOW       CLOSE
                                                                -----                      --------   --------   --------
                                                                1(st) Quarter.             $  11.00   $   9.50   $  10.25
                                                                2(nd) Quarter............       --        --          --

    On February 14, 2000, one week prior to the public announcement of the Merger, the closing price of the Common Stock was $9.25 per share. On
February 18, 2000, the last trading date prior to the public announcement of the Merger, the closing price of the Common Stock on the Nasdaq Stock Market was
$9.56 per share. On April   , 2000, the last trading day before the printing of
this Proxy Statement, the closing price of the Common Stock, on The Nasdaq Stock
Market, was $      per share.

    As of April 18, 2000, there were             shares of Common Stock
outstanding held by approximately       beneficial holders and       record
holders of Common Stock.

    Northstar declared and paid dividends in fiscal 1998 and fiscal 1999 of $.14 per share and $.15 per share, respectively. Pursuant to the Merger Agreement, Northstar has agreed not to pay a dividend in fiscal 2000.

                            SELECTED FINANCIAL DATA

    The following table sets forth selected consolidated financial data for Northstar for each of the five years ended October 31, 1999. The selected operating results and balance sheet data have been derived from Northstar's audited financial statements. The information contained herein should be read in conjunction with and is qualified in its entirety by "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements of Northstar (including the notes thereto) for each of the five years ended October 31, 1995 through October 31, 1999, included in Northstar's Annual Reports on Form 10-K and Form 10-KSB for such years (Northstar's Annual Report on Form 10-K for its 1999 fiscal year is attached as Appendix E to this Proxy Statement). See "Incorporation of Certain Documents by Reference" and "Available Information."

YEAR ENDED OCTOBER 31:

RESULTS OF OPERATIONS:             1999          1998          1997          1996          1995
----------------------          -----------   -----------   -----------   -----------   -----------
Net Sales.....................  $46,338,793   $41,809,938   $46,277,461   $28,903,158   $24,215,962
Gross Profit..................   12,807,059    11,356,506    15,417,187     6,748,180     4,975,894
Operating Income..............    4,407,158     3,478,686     7,298,492     2,375,086     1,902,976
Net Earnings..................    2,667,748     1,782,941     4,135,922     1,263,056     1,363,410
Cash Flow/Ops.................    5,289,232     5,183,231     5,833,641     2,872,187     1,376,858

FINANCIAL CONDITION:               1999          1998          1997          1996          1995
--------------------            -----------   -----------   -----------   -----------   -----------
Total Assets..................  $28,876,224   $29,451,672   $33,324,874   $29,401,432   $17,523,364
Working Capital...............    8,595,033     7,658,171     7,214,439     5,381,223     4,545,734
Current Ratio.................          3.0           2.7           2.0           2.2           3.3
Long Term Debt................    1,340,000     3,945,550     7,330,550    10,565,175     2,535,000
Shareholders' Equity..........   21,060,804    18,611,095    16,765,854    12,638,535    11,587,122

KEY RATIOS:                                                     1999          1998          1997          1996          1995
-----------                                                   --------      --------      --------      --------      --------
Gross Profit............................................        27.6%         27.2%         33.3%         23.3%         20.6%
Operating Income........................................         9.5%          8.3%         15.8%          8.2%          7.9%
Net Earnings............................................         5.8%          4.3%          8.9%          4.4%          5.6%
Return on Equity........................................        13.4%         10.1%         28.1%         10.4%         12.4%
L-T Debt to Capitalization..............................         6.0%         17.5%         30.4%         45.5%         18.0%

BOOK VALUE:                                 1999        1998        1997        1996        1995
-----------                               ---------   ---------   ---------   ---------   ---------
Book Value..............................  $    7.71   $    7.00   $    6.45   $    4.91   $    4.41
Net Earnings (diluted)..................       0.93        0.62        1.48        0.48        0.52
Dividends...............................       0.15        0.14        0.12        0.09        0.08
Weighted Average Outstanding Shares.....  2,730,877   2,655,096   2,598,093   2,572,658   2,626,094

                        INFORMATION REGARDING NORTHSTAR,
                           ENNIS AND BUYER SUBSIDIARY

INFORMATION REGARDING THE COMPANY

    Northstar, Incorporated in 1964, designs, manufactures and markets printed forms with an emphasis on machine readable MICR (Magnetic Ink Character Recognition) printing. Northstar's two product specialties are custom negotiable documents and internal bank forms. Sales are principally through distributors with the remainder to other printers or on a direct retail basis. A majority of the retail accounts are serviced by distributor "partners" whereby the distributor acts as a manufacturer's representative. A sales/service force provides communication between the customer and the manufacturing facilities.

    The corporate headquarters and primary manufacturing facility of Northstar are located at 7130 Northland Circle North, Brooklyn Park, Minnesota. Northstar also maintains manufacturing facilities in Roseville, Minnesota (Northstar Financial Forms), and Milwaukee, Wisconsin (Wisconsin Business Forms), which operate as divisions of Northstar. Northstar also operates, through its wholly-owned subsidiary, General Financial Supply, Inc. ("GFS"), manufacturing facilities in the cities of Nevada, Iowa, Bridgewater, Virginia and Golden, Colorado. As of March 31, 2000, Northstar employed 514 persons at its six manufacturing facilities, and Northstar anticipates a moderate increase in personnel during the remainder of the 2000 fiscal year.

    Northstar serves most markets where business forms are used, although its primary targeted customers are banks and other users of MICR forms. During the past few years, Northstar has continued to shift its emphasis towards MICR form product lines, investing over a million dollars each year in equipment and technology to produce various kinds of MICR business forms, negotiable documents and internal bank forms.

    Business forms manufactured by Northstar consist of unit-sets, continuous forms and cut sheet forms. Unit-sets, simply defined, are multiple part forms carbon interleaved or carbonless forms whose parts can be easily separated. Unit-sets are frequently referred to as snap apart or snap-out forms and are used for a variety of business applications, such as invoices, purchase orders, checks, vouchers, sales books and register forms. Continuous forms are used for the same business applications as unit-sets. They consist of strips of perforated sets of forms marginally punched to facilitate high-speed feeding through electronic data processing equipment. They are manufactured from a continuous web or roll of paper that is not cut into separate units. Cut sheet forms are forms produced in individual sheets or placed together by padding or booking. Examples of cut sheets are internal bank documents (general ledger debit/credit, cash tickets and process control documents) and laser cut sheets (checks, statements and gift certificates). Northstar manufactures unit-sets and cut sheet forms in all of its facilities. The Brooklyn Park, Minnesota and Milwaukee, Wisconsin plants also produce continuous forms.

    Among the business forms which Northstar produces, Northstar specializes in internal bank forms, secure and negotiable documents and custom products. Approximately ninety percent (90%) of the forms produced by Northstar, including virtually all of the internal bank forms, are MICR encoded. MICR encoded forms require special composition equipment and inks, thus MICR encoding provides a value-added feature. Northstar specializes in such forms, enabling it to handle large and small volumes and create operating efficiencies.

    Internal bank forms produced by Northstar are highly specialized forms such as teller cash tickets, general ledger debit/credit tickets, teller receipts, batch process control documents and deposit/withdrawal forms. All of these products are MICR encoded for today's high speed processing needs. Northstar guarantees MICR readability on all forms. Most internal bank forms products are produced on an extremely short delivery cycle. This enables bank customers to enjoy lower costs by alleviating the necessity to inventory products.

    In addition to internal bank forms, Northstar also focuses on secure and negotiable documents, which are either MICR encoded and non-MICR encoded. Examples of secure and negotiable MICR encoded documents are bank official checks, business checks, gift certificates and money orders. Examples of non-MICR encoded secure and negotiable documents are vehicle certificates of title, gift certificates, birth certificates and death certificates. Security features include security papers (watermark and threads), security inks that react to ultraviolet light and temperature, and security printing features, such as void pantographs and modulus numbering.

    All of Northstar's operating units service customers nationally through distributors on a non-exclusive basis, and directly with respect to other printers and commercial resellers. In addition, Northstar Financial Forms sells through distributor "partners" and, along with one of Northstar's other plants, sells directly to certain bank customers on a retail basis. Northstar believes that it has a competitive advantage over other form manufacturers through the use of its independent distributor, printer and reseller network, because the network enables Northstar to focus on specialized products and produce them efficiently. Northstar sells to over 1,500 customers in all 50 states. In fiscal 1999, one customer, Travelers Express Company, Inc., accounted for 16% of consolidated sales.

INFORMATION REGARDING ENNIS AND BUYER SUBSIDIARY

    Ennis, founded in 1909, is one of the largest private-label printed business product suppliers in the United States distributing primarily through independent dealers. Approximately 94% of the business products manufactured by Ennis are custom ordered and semi-custom ordered products. Ennis offers an extensive product line from simple to complex forms, laser cut-sheets, tags, labels, presentation folders, commercial printing, advertising specialties, screen printed products, and point-of-purchase display advertising that can be designed to customer needs.

    Headquartered in DeSoto, Texas, Ennis employs over 1,700 people in 17 manufacturing locations strategically located in 12 states throughout the United States to serve Ennis' national network of distributors. In addition, Ennis maintains highly proficient regional Customer Sales Centers to support distributors in their business efforts. Ennis' executive offices are located at 1510 North Hampton, Suite 300, DeSoto, Texas 75115 and its telephone number is
(800) 752-5386.

    The common stock of Ennis is listed on the New York Stock Exchange under the ticker symbol "EBF".

    Buyer Subsidiary is a wholly-owned subsidiary of Ennis and has been formed for the purpose of effecting the Merger. Buyer Subsidiary's offices are located at 1510 North Hampton, Suite 300, DeSoto, Texas 75115 its the telephone number is (800) 752-5386.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Effective August 1997, Northstar leased its Roseville, Minnesota facility from two trusts controlled by Roger T. Bredesen and his spouse, E. Fay Bredesen. The facility is rented at an annual rate of $191,000 (for the first three lease years and then escalates based on various price indices thereafter) plus taxes, utilities, insurance, certain repair and maintenance obligations and other operating costs for the property. The initial term of the lease is 10 years with Northstar having the right to extend the term for two additional periods of five years each.

    The Company has accelerated the vesting of all options including options held by its Executive Officers and directors. See "Special Factors--Interests of Certain Persons in the Merger" and "--Security Ownership of Certain Beneficial Owners and Management."

    Pursuant to the transactions contemplated by the Merger Agreement, each of the Executive Officers has entered into an employment agreement with Ennis. See "Special Factors--Interests of Certain Persons in the Merger." In addition, pursuant to the Merger Agreement, the Executive Officers will be entitled to participate in and be paid the Bonus Fund. See "The Merger Agreement--Transaction Completion Bonus to Executive Officers."

                            INDEPENDENT ACCOUNTANTS

    Representatives of PricewaterhouseCoopers LLP, Northstar's present independent accountants, are expected to be present at the Special Meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they so desire.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by Northstar with the Commission (Commission file number 1-9843) pursuant to the Exchange Act are incorporated herein by reference:

        (a) Current Report on Form 8-K related to the Merger Agreement, dated February 21, 2000, filed pursuant to Section 13 of the Exchange Act on March 3, 2000;

        (b) Annual Report on Form 10-K of Northstar for its fiscal year ended October 31, 1999, filed pursuant to Section 13 of the Exchange Act on January 31, 2000; and

        (c) Quarterly Report on Form 10-Q of Northstar for its fiscal quarter ended January 31, 2000, filed pursuant to Section 13 of the Exchange Act on March 15, 2000.

    All statements contained herein relating to Northstar are qualified in their entirety by reference to the more detailed information set forth in the Incorporated Documents. A copy of Northstar's Annual Report on Form 10-K for the fiscal year ended October 31, 1999 (other than Exhibits) is attached to this Proxy Statement as Appendix E and a copy of Northstar's Quarterly Report on
Form 10-Q for the fiscal quarter ended January 31, 2000 is attached to this Proxy Statement as Appendix F.

    NO PERSON IS AUTHORIZED TO PROVIDE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NORTHSTAR. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORTHSTAR SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF, AS THE CASE MAY BE.

    Northstar hereby undertakes to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon the written or oral request of such person, by first-class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the Incorporated Documents, other than Appendices to such Incorporated Documents, unless such Appendices are specifically incorporated by reference into the information that this Proxy Statement incorporates. Northstar's Annual Report on Form 10-K for the fiscal year ended October 31, 1999, and Northstar's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2000 attached hereto contain lists briefly describing all the Exhibits not contained therein. Northstar will furnish any Exhibit upon the payment of a specified reasonable fee, which fee will be limited to Northstar's reasonable expenses in furnishing such Exhibits. Written or oral requests for such copies should be directed to:
Mary Ann Morin, Chief Financial Officer and Secretary of Northstar, 7130 Northland Circle North, Brooklyn Park, Minnesota 55428, telephone number
(612) 531-7371.

                                 OTHER BUSINESS

    Northstar knows of no other matter to be presented at the Special Meeting. However, if other matters should properly come before the Special Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxy with respect to such matters in accordance with their best judgment.

                      2001 ANNUAL MEETING OF SHAREHOLDERS

    Northstar does not plan to hold an annual meeting of the Shareholders during 2001 unless the Merger is not consummated. If the Merger is not consummated, Stockholder proposals must have been received by the Secretary of Northstar sixty days before Northstar begins to print and mail its annual proxy materials in order to be considered for inclusion in the proxy materials for Northstar's 2001 Annual Meeting of Shareholders.

                                   APPENDIX A
                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER dated as of February 21, 2000, by and among NORTHSTAR COMPUTER FORMS, INC., a Minnesota corporation ("Northstar"), ENNIS BUSINESS FORMS, INC., a Texas corporation ("Buyer") and POLARIS ACQUISITION CORP., a Minnesota corporation and wholly-owned subsidiary of Buyer ("Buyer Subsidiary"). Northstar and Buyer Subsidiary are sometimes hereinafter collectively referred to as the "Constituent Corporations."

                              W I T N E S S E T H

    WHEREAS, the authorized capital stock of Northstar consists of 5,000,000 shares (the "Shares") of Common Stock, $.05 par value (the "Northstar Stock"), and 200,000 shares of non-voting Preferred Stock, without par value (the "Northstar Preferred Stock"). As of October 31, 1999, 2,744,708 Shares of Northstar Stock were issued and outstanding and an aggregate of 532,500 Shares of Northstar Stock were reserved for issuance pursuant to options outstanding under various Northstar option plans and grants (the "Stock Options") and no shares of Northstar Preferred Stock were issued and outstanding; and

    WHEREAS, the authorized capital stock of Buyer Subsidiary consists of 1,000 shares of Common Stock, $.01 par value (the "Buyer Subsidiary Common Stock"), of which 1,000 shares are issued and outstanding as of the date hereof, all of which shares are issued to and owned by Buyer; and

    WHEREAS, the respective Boards of Directors of Northstar and Buyer Subsidiary deem a merger of Northstar and Buyer Subsidiary pursuant to the terms hereof desirable and in the best interest of the their respective corporations and the respective Boards of Directors of Northstar and Buyer Subsidiary have, by resolutions duly adopted, approved and authorized the execution and delivery of this Agreement providing for the merger of Buyer Subsidiary into Northstar on the terms and conditions set forth herein (the "Merger"); and

    WHEREAS, the respective Boards of Directors of Northstar and Buyer Subsidiary have directed that this Agreement be submitted to their respective shareholders for approval as provided for by the Minnesota Business Corporation Act (the "MBCA") and their respective Bylaws; and

    WHEREAS, Buyer, as the sole shareholder of Buyer Subsidiary has, by resolutions duly adopted, approved and authorized this Agreement and the Merger as provided for by the Texas Business Corporation Act and its Bylaws.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, and for the purpose of prescribing the terms and conditions of the Merger, the manner and basis of converting Shares of Northstar Stock into cash and such other provisions as are deemed necessary or desirable, the parties agree that the Merger shall be effected on the terms and subject to the conditions set forth below and in accordance with the applicable laws of the State of Minnesota.

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. At the Effective Time, as defined in Section 1.3 herein, and in accordance with the terms of this Agreement and the MBCA, Buyer Subsidiary shall be merged with and into Northstar, the separate corporate existence of Buyer Subsidiary shall thereupon cease, and Northstar shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), the name of which shall continue to be "NORTHSTAR COMPUTER FORMS, INC."

    1.2 SURVIVING CORPORATION. At the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, of each of the Constituent Corporations, and be subject to all the duties, liabilities and obligations of each of the Constituent Corporations, and all the rights, privileges, immunities powers and franchises of each of the Constituent Corporations, and all property real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, including subscriptions to shares, and all other choses in action and every other interest of or belonging to or due to each of the Constituent Corporations shall vest in the Surviving Corporation; and all property rights, privileges, immunities, powers and franchises and every other interest shall be thereafter the property of the Surviving Corporation as they were of the respective Constituent Corporations; and the title to any real estate or any interest therein, vested by deed or otherwise in either of the Constituent Corporations shall not revert to or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, duties, liabilities and obligations of either of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, duties, liabilities and obligations had been incurred or contracted by it.

    1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective (the "Effective Time") as of the later to occur of (a) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, or (b) such later time as the parties may designate in such filing.

    1.4 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation of Northstar in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until further amended in accordance with the laws of the State of Minnesota. The Bylaws of Northstar in effect immediately prior to the Effective Time shall be deemed, by virtue of the Merger and without further action by the shareholders or directors of the Surviving Corporation, to be the Bylaws of the Surviving Corporation, until further amended in accordance with the laws of the State of Minnesota.

    1.5 BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Buyer Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Bylaws of the Surviving Corporation until the expiration of the term for which such director was elected and until his successor is elected and has qualified or as otherwise provided in the Bylaws of the Surviving Corporation. The officers of Northstar immediately prior to the Effective Time, specifically, Kenneth Overstreet, Mary Ann Morin, Stan Klarenbeek and Don Dearborn, shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the Bylaws of the Surviving Corporation.

    1.6 CONVERSION OF SHARES. The manner and basis of converting the shares of each of the Constituent Corporations shall be as follows:

        (a) At the Effective Time, each Share of Northstar Stock which is issued and outstanding immediately prior to the Effective Time (other than (i) Shares as to which dissenters' rights are exercised under Section 302A.471 and 302A.473 of the MBCA and Section 1.7 hereof and (ii) Shares, if any, held of record by Buyer or Buyer Subsidiary immediately prior to the Effective Time) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive Fourteen Dollars ($14.00) in cash (the "Merger Consideration"), prorated for fractional shares (if any).

        (b) At the Effective Time, each share of Buyer Subsidiary Common Stock which is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one (1) share of Common Stock of the Surviving Corporation.

        (c) At the Effective Time, each Share of Northstar Stock, if any, held of record by Buyer or Buyer Subsidiary immediately prior to the Effective Time which is issued and outstanding immediately prior to the Effective Time shall be canceled and shall cease to exist, and no payment shall be made with respect thereto.

        (d) Immediately prior to the Effective Time, each Stock Option, except for options to purchase an aggregate of 41,000 shares (the "Overstreet Options") of Northstar Common Stock held by Kenneth Overstreet (which shall be converted into options to purchase common stock of Buyer), shall be exercised pursuant to the Stock Option Exercise and Sale Agreements (as defined in Section 5.5) and the Shares underlying each such Stock Option shall be immediately resold to Northstar in a manner which would cause the disposition to be treated as a disqualifying disposition pursuant to Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the payment for such Shares shall be made as described in Section 1.8.

    1.7  DISSENTERS' RIGHTS.

        (a) Notwithstanding Section 1.6, outstanding Shares of Northstar Stock which are held by a shareholder who has properly preserved and perfected dissenters' rights with respect to such Shares pursuant to Section 302A.471 and 302A.473 of the MBCA shall not be converted into the right to receive the Merger Consideration for the Shares and shall be treated in accordance with those provisions of Minnesota law unless and until the right of such shareholder to payment for such Shares under Section 302A.473 of the MBCA shall cease.

        (b) If any holder of Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's right to payment for any of such holder's Shares under Section 302A.473 of the MBCA, then as of the later of the Effective Time or the occurrence of such event, each such Share shall automatically be converted into the right to receive the Merger Consideration, without interest thereon.

        (c) Each holder of Shares who becomes entitled, pursuant to the provisions of Section 302A.473 of the MBCA, to payment of the fair value of any of such holder's Shares shall receive payment therefor from the Surviving Corporation (or from the Disbursing Agent referred to below on behalf of the Surviving Corporation) pursuant to such provisions. Northstar shall give Buyer and Buyer Subsidiary prompt notice upon receipt by Northstar at any time prior to the Effective Time of any notice of intent to demand payment of the fair value for Shares under such Section and any withdrawal of any such notice of intent to demand payment.

    1.8  PAYMENT FOR SHARES.

        (a) At or before the Effective Time, Buyer or Buyer Subsidiary shall deposit in immediately available funds with Bank One, Dallas, Texas ("Bank One"), or any other disbursing agent that is selected by Buyer and reasonably satisfactory to Northstar (the "Disbursing Agent"), an amount equal to the sum of the following: (i) the product of the number of Shares of Northstar Stock issued and outstanding immediately prior to the Effective Time (other than Shares held of record, if any, by Buyer or Buyer Subsidiary), prorated for fractional shares, times the Merger Consideration;
    (ii) for each Stock Option other than the Overstreet Options, the product of the number of Shares of Northstar Stock subject to such Stock Option immediately prior to the Effective Time times the difference between the Merger Consideration and the per share exercise price of such Stock Option immediately prior to the Effective Time (the "Stock Option Exercise Price") (the aggregate of such amounts being hereafter referred to as the "Fund"); and (iii) 33.33% of the Bonus Fund contemplated by Section 5.9 hereof. Out of the Fund, the Disbursing Agent shall, pursuant to irrevocable instructions from the holders of Northstar Stock with respect to payment referred to in Section 1.6(a), pursuant to irrevocable instructions from the holders of Stock Options with respect to payment referred to in Section 1.6(d), pursuant to irrevocable instructions from the Surviving Corporation with respect to payments referred to in Section 1.7 and pursuant to the provisions of Section 5.9, make the payments referred to in Sections 1.6(a), 1.6(d), 1.7 and 5.9 hereof, subject to the requirements of paragraphs (b), (d) and (e) of this Section 1.8. The Disbursing Agent may invest portions of the Fund as the Surviving Corporation directs, provided that substantially all such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $100,000,000 (collectively, "Permitted Investments"), or in money market funds which are invested solely in Permitted Investments. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation. Any amount remaining in the Fund one (1) year to the day after the Effective Time may be refunded to the Surviving Corporation at its option; PROVIDED, however, that the Surviving Corporation shall be liable for any cash payments required to be made thereafter pursuant to Sections 1.6(a) and 1.7 hereof, this paragraph (a) of this Section 1.8 and paragraph (e) of this Section 1.8.

        (b) As soon as practicable after the Effective Time, the Disbursing Agent shall mail to each holder of record (other than Buyer and Buyer Subsidiary and those holders who have exercised dissenters' rights pursuant to Section 302A.473 of the MBCA and have not subsequently withdrawn or lost such rights) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding Shares of Northstar Stock, a form letter of transmittal (the "Letter of Transmittal") for return to the Disbursing Agent, and instructions for use in effecting the surrender of certificates and to receive cash for each of such holder's Shares of Northstar Stock pursuant to Section 1.6(a) hereof. The Letter of Transmittal shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of such certificate or certificates to the Disbursing Agent. The Disbursing Agent, as soon as practicable following receipt of any such certificate or certificates, together with the Letter of Transmittal duly executed and any other items specified by the Letter of Transmittal, shall pay, by check or draft, to the person entitled thereto, the amount determined by multiplying (i) the number of Shares of Northstar Stock represented by the certificate or certificates so surrendered (pro-rated for fractional shares) by (ii) the Merger Consideration. No interest will be paid or accrued on the cash payable upon the surrender of the certificates or certificates.

        (c) The Disbursing Agent, as soon as practicable following receipt of irrevocable instructions from the holders of Stock Options, other than the Overstreet Options, pursuant to the Stock Option Exercise and Sale Agreements (as defined in Section 5.5), shall pay, by check or draft to each holder thereof the amount determined by multiplying the number of Shares of Northstar Stock subject to such Stock Option immediately prior to the Effective Time times the difference between the Merger Consideration and the Stock Option Exercise Price of such Stock Option immediately prior to the Effective Time.

        (d) In the event any such certificate or certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate or certificates to have been lost, stolen or destroyed, the amount to which such person would have been entitled under Section 1.8(b) hereof but for failure to deliver such certificate or certificates to the Disbursing Agent shall nevertheless be paid to such person, provided that the Surviving Corporation may, in its sole discretion and as a condition precedent to such payments require such person to give the Surviving Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be had against the Surviving Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

        (e) In addition to the foregoing, if any holder of Shares shall become entitled to receive payment for such Shares pursuant to Section 302A.473 of the MBCA, the Surviving Corporation shall give written instructions to the Disbursing Agent to pay either to such holder or to the Surviving Corporation the amount to which such holder is entitled, but not to exceed the product of (i) the number of Shares with respect to which such holder has become entitled to receive payment pursuant to Section 302A.473 of the MBCA (pro-rated for fractional shares), times
    (ii) the Merger Consideration (which instructions shall, if funds are to be released to the Surviving Corporation, be accompanied, by a certificate of the Surviving Corporation that any funds released will be remitted to such holder in accordance with said Section 302A.473), and any remaining payment to which such holder is entitled shall be made by the Surviving Corporation.

    1.9 NO FURTHER RIGHTS OR TRANSFERS. At and after the Effective Time, all Shares issued and outstanding immediately prior to the Effective Time (including without limitation fractional shares) shall be canceled and cease to exist, and each holder of a certificate or certificates that represented Shares shall cease to have any rights as a shareholder of Northstar with respect to the Shares represented by such certificate or certificates, except for the right to surrender such holder's certificate or certificates in exchange for the Merger Consideration for each Share represented by the certificate or certificates or to perfect such holder's right to receive payment for such holder's Shares pursuant to Section 302A.473 of the MBCA and Section 1.7 hereof if such holder has validly exercised and not withdrawn or lost such holder's right to receive payment for such holder's Shares pursuant to Section 302A.473 of the MBCA, and no transfer of Shares shall be made on the stock transfer books of the Surviving Corporation.

                                   ARTICLE II
                                    CLOSING

    2.1 TIME AND PLACE. Subject to the provisions of Articles VI and VII hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Parsinen Kaplan Rosberg & Gotlieb, P.A. on the same business day as, and promptly following, the Special Meeting of the shareholders of Northstar to be called pursuant to Section 5.2 hereof (the "Shareholder Meeting"), or at such other place or at such other time as Northstar and Buyer may agree upon for the Closing to take place. The date on which the Closing occurs is referred to herein as the "Closing Date."

    2.2  DELIVERIES AT CLOSING.

        (a) At the Closing there shall be delivered to Northstar, Buyer and Buyer Subsidiary the opinions, certificates, and other documents and instruments the delivery of which is contemplated under Article VI hereof.

        (b) At the Closing, Northstar and Buyer Subsidiary shall cause the Articles of Merger to be filed and recorded in accordance with the provisions of Section 302A.615 of the MBCA and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

        (c) Subject to the right of the Surviving Corporation to receive a refund of amounts remaining in the Fund one year after the Closing Date as provided in Section 1.8 hereof, Buyer or Buyer Subsidiary shall irrevocably deposit with the Disbursing Agent the amount designated as the Fund and 33% of the Bonus Fund as described in Section 1.8(a).

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF NORTHSTAR

    Northstar represents and warrants to Buyer, Buyer Subsidiary and their respective successors and assigns that, except as otherwise disclosed to Buyer in a disclosure schedule of Northstar dated the date hereof (the "Disclosure Schedule") or as set forth in the Financial Statements, as hereafter described:

    3.1 ORGANIZATION, STANDING AND QUALIFICATION. Each of Northstar and its one operating subsidiary, General Financial Supply, Inc. ("GFS"), is a corporation duly organized, validly existing and in good standing under the laws of the States of Minnesota and Iowa, respectively and has the requisite corporate power and authority to own, lease or operate all properties and assets owned, leased or operated by it and to carry on its business as it is now being conducted. Each of Northstar and GFS is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated, or the nature of its activities, makes such qualification necessary, except such jurisdictions where failure to be so qualified would not have a material adverse effect upon the consolidated business, operations, properties, assets or the condition, financial or otherwise (a "Material Adverse Effect"), of Northstar. Northstar has delivered to Buyer a certified copy of its Articles of Incorporation and its Bylaws and those of GFS. Each copy is complete and correct as of the date hereof.

    3.2 CAPITALIZATION. The authorized capital stock of Northstar consists of 5,000,000 Shares of Northstar Stock, and 200,000 shares of Northstar Preferred Stock. As of October 31, 1999, 2,744,708 Shares of Northstar Stock were issued and outstanding and an aggregate of 532,500 Shares of Northstar Stock were reserved for issuance pursuant to outstanding Stock Options (all of which will be fully vested immediately prior to the Effective Time) and no shares of Northstar Preferred Stock were issued and outstanding. Except for the Stock Options and the Stock Option Exercise and Sale Agreements, there are no outstanding subscriptions, options, warrants, calls or other agreements or commitments by which Northstar is bound in respect of the capital stock of Northstar, whether issued or unissued, and no outstanding securities convertible into or exchangeable for any such capital stock. Northstar has made available to Buyer copies of the Stock Options. The identities of all holders of Stock Options and the number of shares subject to Stock Options are listed in Section
3.2 of the Disclosure Schedule.

    3.3 AUTHORIZATION AND EXECUTION. Northstar has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Northstar have been duly authorized by the Board of Directors of Northstar (the "Northstar Board") and, except for the approval of this Agreement by the shareholders of Northstar required by the MBCA, no further corporate action is necessary on the part of Northstar to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Northstar, enforceable against Northstar in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

    3.4 NON-CONTRAVENTION. Except as disclosed in Section 3.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement by Northstar, nor the consummation by Northstar of the transactions contemplated hereby, will (i) conflict with or result in a breach of the Articles of Incorporation or Bylaws as currently in effect of Northstar, (ii) except for any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act") and the filing of Articles of Merger with the Secretary of State of the State of Minnesota, require the consent or approval of any governmental authority having jurisdiction over any of the business or assets of Northstar, (iii) violate any statute or regulation applicable to Northstar or GFS, or (iv) result in a breach of, or constitute a default or an event which, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, require the consent of any third party or result in the creation of any lien on the assets of Northstar under, any other instrument, contract or agreement to which Northstar is a party or by which the properties or assets of Northstar may be bound (except, in the case of clauses (ii), (iii) and (iv), where such violation, breach, default, termination, cancellation, acceleration, payment, benefit or lien, or the failure to make such filing or obtain such consent or approval, would not impair the ability of Northstar to consummate the transactions contemplated by this Agreement and would not have, individually or in the aggregate, a Material Adverse Effect or which will be waived, cured, terminated or obtained prior to the Effective Time).

    3.5 FINANCIAL STATEMENTS. Except as disclosed in Section 3.22 of the Disclosure Schedule, Northstar's audited consolidated financial statements included in its annual reports on Form 10-K for the fiscal years ended October 31, 1999 and 1998, respectively, and Form 10-KSB for the fiscal year ended October 31, 1997 (the "Financial Statements") have been prepared on the basis of Northstar's books and records and in conformity with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Northstar as of such dates and the results of its consolidated operations for the periods then ended.

    3.6 ABSENCE OF CERTAIN CHANGES/EVENTS. Except as described in Section 3.6 and elsewhere in the Disclosure Schedule or as otherwise contemplated by this Agreement, since October 31, 1999, neither Northstar nor GFS has (i) split, combined or reclassified any shares of its capital stock or made any other changes in its equity capital structure; (ii) purchased, redeemed or otherwise acquired, directly or indirectly, any shares of its capital stock; (iii) declared, set aside or paid any dividend or made any other distribution in respect of shares of its capital stock; (iv) issued any shares of its capital stock (except pursuant to the exercise of outstanding Stock Options) or any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for and the acceleration of vesting of the Stock Options; (v) purchased any capital assets or made any capital expenditures for a price or in an amount which exceeded $1,000,000 in the aggregate; (vi) sold, leased, encumbered, mortgaged or otherwise disposed of any material assets or properties, other than in the ordinary course of business or the issuance of Permitted Liens (as defined in Section 3.10 below); (vii) incurred, assumed or guaranteed any indebtedness for money borrowed other than in the ordinary course of business and intercompany indebtedness; (viii) granted any increases in employee benefits; (ix) granted any increases in employee compensation other than in the normal course of business; (x) changed or modified in any material respect any existing accounting method, principle or practice other than as required by generally accepted accounting principals: (xi) voluntarily terminated any instrument, contract or agreement which, but for such termination, would have constituted a Material Contract (other than terminations of instruments, contracts or agreements which expired in accordance with their terms); (xii) entered into any commitment to do any of the foregoing; or (xiii) suffered any business interruption, damage to or destruction of its properties or other incident, occurrence or event (other than changes generally applicable to the industry in which Northstar and GFS are involved or changes in general economic conditions) which has had or could reasonably be expected to have (after giving effect to insurance coverage) a Material Adverse Effect.

    3.7  [INTENTIONALLY BLANK]

    3.8  TAX MATTERS.

        (a) Except as set forth in Section 3.8 of the Disclosure Schedule, and Northstar's 1999 consolidated tax return, for which an extension was filed, each of Northstar and GFS (as applicable) has timely filed all tax returns and reports required to be filed by it, and has paid in a timely manner all taxes owed with respect to such returns. Such tax returns to Northstar's knowledge were correct and complete in all material respects. All taxes known by Northstar or GFS to be owed have been paid. Northstar and GFS have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (b) No claim known to Northstar has been made by an authority in a jurisdiction where Northstar or GFS does not file tax returns that Northstar or GFS may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of Northstar or GFS that arose in connection with any failure (or alleged failure) to pay any tax.

        (c) There are no pending audits or investigations or, to the best knowledge of Northstar, audits or investigations threatened within the last three years relating to any taxes for which Northstar or GFS may become liable. No material deficiencies for any taxes have been asserted or assessed against Northstar or GFS that have not been settled. There are no agreements in effect to extend the period of limitations for the assessment or collection of any taxes for which Northstar or GFS may become liable, and no requests for any such agreements are pending.

        (d) Neither Northstar nor GFS has (a) waived any statute of limitations in respect of taxes, (b) filed a consent under Code Section
    341(f) concerning collapsible corporations, or (c) been a United States real property holding corporation within the meaning of Code Section
    897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Except for the existing Management Agreements with its senior executive officers, neither Northstar nor GFS has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

        (e) For purposes of this Agreement, the term "tax" shall include
    (i) all federal, state, local and foreign taxes, assessments, levies, duties, license fees, registration fees, withholdings, or other similar governmental charges, and (ii) any interest, penalties or additions to tax imposed on a tax described herein.

        (f) Northstar has no tax sharing agreements or similar agreements.

    3.9 REAL PROPERTY AND LEASEHOLD PROPERTY. Northstar's Form 10-K for its 1999 fiscal year contains a description of (i) a parcel of real property owned by Northstar located in Brooklyn Park, Minnesota (the "Minnesota Fee Property"), and (ii) a parcel of real property owned by GFS located in Nevada, Iowa (the "Iowa Fee Property"). The Minnesota Fee Property and the Iowa Fee Property are hereinafter sometimes collectively referred to as the "Fee Properties" with the legal descriptions of the Fee Properties included in Section 3.9 of the Disclosure Schedule. Northstar's Form 10-K for its 1999 fiscal year contains a description of five (5) properties leased to either Northstar or GFS (the "Leases") with the parties to the leases and the common address of such premises more particularly described in Section 3.9 of the Disclosure Schedule (collectively, the "Leased Properties"). The Fee Properties and the Leased Properties are hereinafter sometimes collectively referred to as the "Real Property."

        (a) Northstar and/or GFS, as the case may be, owns good and marketable title to the Fee Properties, and have valid leasehold interests in the Leased Properties, subject to in both cases liens of mortgages and other security interests in the Real Property and other exceptions as listed in
    Section 3.9 of the Disclosure Schedule and, in all cases, subject to standard and customary exceptions which do not materially and adversely affect Northstar's or GFS's, as the case may be, ownership, use, possession or rights in and to the Real Property;

        (b) All of the Leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as may be subject to and limited by the effect of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights, and
    (ii) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. There does not exist under any of the Leases any event which with notice or lapse of time or both would constitute a default that would have a Material Adverse Effect;

        (c) There are no claims, actions, suits or proceedings against Northstar or GFS affecting any of the Real Property pending, or to the knowledge of Northstar, threatened, which would have a Material Adverse Effect;

        (d) None of the Real Property is subject to any liens, claims or encumbrances except (i) liens, claims, encumbrances disclosed on
    Section 3.9 of the Disclosure Schedule, (ii) liens for taxes and assessments not yet due, or (iii) other recorded use and building restrictions, and customary and normal easements for utilities and zoning restrictions, which do not materially adversely affect Northstar's or GFS's ownership, use, possession or rights in and to the Real Property; and

        (e) All of the Real Property is serviced by all utilities as are necessary for the current conduct of the business of Northstar and GFS and, to Northstar's knowledge, there are no threatened curtailment or reduction of any such utilities.

        (f) Neither the execution, delivery or performance of this Agreement will result in the termination of any of the Leases or create in the lessors thereunder the right to terminate any of the Leases.

    3.10 PERSONAL PROPERTY. Northstar and/or GFS (as applicable) has good and valid title to all material personal property owned by it, free and clear of all liens, security interests, charges and encumbrances, except (i) liens for taxes, assessments and other governmental charges which are not due and payable, (ii) mechanics', materialmens', carriers', workmens', warehousemens', repairmens', landlords' or other like liens securing obligations which are not due and payable, (iii) liens, security interests, charges and encumbrances evidenced by any lease, contract or agreement which is described in Section 3.10 of the Disclosure Schedule, (iv) imperfections of title and liens, charges and encumbrances which do not materially detract from the value or materially interfere with the present use of the property subject thereto or affected thereby, and (v) other liens, security interests, charges and encumbrances described in the Disclosure Schedule (collectively, the "Permitted Liens").

    3.11 MATERIAL CONTRACTS. Except as disclosed in Section 3.11 of the Disclosure Schedule, or any other representation in this Agreement, neither Northstar nor GFS is a party to or bound by any:

        (a) employment, consulting, independent contractor or similar service contract (other than those that are terminable by Northstar or GFS without cost or penalty upon 60 days' or less notice);

        (b) material sales representative or distributorship agreement;

        (c) operating lease, whether as lessor or lessee, with respect to any real property or any tangible personal property (except the Leases or any lease of tangible personal property calling for payments of less than $25,000 per year);

        (d) material contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, tradename, servicemark, copyright or other intangible asset (other than non-negotiated licenses for commercially available computer software);

        (e) material loan agreement, indenture or other instrument, contract or agreement under which any money has been borrowed or loaned or any note, bond or other evidence of indebtedness has been issued, except as specified in the Financial Statements;

        (f) mortgage, security agreement, conditional sales contract, capital lease or similar agreement which effectively creates a lien on any assets of Northstar or any of its Subsidiaries (other than any conditional sales contract, capital lease or similar agreement which creates a lien only on tangible personal property and under which there exists an aggregate unpaid liability of less than $25,000 per contract, lease or agreement);

        (g) contract for the purchase or sale of capital assets or for the making of capital expenditures under which there exists an aggregate unpaid liability of $200,000 or more per contract;

        (h) purchase or sale order for merchandise or supplies which (i) was not entered into in the ordinary course of business, involves payments of $50,000 or more and is not terminable by Northstar or any of its Subsidiaries without cost or penalty upon 60 days' or less notice, or
    (ii) is a material standing or similar order with a remaining term of more than one year and is not terminable by Northstar or any of its Subsidiaries without cost or penalty upon 60 days' or less notice;

        (i) contract for advertising or promotional services to be rendered for Northstar or GFS which involves payment of $25,000 or more per year (other than those that are terminable by Northstar or any of its Subsidiaries without cost or penalty upon 60 days' or less notice);

        (j) contract restricting Northstar or GFS in any material respect from engaging in business or from competing with any other parties; plan of reorganization; partnership or joint venture agreement; or other contract not made in the ordinary course of business which involves payment of

    $50,000 or more per year and is not terminable by Northstar of any of its Subsidiaries without cost or penalty upon 60 days' or less notice; or

        (k) customer contract for the provision by Northstar or GFS of goods and/or services in excess of $500,000 per year.

All of the foregoing are hereinafter collectively called "Material Contracts." To the extent Material Contracts are evidenced by documents, true and complete copies thereof have been made available to Buyer. Each Material Contract is in full force and effect. Neither Northstar nor GFS nor, to the knowledge of Northstar, any other party, is in breach of or in default under any of the Material Contracts, except for breaches or defaults which have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in Section 3.11 of the Disclosure Schedule, no Material Contract will terminate as a result of the Merger.

    3.12 INTELLECTUAL PROPERTY. Section 3.12 of the Disclosure Schedule contains a complete and correct list of all material patents and registered trademarks, tradenames, servicemarks and copyrights, and all applications for any of the foregoing (collectively, the "Proprietary Rights"), held by Northstar or GFS. Neither Northstar nor GFS has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. To the knowledge of Northstar, there is no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. Except as disclosed on the Disclosure Schedule, neither Northstar nor GFS has received any written notice alleging that the operation of their respective businesses infringes in any material respect upon the intellectual property rights of others.

    3.13 LITIGATION. There are no litigation, arbitration or administrative proceedings, abatement orders or investigations of any kind pending or, to the knowledge of Northstar, threatened within the last three years against Northstar, GFS or any of their respective officers, employees or directors in connection with the business or affairs of Northstar or GFS (except those in which Northstar or GFS is a plaintiff directly but not derivatively), which (i) if decided adversely to Northstar or GFS, or such officer, employee or director, would have, individually or in the aggregate, a Material Adverse Effect, or (ii) seek to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. Neither Northstar nor GFS is identified as a party subject to any material restrictions or limitations under any judgment, order or decree of any court, administrative agency or commission or other governmental authority.

    3.14  PERMITS, LICENSES, AUTHORIZATIONS.  Except as set forth in Section
3.14 of the Disclosure Schedule, each of Northstar and GFS has all licenses, franchises, permits and other governmental authorizations necessary to conduct its business. Neither Northstar nor GFS is in violation of any license, franchise, permit or other governmental authorization the result of which would have a Material Adverse Effect.

    3.15 NO BROKERS OR FINDERS. Except for U.S. Bancorp Piper Jaffray, Inc. ("Piper"), Northstar has not engaged any investment banker, broker or finder in connection with the transactions contemplated hereby. The Surviving Corporation shall be liable for and shall pay the all unpaid obligations of Northstar under its engagement letter with Piper.

    3.16  RETIREMENT AND BENEFIT PLANS.

        (a) Each employee pension benefit plan ("Pension Plan") as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each deferred compensation, bonus, incentive, stock incentive, option, stock purchase or other employee benefit plan, agreement, commitment or arrangement ("Benefit Plan"), which is currently maintained by Northstar or GFS or to which Northstar or GFS currently contributes or is under any current obligation to contribute (collectively, the "Employee Plans" and individually, an "Employee Plan") is listed in
    Section 3.16 of the Disclosure Schedule and, to the extent an Employee Plan is evidenced by documents, true and complete copies thereof have been made available to Buyer.

        (b) Each of Northstar and GFS has made on a timely basis all contributions or payments required to be made by it pursuant to the terms of the Employee Plans, ERISA, the Code or other applicable laws, unless such contributions or payment that have not been made are immaterial in amount and the failure to make such payments or contributions will not materially and adversely affect the Employee Plans. No Pension Plan is a "defined benefit plan" within the meaning of ERISA.

        (c) Each Employee Plan (and any related trust or other funding instrument) is being administered in all material respects in compliance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws and regulations, and all material reports required to be filed with any governmental agency with respect to any Pension Plan have been timely filed.

        (d) There are no material litigation, arbitration or administrative proceedings pending or, to the knowledge of Northstar, threatened against Northstar or GFS or any plan fiduciary by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any participant or beneficiary with respect to any Employee Plan. Neither Northstar nor GFS nor, to the knowledge of Northstar, any plan fiduciary of any Pension Plan has been engaged in any transaction in violation of Section 460(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA or any "prohibited transaction" as defined in Section 4975(a)(i) of the Code for which no exemption exists under Section 4975(e)(ii) or 4975(d) of the Code, or is subject to any excise tax imposed by the Code or ERISA with respect to any Employee Plan.

        (e) Neither Northstar nor GFS has have ever been a sponsor of, contributed to or been under an obligation to contribute to, any "multi-employer plan," as such term is defined in Section 3(37) of ERISA.

    3.17 ENVIRONMENTAL AND SAFETY LAWS. To the knowledge of Northstar, except as set forth in Section 3.17 to the Disclosure Schedule, neither Northstar nor GFS is in violation of any applicable federal, state, local statute, law, common law, or regulation relating to environmental matters. To the knowledge of Northstar, except as set forth in Section 3.17 to the Disclosure Schedule, neither Northstar nor GFS, or any other entity or person has, at any time, with respect to the Real Property (i) "released," "discharged," or actively or passively consented to the "release," "discharge," or "threatened release" of any Hazardous Substance (as defined below); (ii) taken any action in "response" to a "release;" or (iii) failed to give notice of the "discharge" if required by applicable law; or (iv) otherwise engaged in any activity or omitted to take any action which could subject it to claims for intentional or negligent torts, strict or absolute liability, either pursuant to statute or common law, in connection with Hazardous Substances located in or about their respective properties, including the generating, transporting, treating, storage or manufacture of any Hazardous Substance. The terms set within quotation marks above shall have the meaning given to them in the Comprehensive Environmental Response and Liability Act, 42 U.S.C. Section 6901, et. seq., as amended by the Super Fund Amendments and Reauthorization Act of 1986 ("CERCLA"), RECRA (as defined below), or any other federal, state or local environmental law, including but not limited to the Minnesota Environmental Response and Liability Act, Minn. Stat. Section 115B ("MERLA") and the Minnesota Petroleum Tank Release Cleanup Act, Minn. Stat. Section 115C, (all such laws being referred to collectively as the "Environmental Laws"). "Hazardous Substances" means hazardous waste, urea formaldehyde, polychlorinated biphenyls, asbestos, petroleum, natural gas, radon, synthetic gas used for fuel or mixtures thereof, any materials related to any of the foregoing, and substances defined as "hazardous substances," "toxic substances," "hazardous waste," "pollutant," "contaminant," "source material," "special nuclear materials" and "by-product material" in CERCLA, the Resource Conservation Recovery Act as amended 42 U.S.C.
Section 6901, et. seq. ("RECRA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et. seq., the Clean Water Act, 33 U.S.C. Section 1251, et. seq., MERLA and all other federal, state, local and governmental environmental laws or any regulations promulgated pursuant to any of the foregoing statutes.

    3.18 AFFILIATE TRANSACTIONS. Except as described in Northstar's Annual Report on Form 10-K for the fiscal year ended October 31, 1999, no affiliate of Northstar or GFS (other than the other of Northstar or GFS) (i) furnishes or sells material services or products that Northstar or GFS furnishes or sells or currently proposes to furnish or sell, (ii) purchases from or sells or furnishes to Northstar or GFS any material goods or services, or (iii) owns or leases any material property, real or personal, that is used by Northstar or GFS.

    3.19 LABOR MATTERS. Neither Northstar nor GFS is suffering an existing labor dispute or disturbance which has had or could reasonably be expected to have a Material Adverse Effect. The employees of Northstar and GFS are not represented by any union and there are no pending or, to the knowledge of Northstar, threatened representation questions concerning the employees of Northstar or GFS. Neither Northstar nor GFS is subject to any collective bargaining agreement with any employee union. There are no EEOC claims pending against Northstar or GFS nor, to the knowledge of Northstar, are any such claims threatened.

    3.20 INSURANCE. Section 3.20 of the Disclosure Schedule contains a list of all insurance policies maintained by Northstar and GFS, together with a brief description of the coverages afforded thereby. All of such insurance policies are in full force and effect.

    3.21 PROXY STATEMENT. None of the information supplied by or on behalf of Northstar for inclusion in the Proxy Statement (as hereinafter defined) will, at the time that the Proxy Statement is mailed to the shareholders of Northstar, and at the time of the meeting of the shareholders to which the Proxy Statement relates (the "Shareholder Meeting") contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or to correct any statement in any earlier communication with respect to the solicitation of any proxy or approval for the Shareholder Meeting (except that no representation is made by Northstar with respect to statements made in the Proxy Statement based on information furnished to Northstar by Buyer or Buyer Subsidiary specifically for inclusion in the Proxy Statement).

    3.22 1999 AND 1998 FORMS 10-K. Except as disclosed in Section 3.22 of the Disclosure Schedule, none of the information supplied by or on behalf of Northstar for inclusion in its Annual Reports on Form 10-K for the fiscal years ended October 31, 1999 and 1998, respectively, contained any untrue statement of a material fact, or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for information which was subsequently clarified or corrected in subsequent reports filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                           BUYER AND BUYER SUBSIDIARY

    Buyer and Buyer Subsidiary, jointly and severally, hereby represent and warrant to Northstar and its successors and assigns that:

    4.1 ORGANIZATION, STANDING, EQUITY OWNERSHIP. Each of Buyer and Buyer Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Buyer owns all of the issued and outstanding stock of Buyer Subsidiary. Buyer has delivered to Northstar certified copies of both its and Buyer Subsidiary's Articles or Certificate of Incorporation and Bylaws. Each copy is complete and correct as of the date hereof.

    4.2 AUTHORIZATION AND EXECUTION. Each of Buyer and Buyer Subsidiary has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer and Buyer Subsidiary have been duly authorized by their respective Boards of Directors and by Buyer as the sole shareholder of Buyer Subsidiary, and no further corporate action is necessary on the part of Buyer or Buyer Subsidiary to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of each of Buyer and Buyer Subsidiary, enforceable against Buyer and Buyer Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

    4.3 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement by Buyer or Buyer Subsidiary, nor the consummation by Buyer and Buyer Subsidiary of the transactions contemplated hereby, will (i) conflict with or result in a breach of the Articles or Certificate of Incorporation or Bylaws as currently in effect of Buyer or Buyer Subsidiary, respectively, (ii) except for any applicable requirements under the Hart-Scott-Rodino Act and the filing of Articles of Merger with the Secretary of State of the State of Minnesota, require the consent or approval of any governmental authority having jurisdiction over any of the business or assets of Buyer or Buyer Subsidiary,
(iii) violate any statute or regulation applicable to Buyer or Buyer Subsidiary, or (iv) result in a breach of, or constitute a default or an event which, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, require the consent of any third party or result in the creation of any lien on the assets of Buyer or Buyer Subsidiary under, any other instrument, contract or agreement to which Buyer or Buyer Subsidiary is a party or by which the properties or assets of Buyer or Buyer Subsidiary may be bound (except, in the case of clauses (ii), (iii) and (iv), where such violation, breach, default, termination, cancellation, acceleration, payment, benefit or lien, or the failure to make such filing or obtain such consent or approval, would not impair the ability of Buyer or Buyer Subsidiary to consummate the transactions contemplated by this Agreement).

    4.4 LITIGATION. There is no litigation, arbitration, administrative proceedings, abatement orders or investigations of any kind pending or, to the knowledge of Buyer or Buyer Subsidiary, threatened against Buyer or Buyer Subsidiary which seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement.

    4.5 NO BROKERS OR FINDERS. Neither Buyer nor Buyer Subsidiary has engaged any investment banker, broker or finder in connection with the transactions contemplated hereby.

    4.6 AVAILABILITY OF FUNDS. Buyer shall obtain and deliver to Northstar upon execution of this Agreement a loan commitment from Bank One sufficient to enable it to consummate the transactions contemplated by this Agreement, and the consummation of such transactions will not render Buyer insolvent nor cause Buyer, Buyer Subsidiary or Northstar to be in violation of any corporate statute restricting the ability of any of them to make distributions on account of its capital stock.

    4.7 PROXY STATEMENT. None of the information supplied by or on behalf of Buyer or Buyer Subsidiary for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the shareholders of Northstar, and at the time of the Shareholder Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or to correct any statement in any earlier communication with respect to the solicitation of any proxy or approval for the Shareholder Meeting.

                                   ARTICLE V
              CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME

    5.1 OPERATION OF BUSINESS OF NORTHSTAR BETWEEN THE DATE OF THIS AGREEMENT AND THE EFFECTIVE TIME. During the period from the date hereof to the Effective Time, except as otherwise consented to in writing by Buyer or as expressly contemplated by this Agreement:

        (a) Northstar will use all reasonable efforts to preserve substantially intact its business organization, keep available the services of its present officers and key employees, and preserve its present relationships with entities and persons having material business dealings with Northstar.

        (b) Northstar shall conduct its business and operations in the ordinary and usual course in substantially the same manner as heretofore conducted.

        (c) Northstar shall not (i) amend its Articles of Incorporation or Bylaws, (ii) increase or decrease the number of authorized shares of its capital stock, as set forth in Section 3.2 hereof, (iii) split, combine or reclassify any shares of its capital stock or make any other changes in its equity capital structure, (iv) purchase, redeem or cancel for value, directly or indirectly, any shares of its capital stock or any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, or
    (v) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of shares of its capital stock.

        (d) Except as otherwise contemplated by this Agreement, consented to in writing by Buyer or pursuant to the ongoing exercise of previously granted Stock Options, Northstar shall not (i) issue, grant, sell or pledge, or agree to propose to issue, grant, sell or pledge, any shares of capital stock of Northstar (other than the issuance of Northstar Stock upon the exercise of Stock Options heretofore granted by Northstar), or any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for such capital stock, or any stock appreciation rights or performance shares based upon the value of any such capital stock, and shall not permit any shares of Northstar Preferred Stock or any options, rights or warrants to purchase any Northstar Preferred Stock or any securities convertible into or exchangeable for Northstar Preferred Stock to be outstanding, (ii) purchase, lease or otherwise acquire (including without limitation acquisitions by merger, consolidation or stock or asset purchase) any assets or properties in excess of $25,000,
    (iii) sell, lease, encumber, mortgage or otherwise dispose of any assets or properties which are material to Northstar, other than dispositions in the ordinary course of business, (iv) waive, release, grant or transfer any rights of value or modify or change in any material respect any material existing license, contract or other document, (v) incur any material indebtedness for money borrowed, (vi) incur any other liability or obligation, other than in the ordinary course of business, or assume, guarantee, endorse (other than endorsements of checks in the ordinary course of business) or otherwise as an accommodation become responsible for the obligations of any other individual or entity, (vii) enter into any new material employee benefit plan, program or arrangement or amend (except as required by law) any existing employee benefit plan, program or arrangement or any existing employment, severance or consulting agreements, or, other than in the ordinary course of business, grant any increases in compensation or benefits, (viii) adopt any collective bargaining agreement, (ix) enter into any other transaction, other than in the ordinary course of business and substantially consistent with past practices (except for providing a release to its officers and directors), (x) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability, (xi) merge or consolidate with any other corporation, or (xii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing. Notwithstanding the foregoing, Northstar shall be permitted to purchase or make arrangements to purchase an extension of its existing officers' and directors' liability policy for a premium amount not to exceed $100,000.

        (e) Northstar shall promptly advise Buyer of any change in its consolidated condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects which is or may reasonably be expected to be have a Material Adverse Effect.

        (f) Northstar shall not, without the consent of Buyer, settle or compromise any claim with respect to Northstar shareholders who dissent from the Merger.

    5.2  SHAREHOLDER MEETING; PROXY MATERIALS.

        (a) Northstar shall cause a meeting of its shareholders to be duly called and held on not less than twenty (20) days' written notice as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the adoption of this Agreement ("Shareholder Meeting") unless the Northstar Board, in the exercise of its fiduciary duties after consultation with counsel, shall determine that such a meeting should not be held.

        (b) Northstar will promptly prepare a proxy statement, together with a form of proxy, with respect to the Shareholder Meeting satisfying all applicable requirements of Minnesota law and of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission thereunder (such proxy statement, together with any amendments thereof or supplements thereto in each case in the form mailed to Northstar's shareholders, being herein called the "Proxy Statement") and shall file with the Securities and Exchange Commission a preliminary form of Proxy Statement, together with all other filings, if any, required under the Exchange Act. As to matters in the Proxy Statement concerning Buyer and Buyer Subsidiary, Northstar shall rely on information provided by Buyer and Buyer Subsidiary. Northstar will mail the Proxy Statement not less than twenty (20) days prior to the Shareholder Meeting referred to in Section 5.2(a) hereof to all shareholders of record of Northstar entitled to vote on the Merger at their addresses of record on the transfer record of Northstar unless the Northstar Board, in the exercise of its fiduciary duties after consultation with counsel, shall determine to withdraw its approval or recommendation of the Merger and that therefore such mailing should not be made. If necessary, in light of developments occurring subsequent to the mailing of the Proxy Statement, Northstar will send to its shareholders such supplemental proxy materials as may be necessary to make the Proxy Statement, as so supplemented, not false or misleading with respect to any material fact on the date of the Shareholder Meeting, and omitting no material fact necessary to prevent the Proxy Statement from being misleading.

    5.3 ACCESS TO INFORMATION. From the date hereof until the Effective Time, Northstar will give Buyer and its counsel, financial advisors, auditors and other authorized representatives as well as those of Buyer Subsidiary (collectively, the "Buyer Representatives") reasonable access to the offices, properties, books and records of Northstar and GFS at all reasonable times and upon reasonable notice, will have instructed the employees, counsel, financial advisors and auditors of Northstar and GFS to cooperate with Buyer and each such representative in all reasonable respects in its investigation of the business of Northstar and GFS. Buyer and each of the Buyer Representatives will conduct such investigation in a manner as to not unreasonably interfere with the operations of Northstar and GFS. Buyer shall, and shall cause each of the Buyer Representatives to hold confidential all information obtained hereunder or otherwise with respect to Northstar and all analyses, compilations, data, studies or other documents based in whole or in part on any such information prepared by or on behalf of Buyer or the Buyer Representatives, not use any information obtained hereunder or otherwise from Northstar for any purpose other than evaluating the transactions contemplated by this Agreement and, at Northstar's request in the event of termination of this Agreement pursuant to
Section 7.1 hereof, return to Northstar all copies of information obtained hereunder or otherwise from Northstar.

    5.4 HART-SCOTT-RODINO ACT. Each of Northstar, Buyer and Buyer Subsidiary will file, as soon as practicable, any Notification and Report Forms and related material that they may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will exercise all reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary or advisable.

    5.5 STOCK OPTIONS. Northstar shall obtain from all holders of Stock Options (except the Overstreet Options) duly executed Stock Option Exercise and Sale Agreements which will provide that the holders thereof will exercise their Stock Options immediately prior to the Effective Time of the Merger and sell the Shares thereunder to Northstar in exchange for payment from Buyer in accordance with Section 1.8(a) and such shares of Northstar Stock underlying such Stock Options shall be deemed cancelled (the "Stock Option Exercise and Sale Agreements"). The Stock Option Exercise and Sale Agreements shall be in a form reasonably satisfactory to Northstar and Buyer. Payment for each Stock Option other than the Overstreet Options shall be made in cash and be equal to the product of the number of Shares subject to such Stock Option immediately prior to the Effective Time times the difference between the Merger Consideration and the Stock Option Exercise Price immediately prior to the Effective Time.

    5.6  [INTENTIONALLY BLANK].

    5.7 VOTING AGREEMENT. Upon execution of the Merger Agreement, holders of not less than 39% of the outstanding Northstar Common Stock shall execute a Voting Agreement with Buyer to vote, subject to the provisions thereof, all of their respective shares of Northstar Common Stock in favor of the Merger.

    5.8 TAX MATTERS. Buyer shall prepare or cause to be prepared and file or cause to be filed all tax returns for Northstar and GFS for all periods ending on or prior to the Effective Time which are filed after the Effective Time (other than income tax returns with respect to periods for which a consolidated, unitary or combined income tax return of Northstar will include the operations of Northstar and GFS). Such tax returns will report the disqualifying disposition of the Stock Options. Buyer shall permit Northstar to review and comment on each such tax return described in the preceding sentence prior to filing. Buyer and Northstar further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

    5.9 BONUS FUND. Buyer or Buyer Subsidiary shall (a) establish a transaction completion bonus fund equal to 1% of the Fund (but aggregating not more than $450,000, the "Bonus Fund") and, as provided in Section 1.8, deposit 33.33% of the Bonus Fund with the Disbursing Agent, (b) pay to Northstar's four executive officers other than Roger Bredesen (the "Executive Officers"), at Closing an aggregate of 33.33% of the Bonus Fund, and (c) pay to the Executive Officers (on a proportionate basis as described below) 33.33% of the Bonus Fund on the first anniversary of the Closing Date and the remaining 33.33% of the Bonus Fund on the second anniversary of the Closing Date, provided in each case that such Executive Officer either (i) is still employed with the Surviving Corporation or its successor on such dates, or (ii) is not employed on such dates as a result of death, total disability, retirement, termination without cause or a change of control, all as provided in said executives' employment agreements with Buyer. Each Executive Officer's proportionate share of the Bonus Fund payable at the Closing and on the anniversary dates of the Closing is calculated as the percentage by which each person's 1999 base salary bears to the collective 1999 base salaries of such executives. This Section 5.9 and the obligations of Buyer hereunder shall survive the closing of the transactions contemplated hereby, are intended to benefit Executive Officers (each of whom shall be entitled to enforce this Section against Buyer) and shall be binding on all successors and assigns of Buyer.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO THE OBLIGATIONS OF BUYER AND BUYER SUBSIDIARY. The obligations of Buyer and Buyer Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which (except for the condition set forth in Section 6.1(b)) may be waived by Buyer.

        (a) The representations and warranties of Northstar contained in
    Article III of this Agreement shall be true and correct in all material respects immediately prior to the Effective Time with the same effect as if such representations and warranties had been made immediately prior to the Effective Time; Northstar shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it at or prior to the Effective Time; and Buyer shall have received a certificate signed by an appropriate executive officer of Northstar to the effects set forth in this
    Section 6.1(a). Notwithstanding the above, the failure of Northstar to comply with any particular representation, warranty, covenant or agreement contained in this Agreement will not automatically entitle Buyer and Buyer Subsidiary to terminate this Agreement unless such failure meets the standards specified in Section 7.1(c)(iii) hereof.

        (b) This Agreement and the Merger shall have been approved at the Shareholder Meeting by the votes required by the MBCA and Northstar's Articles of Incorporation.

        (c) All other corporate action on the part of Northstar necessary to authorize the execution, delivery and consummation of this Agreement or any agreement or instrument contemplated hereby to which Northstar is or is to be a party or the transactions contemplated hereby or thereby shall have been duly and validly taken.

        (d) There shall not be instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree (except those in which Buyer is a plaintiff directly or derivatively) which would, if issued
    (i) restrain or prohibit the consummation of the transactions contemplated hereby, or (ii) require rescission of this Agreement or the transactions contemplated hereby, or (iii) result in a material claim for indemnification by an officer or director related to the transactions contemplated hereby, or (iv) result in material damages to Buyer, Buyer Subsidiary or the Surviving Corporation if the transactions contemplated hereby are consummated, nor shall there be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as so provided.

        (e) Subsequent to the date of this Agreement, there shall not have been any damage to, or destruction or loss of, any property or assets of Northstar or any Subsidiary, which, after giving effect to any insurance coverage, would have a Material Adverse Effect.

        (f) Buyer shall have received from Parsinen Kaplan Rosberg & Gotlieb P.A., counsel to Northstar, its opinion, dated the Closing Date and reasonably satisfactory in form and substance to Buyer and its counsel, as to the matters set forth in Exhibit A hereto.

        (g) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

        (h) Holders of no more than 5% of the outstanding Common Stock of Northstar shall have exercised dissenters' rights with respect to the Merger.

        (i) Estoppel letters substantially in the form of Exhibit C annexed hereto shall have been received from each of the landlords with respect to the Leases to the effect that the Leases are currently in effect and not in default (or other evidence to the same effect).

        (j) Except as otherwise agreed in writing, waivers or consents with respect to change in control shall have been received from the parties to any Material Contracts which grants such parties the right to terminate in the event of a change in control.

        (k) Waivers or consents shall have been received from the issuer of the Brooklyn Park revenue bonds and the collateralized letter of credit, for the benefit of Northstar, and appropriate supplemental indentures shall have been entered into by the parties thereto.

        (l) Northstar's Management Agreements with its four executive officers and any employment agreement (but not deferred compensation arrangements contained therein) between Northstar and any person shall have been terminated and Buyer shall have entered into employment agreements with such four executive officers in form and substance satisfactory to Buyer.

        (m) The resignation of Roger Bredesen as a Trustee of the Incentive Compensation Plan of Northstar shall have been received.

        (n) The Revolving Credit and Term Loan Agreement dated July 22, 1996 with First Bank National Association (now known as US Bancorp) shall have been terminated and any mortgages and liens encumbering Northstar's assets and securing the indebtedness evidenced thereby shall be released and UCC termination statements encumbering Northstar's personal property shall have been delivered.

        (o) The 1% transaction completion bonus fund created in Northstar's 1997 Board minutes shall have been formally terminated so it is not deemed duplicative of the bonus payment required by Section 5.9 above.

        (p) Buyer shall be satisfied with its due diligence investigations of the Real Property and Northstar's and /or GFS's personal property (the "Personal Property") in all material respects. In the event Buyer elects to enforce this condition, it shall provide Northstar with a detailed statement (the "Real Property/Personal Property Objection") as to the circumstances surrounding the problem(s) uncovered with respect to the Real Property and Personal Property. Northstar shall have the right, for a period of 30 days, to cure any such problem(s); provided, however, that if Northstar is undertaking diligent efforts to cure and the cure cannot be completed within such 30 day period, Northstar shall be granted an extension of time to complete the cure but not beyond an additional 30 days. Buyer shall have a period of 30 days from the execution date of this Agreement to complete its due diligence on the Real Property and Personal Property and provide the Real Property/Personal Property Objection (if any), after which time this provision shall become null and void and shall no longer be deemed a condition to Buyer's obligations.

        (q) Northstar will provide evidence confirming that the indebtedness under the Industrial Development Revenue Bonds (General Financial
    Supply, Inc. Project) Series 1985 issued by the City of Nevada, Story County, Iowa, has been paid off, and that all mortgages and security interests securing such obligations and/or encumbering GFS' Real Estate or Northstar's personal property related thereto have been released or terminated.

    6.2 CONDITIONS TO THE OBLIGATIONS OF NORTHSTAR. The obligations of Northstar to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which (except for the condition set forth in Section 6.2(b)) may be waived by Northstar.

        (a) The representations and warranties of Buyer and Buyer Subsidiary contained in Article IV of this Agreement shall be true and correct in all material respects immediately prior to the Effective Time with the same effect as if such representations and warranties had been made immediately prior to the Effective Time; each of Buyer and Buyer Subsidiary shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it at or prior to the Effective Time; and Northstar shall have received a certificate signed by an appropriate executive officer of each of Buyer and Buyer Subsidiary to the effects set forth in this Section 6.2(a). Notwithstanding the above, the failure of Buyer or Buyer Subsidiary to comply with any particular representation, warranty, covenant or agreement contained in this Agreement will not automatically entitle Northstar to terminate this Agreement unless such failure meets the standards specified in Section 7.1(d)(iii) hereof.

        (b) This Agreement and the Merger shall have been approved at the Shareholder Meeting by the votes required by the MBCA and Northstar's Articles of Incorporation.

        (c) All corporate action on the part of Buyer and Buyer Subsidiary necessary to authorize the execution, delivery and consummation of this Agreement or any agreement or instrument contemplated hereby to which Buyer or Buyer Subsidiary is or is to be party or the transactions contemplated hereby or thereby shall have been duly and validly taken.

        (d) There shall not be instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree (except those in which Northstar is a plaintiff directly but not derivatively) which, in the reasonable judgment of Northstar, would, if issued, restrain or prohibit the consummation of the transactions contemplated hereby or require rescission of this Agreement or such transactions or result in material damages to Northstar or the Surviving Corporation if the transactions contemplated hereby are consummated, nor shall there be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as so provided.

        (e) Northstar shall have received from Wolin, Ridley & Miller LLP, counsel to Buyer and Buyer Subsidiary, its opinion, dated the Closing Date and reasonably satisfactory in form and substance to Northstar and its counsel as to the matters set forth in Exhibit B hereto.

        (f) On the Closing Date, financing in the full amount designated as the Fund in Section 1.8 hereof shall have been deposited pursuant to Section 1.8 with the only condition to the disbursement of the proceeds in the manner provided in Section 1.8 being presentation to the Disbursing Agent of a copy of the Articles of Merger certified by the Secretary of State of the State of Minnesota as having been duly filed.

        (g) As of the date of the Proxy Statement, Northstar shall have received the opinion of Piper satisfactory in form and substance to the Northstar Board, that the Merger Consideration is fair, from a financial point of view, to the shareholders of Northstar, and on the date of the Shareholder Meeting and at the Effective Time, such opinion shall not have been withdrawn or modified in any manner unsatisfactory to the Northstar Board. Nothing contained herein shall be deemed to obligate the Northstar Board to obtain a formal or informal update of such opinion as of either of such dates.

        (h) Northstar shall have entered into the Indemnification Agreements with each of its officers and directors in form and substance satisfactory to the Northstar Board and its counsel.

                                  ARTICLE VII
                          TERMINATION AND ABANDONMENT

    7.1 TERMINATION. This Agreement may be terminated as follows whether before or after the approval of the Merger by the shareholders of Northstar:

        (a) By mutual consent of the Northstar Board and the Board of Directors of Buyer at any time prior to the Effective Time;

        (b) By the Northstar Board, if Northstar has substantially satisfied all of the conditions to the obligation of Buyer and Buyer Subsidiary specified in Section 6.1 hereof, and the Merger has not been consummated on or before June 30, 2000, and by the Board of Directors of Buyer, if Buyer and Buyer Subsidiary have substantially satisfied all of the conditions to the obligations of Northstar specified in Section 6.2 hereof and the Merger has not been consummated on or before June 30, 2000, which date, in both cases, may be extended by mutual agreement of the Northstar Board and the Board of Directors of Buyer;

        (c) By the Board of Directors of Buyer, if (i) any of the conditions set forth in Section 6.1 hereof shall become impossible to fulfill other than for reasons within the control of Buyer or Buyer Subsidiary, and shall not have been waived by Buyer pursuant to Section 8.2 hereof, (ii) the shareholders of Northstar shall fail to adopt this Agreement and the Merger by the vote required by the MBCA and Northstar's Articles of Incorporation at the Shareholder Meeting or any adjournment thereof, or (iii) Northstar has breached any representation, warranty, covenant or agreement contained in this Agreement, which breach has a Material Adverse Effect and cannot be or is not cured by July 15, 2000;

        (d) By the Northstar Board, if (i) any of the conditions set forth in
    Section 6.2 hereof shall become impossible to fulfill other than for reasons within the control of Northstar, and shall not have been waived by the Northstar Board pursuant to Section 8.2 hereof, (ii) the shareholders of Northstar shall fail to adopt this Agreement and the Merger by the vote required by the MBCA and Northstar's Articles of Incorporation at the Shareholder Meeting or any adjournment thereof, (iii) Buyer or Buyer Subsidiary has breached any representation, warranty, covenant or agreement contained in this Agreement, which breach has a Material Adverse Effect and cannot be or is not cured by July 15, 2000;

        (e) By either the Northstar Board or the Board of Directors of Buyer, if any court of competent jurisdiction in the United States or other United States governmental body, including the Federal Trade Commission, shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

        (f) By the Northstar Board if it, in the exercise of its fiduciary duties after consultation with counsel, shall have withdrawn its approval or recommendation of the Merger; or

        (g) By the Northstar Board, in the event a Superior Proposal (as defined in Section 8.5 below) is received by Northstar or the shareholders of Northstar and the Northstar Board determines, in the exercise of its fiduciary duties after consultation with counsel, to accept, approve or recommend the Superior Proposal.

    7.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination and abandonment of the Merger pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties hereto and this Agreement shall terminate and the Merger shall be abandoned without further action by the other party hereto without any liability on the part of either party hereto (except the liability of either party for any intentional and material breach of any representation, warranty or covenant contained in this Agreement).

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

    8.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by action by the Northstar Board and the Board of Directors of Buyer and Buyer Subsidiary set forth in a written agreement of both Constituent Corporations at any time prior to the Effective Time with respect to any of the terms contained herein, except that after the Shareholder Meeting contemplated by Section 5.2 hereof, the price per Share to be paid pursuant to this Agreement to the holders of Shares shall in no event be decreased and the form of consideration to be received by the holders of Shares in the Merger shall in no event be altered without the approval of such holders.

    8.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Buyer or Buyer Subsidiary, on the one hand, or Northstar, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Buyer and Buyer Subsidiary or Northstar, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall be valid only if set forth in writing by the appropriate Constituent Corporation and shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of either party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.2.

    8.3 EXPENSES. Except as otherwise provided in this Section 8.3 and the Break-Up Fee specified in Section 8.5, all expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expense. Upon the consummation of the Merger, all expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Surviving Corporation.

    8.4 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each party hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action. Nothing herein stated shall require Northstar to take any action or to do anything which the Northstar Board, in the exercise of its fiduciary duties after consultation with counsel, determines not to take or do.

    8.5  NO SOLICITATION; OTHER OFFERS.

        (a) From the date hereof until termination of this Agreement or the Effective Time, whichever occurs first, Northstar will not, and will use its best efforts to cause its officers, directors, employees, representatives and agents (including, without limitation, attorneys, investment bankers and accountants) not to, directly or indirectly, solicit, initiate or encourage any inquiry, proposal, offer or indication of interest from any person that constitutes or would reasonably be expected to lead to any Acquisition Proposal (as hereinafter defined) or agree to or endorse, approve or recommend any Acquisition Proposal, or enter into discussions or negotiate with or provide any information to any person in furtherance of any such inquiries or to obtain or approve any Acquisition Proposal, and Northstar shall immediately notify Buyer of all relevant terms of any such inquiries or proposals received by Northstar or by any such officer, director, employee, representatives or agents, related to any of such matters, any material change in the details (including any amendments or proposed amendments) of any such inquiries or proposals, the identity of each of the persons making such inquiries or proposals, and, if such inquiry or proposal is in writing, Northstar shall immediately deliver or cause to be delivered to Buyer a copy of such inquiry or proposal; PROVIDED, HOWEVER, that if, prior to the Effective Time, Northstar shall receive an unsolicited Acquisition Proposal that the Northstar Board, after consultation with its legal counsel, reasonably believes that it has a fiduciary duty to consider, then Northstar, without violating this Agreement, may thereafter furnish information to and enter into discussions or negotiations with such third party. Nothing contained in this Section 8.5(a) or any other provision of this Agreement shall prevent the Northstar Board, after receiving an opinion of outside counsel to the effect that it is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the shareholders of Northstar an unsolicited, bona fide written Acquisition Proposal which the Northstar Board determines in good faith (i) would result in a transaction more favorable to Northstar's shareholders than the transaction contemplated by this Agreement and (ii) is made by a person financially capable of consummating such Acquisition Proposal (any such Acquisition Proposal being referred to herein as a "Superior Proposal"). If the Northstar Board shall have resolved to accept or accepted a Superior Proposal then, upon written notice to Buyer, Northstar may pursuant to Section 7.1(g), terminate this Agreement and the transactions contemplated hereby. For purposes hereof, "Acquisition Proposal" means any proposal or offer to acquire all or a substantial part of the business and properties of

    Northstar or any capital stock of Northstar, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving Northstar.

        (b) Upon any termination by Northstar of this Agreement permitted by (i)
    Section 7.1(f) or (ii) Section 7.1(g) and Section 5.2(a), Northstar shall pay to Buyer the sum of $1,000,000 (the "Break-Up Fee") upon the occurrence of such event. In such circumstances, the Break-Up Fee shall be deemed to include all costs and expenses of Buyer.

    8.6  INDEMNIFICATION.

        (a) Prior to and until the Effective Time, Northstar shall indemnify and hold harmless, and after the Effective Time the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, each present and former director and officer of Northstar and his or her heirs executors, administrators and legal representatives (individually an "Indemnified Party" and collectively the "Indemnified Parties") against any amounts incurred by such Indemnified Parties, including without limitation, losses, claims, damages, liabilities, costs, expenses (including attorneys' fees), judgments and amounts paid in settlement, in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation, arising out of or relating to any action, alleged action, omission or alleged omission occurring on or prior to the Effective Time (including without limitation any claim or action, suit, proceeding or investigation arising out of or relating to the Merger and the transactions contemplated by this Agreement and any which arise out of or relate to an Indemnified Party's having served as a committee member, director, officer, employee or agent of Northstar or as a trustee or fiduciary of any Employee Plan or otherwise on behalf of Northstar), whether asserted or commenced prior to or after the Effective Time and any expenses incurred by an Indemnified Party in enforcing any of the rights set forth in this Section (all such amounts and expenses being collectively referred to as "Losses" and individually referred to as a "Loss"). To the fullest extent permitted by applicable law, Northstar or the Surviving Corporation, as the case may be, will advance all expenses to each Indemnified Party in connection with any such Losses. Northstar's and, after the Effective Time, the Surviving Corporation's Articles or Certificate of Incorporation and Bylaws shall not be amended in a manner which adversely affects the rights of any party to indemnification thereunder or hereunder.

        (b) Each of the parties hereto agrees to vigorously defend against any actions, suits or proceedings in which such party is named as a defendant. No such actions, suits or proceedings involving any Loss for which the Indemnified Party is indemnified hereunder shall be settled without the consent of Northstar or Surviving Corporation and/or Buyer, as the case may be, which such consent shall not be unreasonably withheld.

        (c) The Indemnified Parties may retain counsel of their own choice, which counsel shall be reasonably acceptable to Buyer, to represent them with respect to any matter provided for under this Section 8.6 which, in addition to any local counsel, shall be a single counsel for all Indemnified Parties with respect to any matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

        (d) Buyer agrees that it intends to maintain the Surviving Corporation as a separate going concern for at least six years from the Effective Time. The Surviving Corporation will (a) until the six year anniversary date of the Effective Time, cause its Articles of Incorporation and Bylaws to continue to provide indemnification provisions for the benefit of those individuals who have served as directors or officers of Northstar or GFS at any time prior to the Effective Time which are comparable to such provisions as are currently contained in Northstar's Articles of Incorporation and Bylaws and (b) in the event the Surviving Corporation is unable to meet its indemnification obligations set forth in clause (a) above, Buyer hereby agrees that it shall assume full payment and performance of such indemnification obligations. In the event that, within six years of the Effective Time, the Surviving Corporation or any of its successors or assigns (i) becomes insolvent, or fails to meet its obligations under this Section 8.6, (ii) consolidates with or merges into any other person and the Surviving Corporation shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (iii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, Buyer hereby agrees it shall assume and fully pay the obligations set forth in this Section 8.6.

        (e) If it is ultimately determined by a court of competent jurisdiction in connection with any Loss that the criteria for indemnification under applicable law has not been satisfied, then any expenses advanced to an Indemnified Party in connection with such Loss shall be reimbursed by such Indemnified Party to Northstar, the Surviving Corporation or Buyer, as the case may be.

        (f) This Section 8.6 shall survive the closing of the transactions contemplated hereby, is intended to benefit Northstar, the Surviving Corporation and each of the Indemnified Parties (each of whom shall be entitled to enforce this Section against Northstar, the Surviving Corporation or Buyer, as the case may be) and shall be binding on all successors and assigns of Northstar, the Surviving Corporation and Buyer.

    8.7 OFFICERS' AND DIRECTORS' INSURANCE. Buyer hereby consents to the purchase by Northstar of an extension of its current directors' and officers' liability insurance policy for a period extending until the sixth anniversary of the Effective Time at a cost of not more than $100,000 with respect to all matters, including the transactions contemplated by this Agreement occurring prior to, and including the Effective Time.

    8.8 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement without prior written approval of the other party; provided, however, that each of Northstar and Buyer may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing party will advise the other parties to this Agreement prior to making a disclosure).

    8.9 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice).

    (a) If to Buyer or                           Ennis Business Forms, Inc.
       Buyer Subsidiary:                         1510 North Hampton
                                                 Suite 300
                                                 DeSoto, TX 75115
                                                 Attention: Keith S. Walters, Chairman,
                                                 CEO and President

       with a copy to:                           Wolin, Ridley & Miller LLP
                                                 3100 Bank One Center
                                                 1717 Main Street
                                                 Dallas, TX 75201-4681
                                                 Attention: Norman Miller

    (b) If to Northstar:                         7130 Northland Circle North
                                                 Brooklyn Park, MN 55428
                                                 Attention: Kenneth E. Overstreet, President

       with a copy to:                           Parsinen Kaplan Rosberg & Gotlieb P.A.
                                                 100 South Fifth Street, Suite 1100
                                                 Minneapolis, MN 55402
                                                 Attention: John C. Levy

    8.10 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person, except the parties and any Indemnified Parties, any rights or remedies hereunder.

    8.11 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement or in any schedule or certificate delivered pursuant hereto shall not survive the effectiveness of the Merger or the termination of this Agreement.

    8.12 INTERPRETATION. As used in this Agreement, unless otherwise expressly defined herein, (i) the term "including" shall mean "including without limitation;" (ii) the term "person" shall mean and include an individual, partnership, limited liability company, a joint venture, corporation, trust, an unincorporated organization and a government or any department or agency thereof; (iii) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended; (iv) all dollar amounts are expressed in United States funds; and (v) the phrase "to the knowledge of Northstar" or any similar phrase shall mean the actual knowledge or one or more of the executive officers of Northstar.

    8.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    8.14 HEADINGS. The Article and Section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretations of this Agreement.

    8.15 ENTIRE AGREEMENT. This Agreement, including the exhibits hereto, the Disclosure Schedule and the other documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    8.16 SEVERABILITY. If any term, provision, covenant, agreement or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Agreement will continue in full force and effect and will not be affected, impaired or invalidated.

    8.17 GOVERNING LAW. The Agreement shall be governed by the laws of the State of Minnesota.

    IN WITNESS WHEREOF the parties hereto have caused this Agreement to be signed by their respective duly authorized officer on the date first above written.

                                                       NORTHSTAR COMPUTER FORMS, INC.,
                                                       A Minnesota corporation

                                                       By:  /s/ ROGER T. BREDESEN
                                                            -----------------------------------------
                                                       Its: Chairman

                                                       ENNIS BUSINESS FORMS, INC.,
                                                       a Texas corporation

                                                       By:  /s/ KEITH S. WALTERS
                                                            -----------------------------------------
                                                       Its: Chairman, CEO & President

                                                       POLARIS ACQUISITION CORP.,
                                                       a Minnesota corporation

                                                       By:  /s/ KEITH S. WALTERS
                                                            -----------------------------------------
                                                       Its: Chairman, CEO & President

                                   APPENDIX B
                      OPINION OF US BANCORP PIPER JAFFRAY

February 21, 2000

Board of Directors
Northstar Computer Forms, Inc.
7130 Northland Circle No.
Brooklyn Park, MN 55428

Dear Board Members:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders (the "Shareholders") of the outstanding shares of common stock, $.01 par value (the "Shares") of Northstar Computer Forms, Inc., a Minnesota corporation (the "Company") of the consideration to be received by the shareholders pursuant to an Agreement and Plan of Merger, dated as of February 21, 2000 (the "Agreement"), by and among the Company, Ennis Business Forms, Inc., a Texas corporation, (the "Acquiror") and Northstar Acquisition Corp., a Minnesota corporation and a subsidiary of Acquiror ("Sub") pursuant to which Sub will be merged (the "Merger") with and into the Company.

    Pursuant to the Agreement, each of the Shares will be converted into the right to receive $14.00 in cash (the "Merger Price").

    U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray"), as a customary part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements, and estate, corporate and other purposes. U.S. Bancorp Piper Jaffray has been engaged by the Board of Directors of the Company (the "Board") for the purposes of rendering the opinion described herein pursuant to an engagement letter, dated as of September 20, 1999 (the "Engagement Letter"). U.S. Bancorp Piper Jaffray has been paid a $25,000 non-refundable cash retainer fee and will be paid an additional $125,000 in fees upon delivery of this opinion letter. We have also acted as financial advisor to the Company in connection with the proposed sale of the Company to the Acquiror, including participating in the discussions and negotiations between the Company and Acquiror that resulted in the Agreement. Pursuant to the Engagement Letter, the Company has also agreed to reimburse us for our reasonable out-of-pocket expenses and to indemnify us against certain liabilities in connection with this engagement. We will continue to provide advisory services to the Company with respect to the Merger and may receive additional fees for such services.

    In rendering of its fairness opinion, U.S. Bancorp Piper Jaffray has, among other things:

    (i) Performed business and financial due diligence with certain members of senior management of the Company concerning topics such as the financial condition, operating performance and balance sheet of the Company, and the prospects for the Company.

    (ii) Reviewed certain publicly available business and financial information relating to the Company, which we deemed to be relevant including the Reports on Form 10-K for the three fiscal years ended October 31, 1999.

   (iii) Reviewed the Company's unaudited financial results for the fiscal year ended 1999 and certain unaudited monthly financial and operating data for fiscal year 2000.

    (iv) Reviewed estimated financial forecasts for the Company on a stand-alone public company basis prepared by and furnished to us by the Company's management for the years ending October 31, 2000 - 2003.

    (v) Reviewed the draft of the Agreement and Plan of Merger, dated February 14, 2000.

    (vi) Reviewed the historical prices and trading activity for the Company's common stock.

   (vii) Reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions that we deemed relevant.

  (viii) Compared certain financial data of the Company with certain financial and securities data of companies that we deemed similar to the Company.

    (ix) Performed discounted cash flow analysis on the financial forecasts for the Company on a stand-alone public company basis prepared by and furnished by the Company's management.

    (x) Compared premiums paid relative to recent public market pre-announcement trading prices to the Company's implied premium.

    (xi) Reviewed recent press releases and legal and accounting correspondence.

   (xii) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In our review and analysis and in formulating our opinion, we have relied upon and assumed the accuracy, completeness and fairness of the financial statements and financial and other information provided by the Company and its representatives or otherwise made available to us from public and other sources and have not attempted independently to verify such information. We have assumed, in reliance upon the assurance of the Company's management, that the information, including the financial projections, provided to us by the Company pertaining to the Company, has been prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning data, reflects the best currently available estimates and judgment of the Company's management as to the expected future operating and financial performance of the Company and that the management of the Company is not aware of any information or facts that would make the information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have also assumed that there have been no material changes in the Company's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us.

    In arriving at our opinion, we have not performed any appraisals or valuations of specific assets or liabilities of the Company, have not been furnished with any such appraisals or valuations, have made no physical inspection of the properties or assets of the Company and express no opinion regarding the liquidation value of the Company. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which either the Company or its affiliates is a party or may be subject, and, at the Company's direction and with its consent, our opinion makes no assumption concerning and therefore does not consider the possible assertion of claims, outcomes or damages arising out of any such matters.

    Our opinion is necessarily based upon information available to us, facts and circumstances and economic, market and other conditions as they exist and are subject to evaluation as of the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion.

    We are not expressing any opinion or view or making any recommendation or other comment regarding (i) the underlying business decision to enter into or effect the Merger or any acquisitions, redemptions, refinancings or other transactions in connection with or resulting from the Merger, (ii) the adequacy of the procedures or the process followed by the Board or the Company and the satisfaction by the Board or the Company of their duties or other obligations in reaching such decisions and in entering into or effecting the Merger or any such acquisitions, redemptions, refinancings or transactions, or (iii) the benefits or merits to the Company, its stockholders and creditors, the Acquiror or any other parties of the

Merger or any such acquisitions, redemptions, refinancings or transactions (including, without limitation, the price or other terms of any such acquisitions, redemptions, refinancings or transactions).

    This opinion is addressed to the Board. This opinion may not be used or referred to by the Company or quoted or disclosed to any party in any manner without our prior written consent, and does not constitute a recommendation to any Shareholder as to how such Shareholder should vote on the Merger and should not be relied upon for such purpose.

    Based upon and subject to the foregoing and such other factors as we consider relevant, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Merger Price to be received by the Shareholders pursuant to the Merger is fair, from a financial point of view, to such Shareholders.

Sincerely,

/s/ U.S. Bancorp Piper Jaffray Inc.

U.S. BANCORP PIPER JAFFRAY INC.

                                   APPENDIX C
                          VOTING AGREEMENT AS AMENDED

                                VOTING AGREEMENT

    THIS AGREEMENT, dated as of February   , 2000, among Ennis Business Forms,
Inc, a Texas corporation ("Ennis"), and the undersigned shareholders ("Shareholders") of Northstar Computer Forms, Inc. a Minnesota corporation ("Northstar").

                              W I T N E S S E T H:

    Northstar and Ennis have entered into an Agreement and Plan of Merger as of this date (the "Merger Agreement") which provides for the acquisition of Northstar by Ennis through a subsidiary merger. The Shareholders own, the
aggregate,       shares (the "Shares") of Northstar Common Stock. The
Shareholders desire to vote the Shares in favor of the Merger Agreement and the transactions contemplated thereby.

    NOW, THEREFORE, to induce Ennis to enter into the Merger Agreement and in consideration of the premises and the mutual covenants and agreements herein contained, the Shareholders hereby agree with Ennis as follows:

    1. VOTING OF SHARES. The Shareholders agree (i) to vote all of the Shares in favor of the approval of the Merger Agreement, and the transactions contemplated thereby, (ii) to execute and deliver to Ennis, upon its written request, proxies and ballots to evidence such votes, and (iii) to execute and deliver such other documents, instruments and certificates and to take such further action as may be necessary or appropriate to effect the consummation of the Merger Agreement, and the transactions contemplated thereby.

    2. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. The Shareholders hereby severally represent and warrant to and with Ennis as follows:

        (a) THE SHARES. Each Shareholder owns the number of Shares set forth opposite his or its name on the signature page of this Agreement. All of such Shares are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. No written or oral agreement or understanding has been made by any Shareholder with respect to the disposition of the Shares owned by him, or any rights therein.

        (b) AUTHORITY. Each Shareholder has full right, power and authority to execute and deliver this Agreement and to vote the Shares owned by him on all matters at any and all meetings of shareholders of Northstar.

    3. COVENANTS OF SHAREHOLDERS. The Shareholders covenant to and with Ennis as follows:

        (a) DISPOSITION OF SHARES. The Shareholders shall not sell, transfer or otherwise dispose of any of the Shares, or enter into any contract for the sale, transfer or other disposition of the Shares, or enter into any negotiations, whether oral or written, with any third party with respect to the sale, transfer or other disposition of the Shares, prior to the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

        (b) BEST EFFORTS. The Shareholders will use their best efforts to cause to be taken all actions necessary or appropriate to consummate the Merger Agreement, and the transactions contemplated thereby.

    4. INDEPENDENT COVENANTS. The covenants contained herein are independent and separate, and in the event that any provision contained herein is declared invalid or illegal, the other provisions hereof shall not be affected or impaired thereby and shall remain valid and enforceable.

    5. INJUNCTIVE RELIEF. In the event of a breach or threatened breach by the Shareholders, or any of them, of the provisions of this agreement, Ennis shall be entitled to an injunction to prevent irreparable injury to Ennis. Nothing herein shall be construed as prohibiting Ennis from pursuing any other remedies available to Ennis for such breach or threatened breach, including the recovery of damages from the Shareholders, or any of them.

    6. INTEGRATION. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and all prior understandings and agreements between the parties hereto relating to the subject matter hereof are hereby superseded.

    7. AMENDMENT; WAIVER. No modification or amendment hereof shall be valid and binding, unless it be in writing and signed by the parties hereto. The waiver of any provision hereof shall be effective only if in writing and signed by the parties hereto, and then only in the specific instance and for the particular purpose for which it was given. No failure to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof.

    8. TERMINATION. This Agreement shall terminate upon the consummation of the Merger or upon the termination of the Merger Agreement in accordance with their respective terms. Notwithstanding the foregoing, this Agreement shall be ineffective, and the Shareholders shall have no obligation to vote hereunder, in the event that the Board of Directors of Northstar resolves to accept or has accepted a Superior Proposal, as defined in Section 8.5(a) of the Agreement and
Plan of Merger, dated as of February   , 2000, among Northstar Computer Forms,
Inc., Ennis Business Forms, Inc., and Northstar Acquisition Corporation.

    9. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given at the time either personally delivered or sent by certified mail, postage prepaid, as follows:

    10. BENEFIT. This Agreement shall inure to the benefit of and shall be binding upon the Shareholders, their respective heirs, executors, administrators and personal representatives, and Ennis, its successors and assigns.

    11. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Minnesota, without regard to conflict of law principles.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement, as of the date and year first above written.

NUMBER OF SHARES
---------------------------------------------------
145,000
                                                     /s/ ROGER T. BREDESEN
                                                     ------------------------------------------------
                                                     Roger T. Bredesen, Individually

214,800
                                                     ROGER T. BREDESEN, INCOME TRUST A
                                                     Dated June 29, 1990

                                                     By:  /s/ E. BURKE HINDS,
                                                          --------------------------------------------
                                                          E. Burke Hinds, Trustee

214,800
                                                     ROGER T. BREDESEN, INCOME TRUST B
                                                     Dated June 29, 1990

                                                     By:  /s/ S. CLARENCE J. HYNES,
                                                          --------------------------------------------
                                                          Clarence J. Hynes, Trustee

223,105
                                                     E. FAY BREDESEN INCOME TRUST
                                                     Dated June 29, 1990

                                                     By:  /s/ WENDALL J. DAVIDSON,
                                                          --------------------------------------------
                                                          Wendall J. Davidson, Trustee

136,151
                                                     E. FAY BREDESEN 1996 ANNUITY TRUST U/A
                                                     Dated December 20, 1996

                                                     By:  /s/ E. FAY BREDESEN
                                                          --------------------------------------------
                                                          E. Fay Bredesen, Trustee

                                                     By:  /s/ BURKE HINDS
                                                          --------------------------------------------
                                                          Burke Hinds, Trustee

38,451
                                                     ROGER T. BREDESEN 1996 ANNUITY TRUST U/A
                                                     Dated December 20, 1996

                                                     By:  /s/ ROGER T. BREDESEN
                                                          --------------------------------------------
                                                          Roger T. Bredesen, Trustee

                                                     By:  /s/ BURKE HINDS
                                                          --------------------------------------------
                                                          Burke Hinds, Trustee

14,048
                                                     ROGER T. BREDESEN REVOCABLE TRUST U/A
                                                     Dated December 20, 1996

                                                     By:  /s/ ROGER T. BREDESEN
                                                          --------------------------------------------
                                                          Roger T. Bredesen, Trustee

                                                     By:  /s/ E. FAY BREDESEN
                                                          --------------------------------------------
                                                          E. Fay Bredesen, Trustee

76,633
                                                     E. FAY BREDESEN REVOCABLE TRUST U/A
                                                     Date December 20, 1996

                                                     By:  /s/ E. FAY BREDESEN
                                                          --------------------------------------------
                                                          E. Fay Bredesen, Trustee

                                                     By:  /s/ ROGER T. BREDESEN
                                                          --------------------------------------------
                                                          Roger T. Bredesen, Trustee

40,000
                                                     /s/ KENNETH E. OVERSTREET
                                                     ------------------------------------------------
                                                     Kenneth E. Overstreet, Individually

                                FIRST AMENDMENT
                                       TO
                                VOTING AGREEMENT

    THIS AMENDMENT, dated effective as of March 20, 2000, among Ennis Business Forms, Inc., a Texas corporation ("Ennis"), and the undersigned shareholders ("Shareholders") of Northstar Computer Forms, Inc., a Minnesota corporation ("Northstar").

                                   WITNESSETH

    The undersigned parties entered into a Voting Agreement as of February   ,
2000. Pursuant to Section 3(a) of such Voting Agreement, the Shareholders covenanted that they will not "sell, transfer or otherwise dispose of any of the Shares prior to the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms."

    Two of the Shareholders which are trusts are required to make quarterly distributions to their beneficiaries on March 20, June 20, September 20 and December 20 of each year to the primary beneficiary. On each of those dates, the Roger T. Bredesen 1996 Annuity Trust U/A dated December 20, 1996, and the E. Fay Bredesen 1996 Annuity Trust U/A dated December 20, 1996 (hereinafter the "Annuity Trusts") are required to make quarterly distributions to their respective primary beneficiaries, Roger T. Bredesen and E. Fay Bredesen. If the closing of the Merger has not occurred prior to the above referenced distribution dates during 2000 or so that the Annuity Trusts are owners of Northstar Shares, the undersigned trustees of these Trusts will be required to make distributions to or for the benefit of Roger T. Bredesen and E. Fay Bredesen in the manner that such beneficiaries direct.

    NOW, THEREFORE, the undersigned parties agree to amend Section 3(a) of the Voting Agreement to add the following clause at the end of that Section:

    ; provided, however, the trustees of the Roger T. Bredesen 1996 Annuity Trust u/a/d 12/20/96 shall be permitted to make distributions to the Roger T. Bredesen Revocable Trust u/a/d 12/20/96 and the trustees of the
    E. Fay Bredesen 1996 Annuity Trust u/a/d 12/20/96 shall be permitted to make distributions to the E. Fay Bredesen Revocable Trust u/a/d 12/20/96. The undersigned Trustees of such trusts acknowledge that any Shares so transferred from the above referenced Annuity Trusts to the above referenced Revocable Trusts shall be subject to all terms and conditions of this Voting Agreement as if owned by such above reference Revocable Trust Shareholders as of the date of this Voting Agreement.

    Except as provided with respect to the addition to Section 3(a), the Voting Agreement shall remain unchanged.

    This Amendment may be signed in counterparts and all counterparts taken together shall be treated as one document.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date and year first above written.

                                                     /s/ ROGER T. BREDESEN
                                                     ------------------------------------------------
                                                     Roger T. Bredesen, Individually

                                                     ROGER T. BREDESEN, INCOME TRUST A
                                                     Dated June 29, 1990

                                                     By:  /s/ E. BURKE HINDS, TRUSTEE
                                                          --------------------------------------------
                                                          E. Burke Hinds, Trustee

                                                     ROGER T. BREDESEN, INCOME TRUST B
                                                     Dated June 29, 1990

                                                     By:  /s/ S. CLARENCE J. HYNES, TRUSTEE
                                                          --------------------------------------------
                                                          Clarence J. Hynes, Trustee

                                                     E. FAY BREDESEN INCOME TRUST
                                                     Dated June 29, 1990

                                                     By:  /s/ WENDALL J. DAVIDSON, TRUSTEE
                                                          --------------------------------------------
                                                          Wendall J. Davidson, Trustee

                                                     E. FAY BREDESEN 1996 ANNUITY TRUST U/A
                                                     Dated December 20, 1996

                                                     By:  /s/ E. FAY BREDESEN, TRUSTEE
                                                          --------------------------------------------
                                                          E. Fay Bredesen, Trustee

                                                     By:  /s/ E. BURKE HINDS, TRUSTEE
                                                          --------------------------------------------
                                                          E. Burke Hinds, Trustee

                                                     ROGER T. BREDESEN 1996 ANNUITY TRUST U/A
                                                     Dated December 20, 1996

                                                     By:  /s/ ROGER T. BREDESEN, TRUSTEE
                                                          --------------------------------------------
                                                          Roger T. Bredesen, Trustee

                                                     By:  /s/ E. BURKE HINDS, TRUSTEE
                                                          --------------------------------------------
                                                          E. Burke Hinds, Trustee

                                                     ROGER T. BREDESEN REVOCABLE TRUST U/A
                                                     Dated December 20, 1996

                                                     By:  /s/ ROGER T. BREDESEN, TRUSTEE
                                                          --------------------------------------------
                                                          Roger T. Bredesen, Trustee

                                                     By:  /s/ E. FAY BREDESEN, TRUSTEE
                                                          --------------------------------------------
                                                          E. Fay Bredesen, Trustee

                                                     E. FAY BREDESEN REVOCABLE TRUST U/A
                                                     Dated December 20, 1996

                                                     By:  /s/ E. FAY BREDESEN, TRUSTEE
                                                          --------------------------------------------
                                                          E. Fay Bredesen, Trustee

                                                     By:  /s/ ROGER T. BREDESEN, TRUSTEE
                                                          --------------------------------------------
                                                          Roger T. Bredesen, Trustee

                                                     /s/ KENNETH E. OVERSTREET
                                                     ------------------------------------------------
                                                     Kenneth E. Overstreet, Individually

                                   APPENDIX D
                      MINNESOTA DISSENTERS' RIGHTS STATUES

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.

SUBDIVISION 1.

    ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions: (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it: (1) alters or abolishes a preferential right of the shares; (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares; (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares; (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition; (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3; (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

SUBDIVISION. 2.

    BENEFICIAL OWNERS. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders. (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

SUBDIVISION. 3.

    RIGHTS NOT TO APPLY. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger. (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

SUBDIVISION. 4.

    OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

SUBDIVISION 1.

    DEFINITIONS. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them. (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471 subdivision 1 or the successor by merger of that issuer. (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1. (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

SUBDIVISION. 2.

    NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

SUBDIVISION. 3.

    NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

SUBDIVISION. 4.

    NOTICE OF PROCEDURE; DEPOSIT OF SHARES. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains: (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received; (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received; (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.
(b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

SUBDIVISION. 5.

    PAYMENT; RETURN OF SHARES. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by: (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements; (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and
(3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment. (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph
(a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply. (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

SUBDIVISION. 6.

    SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

SUBDIVISION. 7.

    PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

SUBDIVISION. 8.

    COSTS; FEES; EXPENSES. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith. (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions. (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                   APPENDIX E
        ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED 10/31/1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                   FORM 10-K

(MARK ONE)

   /X/     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
           SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED OCTOBER 31, 1999

   / /     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
           SECURITIES EXCHANGE ACT OF 1934

        FOR THE TRANSITION PERIOD FROM ______________ TO ______________

                         COMMISSION FILE NUMBER 0-19056
                            ------------------------

                         NORTHSTAR COMPUTER FORMS, INC.
                (Name of Registrant as Specified in Its Charter)

               MINNESOTA                                    41-0882640
    (State or Other Jurisdiction of                       (IRS Employer
    Incorporation or Organization)                     Identification No.)

 7130 NORTHLAND CIRCLE NORTH, BROOKLYN                        55428
            PARK, MINNESOTA                                 (Zip Code)
    (Address of Principal Executive
               Offices)

                                 (612) 531-7340
              (Registrant's Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: NONE

          Securities registered pursuant to Section 12(g) of the Act:
                     COMMON STOCK, PAR VALUE $.05 PER SHARE
                                (Title of class)

    Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. /X/

    State issuer's revenues for its most recent fiscal year: $46,338,793

    State the aggregate market value of the voting stock held by non-affiliates of the issuer computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock, as of a specified date within 60 days. (SEE definition of affiliate in Rule 12b-2 of the Exchange Act.):
$15,640,324

    State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

            2,746,858 Shares of Common Stock as of December 31, 1999

                      DOCUMENTS INCORPORATED BY REFERENCE:

    1. Portions of the Registrant's Annual Report to Shareholders for its fiscal year ended October 31, 1999 are incorporated by reference into Part II of this Form 10-K.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I
                               ITEM 1.  BUSINESS.

GENERAL

    Northstar Computer Forms, Inc. (the "Company"), incorporated in 1964, designs, manufactures and markets printed forms with an emphasis on machine readable MICR (Magnetic Ink Character Recognition) printing. The Company's two product specialties are custom negotiable documents and internal bank forms. Sales are principally through distributors with the remainder to other printers or on a direct retail basis. A majority of the retail accounts are serviced by distributor "partners" whereby the distributor acts as a manufacturer's representative. A sales/service force provides communication between the customer and the manufacturing facilities.

    The corporate headquarters and primary manufacturing facility of the Company are located at 7130 Northland Circle North, Brooklyn Park, Minnesota. The Company also maintains manufacturing facilities in Roseville, Minnesota (Northstar Financial Forms), and Milwaukee, Wisconsin (Wisconsin Business Forms), which operate as divisions of the Company. The Company also operates, through its wholly-owned subsidiary, General Financial Supply, Inc. ("GFS"), manufacturing facilities in the cities of Nevada, Iowa, Bridgewater, Virginia and Golden, Colorado. As of October 31, 1999, the Company employed approximately 500 persons at its six manufacturing facilities, and the Company anticipates a moderate increase in personnel for the 2000 fiscal year.

    The Company serves most markets where business forms are used, although its primary targeted customers are banks and other users of MICR forms. During the past few years, the Company has continued to shift its emphasis towards MICR form product lines, investing over a million dollars each year in equipment and technology to produce various kinds of MICR business, negotiable and internal bank forms.

BUSINESS HIGHLIGHTS--1999

    - Record sales of $46.3 million.

    - Signed three major contracts for new business with existing customers.

    - Received Seal of Excellence Award from Appleton Paper Company.

    - A distributor reached $1.0 million in sales of General Financial Supply products.

    - Completed installation of the Star Computer System in all four internal bank form plants. All systems were Y2K compliant.

    - Invested nearly $2.0 million in capital equipment.

    - Established an e-commerce task force and implemented an electronic catalog in a large financial institution.

    - Introduced complete new bank forms catalog for our distributors.

BUSINESS FORMS

    Business forms manufactured by the Company consist of unit-sets, continuous forms and cut sheet forms.

    Unit-sets, simply defined, are multiple part forms carbon interleaved or carbonless forms whose parts can be easily separated. Unit-sets are frequently referred to as snap apart or snap-out forms and are used for a variety of business applications, such as invoices, purchase orders, checks, vouchers, sales books and register forms.

    Continuous forms are used for the same business applications as unit-sets. They consist of strips of perforated sets of forms marginally punched to facilitate high-speed feeding through electronic data processing equipment. They are manufactured from a continuous web or roll of paper that is not cut into separate units.

    Cut sheet forms are forms produced in individual sheets or placed together by padding or booking. Examples of cut sheets are internal bank documents (general ledger debit/credit, cash tickets and process control documents) and laser cut sheets (checks, statements and gift certificates).

    The Company manufactures unit-sets and cut sheet forms in all of its facilities. The Brooklyn Park, Minnesota and Milwaukee, Wisconsin plants also produce continuous forms.

COMPANY PRODUCT SPECIALIZATION

    Among the business forms which the Company produces, the Company specializes in internal bank forms, secure and negotiable documents and custom products. Approximately ninety percent (90%) of the forms produced by the Company, including virtually all of the internal bank forms, are MICR encoded. MICR encoded forms require special composition equipment and inks, thus MICR encoding provides a value-added feature. The Company specializes in such forms, enabling it to handle large and small volumes and create operating efficiencies.

    Internal bank forms produced by the Company are highly specialized forms such as teller cash tickets, general ledger debit/credit tickets, teller receipts, batch process control documents and deposit/withdrawal forms. All of these products are MICR encoded for today's high speed processing needs. The Company guarantees MICR readability on all forms. Most internal bank forms products are produced on an extremely short delivery cycle. This enables bank customers to enjoy lower costs by alleviating the necessity to inventory products.

    In addition to internal bank forms, the Company also focuses on secure and negotiable documents, which are both MICR encoded and non-MICR encoded. Examples of secure and negotiable MICR encoded documents are bank official checks, business checks, gift certificates and money orders. Examples of non-MICR encoded secure and negotiable documents are vehicle certificates of title, gift certificates, birth certificates and death certificates. Security features include security papers (watermark and threads), security inks that react to ultraviolet light and temperature, and security printing features, such as void pantographs and modulus numbering.

MARKETING

    All of the Company's operating units service customers nationally through distributors on a non-exclusive basis, and directly with respect to other printers and commercial resellers. In addition, Northstar Financial Forms sells through distributor "partners" and, along with one of the Company's other plants, sells directly to certain bank customers on a retail basis. The Company believes that it has a competitive advantage over other form manufacturers through the use of its independent distributor, printer and reseller network, because the network enables the Company to focus on specialized products and produce them efficiently. The Company sells to over 1,500 customers in all 50 states. In 1999, one customer, Travelers Express Company, Inc., accounted for 16% of consolidated sales.

    The Company's distribution network enables it to save the expense of supporting a direct sales force, sales offices and certain marketing expenses in its plants. All major competitors of the Company distribute their products through direct sales which typically account for expenses ranging between 10% and 20% of revenues.

RAW MATERIALS AND ENVIRONMENTAL REGULATIONS

    Raw materials utilized by the Company consist principally of a wide variety of weights, widths, colors, sizes and qualities of paper. Other raw materials include printing ink, lithographic plate material and chemicals. The Company has a policy of purchasing its paper supplies from several major paper mills. In 1995, bond paper prices, the principal paper used by the Company, increased substantially. Since that time, selected bond paper prices have decreased and subsequently increased to the level of 1996 prices. The Company anticipates that paper prices may begin to increase in 2000. The Company believes that paper and other raw materials will be sufficiently available for the foreseeable future.

    To the best of the Company's knowledge, it complies with all applicable federal, state and local environmental regulations governing the discharge of materials into the environment. Compliance with applicable environmental regulations has not had and, it is anticipated, will not have a material adverse effect on the Company's capital expenditures, earnings or competitive position.

COMPETITION

    The forms industry is highly competitive and fragmented. The Company has a number of competitors with substantially larger resources. The Company believes it is the 17th largest United States business forms manufacturer. This position enables the Company to specialize in a smaller product line. The ability to specialize allows the Company to focus its capital and create economies of scale through more efficient production techniques and significantly limit the number of its direct competitors. The Company believes that the principal competitive factors in the form industry are specialization, service, quality and price.

    The internal bank forms portion of the Company's market is very competitive and especially price and service sensitive with the top 200 banks in the country.

                              ITEM 2.  PROPERTIES.

    The Company operates manufacturing and warehousing facilities in five states as follows:

                                                             SQUARE FEET OF
                                                               FLOOR SPACE
                                                         -----------------------
LOCATION                                                  LEASED         OWNED
--------                                                 --------       --------
Brooklyn Park, Minnesota...............................                  94,800
Nevada, Iowa...........................................                  48,500
Roseville, Minnesota...................................   42,500
Shoreview, Minnesota...................................   24,000
Milwaukee, Wisconsin...................................   10,000
Bridgewater, Virginia..................................   25,000
Golden, Colorado.......................................   23,000
                                                         -------
TOTAL..................................................  124,500        143,300
                                                         =======        =======

    The Company's general offices are located in Brooklyn Park, Minnesota. All of the above properties are used for the production, warehousing and shipping of forms. Production capacity fluctuates with the ebb and flow of market demands. Equipment, substantially all of which is owned by the Company, is added as existing machinery becomes obsolete or irreparable, and as new equipment becomes necessary to meet market demands. The Company may make material additions to property, plant and equipment, with the expectation that such additions or replacements will increase a plant's capacity and efficiency.

    All of the above-discussed facilities are deemed to be in good condition. The lease on the Bridgewater facility will expire on May 31, 2001. The Company's Milwaukee property lease will expire on June 30, 2000 and the Company is in the process of determining if that operation should be moved to a larger facility. The lease of the Roseville property expires August 31, 2007. The Shoreview facility is used as warehousing space for the Roseville facility and is leased until August 31, 2002. The Golden property lease will expire on September 1, 2005. Management of the Company believes that each of these facilities is adequately covered by insurance. These property locations are expected to be adequate for operations during the remaining lease terms. No difficulty is presently foreseen in renewing the leases or finding replacement facilities.

    The Brooklyn Park, Minnesota and Nevada, Iowa plants are owned outright by the Company, which is the only company occupying these properties. The Brooklyn Park facility is financed by Variable Rate Industrial and Development Bonds in the amount of $2,945,000, of which $1,675,000 was outstanding at October 31, 1999. The bonds are collateralized by a bank letter of credit and are payable in annual $335,000 installments through fiscal year 2004. The bank letter of credit is collateralized by a mortgage on the facility.

                          ITEM 3.  LEGAL PROCEEDINGS.

    There are presently no material claims, legal proceedings, or litigation pending or threatened to which the Company or GFS is a party; and no claims, litigation or legal proceedings which are expected to have a material adverse effect on the Company's financial condition.

                  ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF
                               SECURITY-HOLDERS.

    No matters were submitted during the fourth quarter of the Company's 1999 fiscal year to a vote of security holders, through the solicitation of proxies or otherwise.

                                    PART II

                 ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS.

    The information required by this item is incorporated herein by reference to page 8 of the Company's Annual Report to Shareholders for the fiscal year ended October 31, 1999.

                       ITEM 6.  SELECTED FINANCIAL DATA.

    The information required by this item is incorporated herein by reference to page 8 of the Company's Annual Report to Shareholders for the fiscal year ended October 31, 1999.

                 ITEM 7.  MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

    The information required by this item is incorporated herein by reference to pages 9-12 of the Company's Annual Report to Shareholders for the fiscal year ended October 31, 1999.

                     ITEM 7A.  QUANTITATIVE AND QUALITATIVE
                         DISCLOSURES ABOUT MARKET RISK.

                                Not applicable.

             ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    The information required by this item is incorporated herein by reference to pages 13-23 of the Company's Annual Report to Shareholders for the fiscal year ended October 31, 1999.

             ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                    ON ACCOUNTING AND FINANCIAL DISCLOSURE.

                                Not applicable.

                                    PART III
         ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

    The names, ages and positions of the Company's directors and executive officers are as follows:

NAME                            AGE                               POSITION
----                          --------   -----------------------------------------------------------
Roger T. Bredesen..........      73      Chairman of the Board and Chief Executive Officer

John Mutschler.............      71      Director

J.S. Braun.................      67      Director

Roy W. Terwilliger.........      62      Director

Dr. Lester A Wanninger.....      62      Director

Kenneth E. Overstreet......      58      President, Director

Mary Ann Morin.............      52      Treasurer and Chief Financial Officer

Don E. Dearborn............      59      Vice President (GFS)

Stanley J. Klarenbeek......      46      Vice President Sales and Marketing, Internal Bank Forms

    The following is a list of each of the above person's principal occupations or employment during the past five years. All directors have been elected to serve until the next annual election of directors which is expected to occur in April of 2000 at the annual meeting of the shareholders, or until their earlier resignation or removal pursuant to the Bylaws of the Company. Officers are appointed by the Board of Directors to serve until the next annual election by the Board of Directors, which may be set in accordance with the Bylaws of the Company at any time after the end of the fiscal year on October 31st of each year, or until their earlier resignation or removal by the Board of Directors.

    ROGER T. BREDESEN. Mr. Bredesen is the founder and has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since its incorporation in 1964.

    JOHN MUTSCHLER. Mr. Mutschler has been a Director of the Company since 1972. Mr. Mutschler is an attorney in Minnesota, and since 1958 has been the President of John G. Mutschler & Associates, Inc., a firm which designs and administers qualified pension and profit-sharing plans. He has also been the President of JGM Agency, Inc., a firm engaged in the management of real estate, since 1980.

    J.S. BRAUN.  Mr. Braun has been a Director of the Company since 1992.
Mr. Braun is the Chairman Emeritus of Braun Intertec Corporation, an engineering and environmental consulting firm that he founded in 1957, and Board member of Community Bank Group.

    ROY W. TERWILLIGER. Mr. Terwilliger has been a director of the Company since 1994. Since 1992, Mr. Terwilliger has been a Minnesota Senator in District
42. Since 1989, Mr. Terwilliger has been President of Community Bank
Group, Inc. of Eden Prairie, Minnesota.

    DR. LESTER A. WANNINGER. Dr. Wanninger has been a Director of the Company since 1996. Since 1989, Dr. Wanninger has been a faculty member and coordinator of extension classes in Information and Decision Sciences at the Carlson School of Management of the University of Minnesota. Dr. Wanninger has a Ph.D. in chemical engineering.

    KENNETH E. OVERSTREET. Mr. Overstreet has been a director since 1993. Since December 1994, Mr. Overstreet has been the President of the Company. From 1989 to 1994, he was the Executive Vice President of the Company.

    MARY ANN MORIN. Ms. Morin was elected as Chief Financial Officer of the Company in 1996. She has been Treasurer since 1992 and Assistant Treasurer and Controller of the Company since 1983. Ms. Morin is a certified public accountant.

    DON E. DEARBORN. Mr. Dearborn has been the general manager of GFS since 1985, and a vice president since 1988.

    STANLEY J. KLARENBEEK. Mr. Klarenbeek has been Vice President Sales and Marketing of GFS since 1990. In December 1997, Mr. Klarenbeek was appointed Vice President Sales and Marketing for Internal Bank Forms.

                       ITEM 11.  EXECUTIVE COMPENSATION.

SUMMARY COMPENSATION

    The following table summarizes the cash and non-cash compensation earned by the Company's Chief Executive Officer and its four other executive officers during the past three fiscal years whose annual salary and bonus exceeded $100,000 during the Company's fiscal year ended October 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                       FISCAL YEAR     ANNUAL COMPENSATION     LONG-TERM COMPENSATION      ALL OTHER
                                          ENDED       ----------------------   -----------------------   COMPENSATION
NAME AND PRINCIPAL POSITION            OCTOBER 31,    SALARY ($)   BONUS ($)    AWARDS OF OPTIONS (#)       ($)(1)
---------------------------            ------------   ----------   ---------   -----------------------   -------------
Roger T. Bredesen, ..................      1999        200,000      50,000          -0-                     82,697(2)
  Chairman of the Board and Chief          1998        200,000      25,000          -0-                     86,987(2)
  Executive Officer                        1997        200,000      50,000          -0-                     87,799(2)

Kenneth E. Overstreet, ..............      1999        180,000      75,208             35,000               23,227(3)
  President and Director                   1998        180,000      38,924          -0-                     28,429(3)
                                           1997        160,000      64,382          -0-                     20,573(3)

Mary Ann Morin, .....................      1999         95,000      37,040             20,000               14,014
  Treasurer and Chief Financial            1998         90,000      17,060          -0-                     13,853
  Officer                                  1997         84,929      30,546          -0-                     15,353

Stanley Klarenbeek, .................      1999        105,000      30,995             10,000                5,893
  Vice President, Sales and Marketing      1998        105,000      11,766          -0-                      7,171
  Internal Bank Forms                      1997         76,657      27,652             20,000                4,664

Don E. Dearborn, ....................      1999        100,000      36,440             10,000               15,835
  Vice President (GFS)                     1998         90,000      12,001          -0-                     13,542
                                           1997         78,231      33,861          -0-                     20,459

------------------------------

(1) Other compensation includes contributions under the Company's Profit Sharing Plan and Trust ($8,089, $8,089, $5,589, $5,893 and $6,852 in 1999 to each of
    Messrs./Ms. Bredesen, Overstreet, Morin, Klarenbeek and Dearborn, respectively) and the value of deferred compensation benefits under the Company's Deferred Compensation Plan ($8,938, $8,425 and $8,983 in 1999 for Mr. Overstreet, Ms. Morin and Mr. Dearborn, respectively).

(2) Also includes amounts paid as deferred compensation pursuant to an annual deferred compensation benefit established pursuant to Mr. Bredesen's employment agreement with the Company ($68,408 in 1999, $67,496 in 1998 and $65,786 in 1997) and directors' fees.

(3) Also includes amounts paid as directors' fees.

STOCK OPTIONS

    The following table summarizes option grants made under the Company's 1994 Employees Incentive Stock Option Plan (the "1994 Plan") during the fiscal year ended October 31, 1999 to the executive officers named in the Summary Compensation table:

                       OPTION GRANTS IN 1999 FISCAL YEAR

                                                                INDIVIDUAL GRANTS(1)
                            ---------------------------------------------------------------------------------------------
                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE OF ASSUMED
                                                                                                       ANNUAL RATES OF
                                                                                                         STOCK PRICE
                                NUMBER OF       PERCENTAGE OF TOTAL                                   APPRECIATION FOR
                               SECURITIES       OPTIONS GRANTED TO    EXERCISE OF                      OPTION TERM(2)
                            UNDERLYING OPTION      EMPLOYEES IN       BASE PRICE     EXPIRATION     ---------------------
NAME                             GRANTED            FISCAL YEAR        ($/SHARE)        DATE         5% ($)      10% ($)
----                        -----------------   -------------------   -----------   -------------   ---------   ---------
Kenneth Overstreet........        5,000                16.6%            $ 8.00      February 2009   $194,405    $554,193
                                  5,000                                 $12.00       August 2009
                                 25,000(3)                              $10.75      October 2009

Mary Ann Morin............        5,000                 9.5%            $ 8.00      February 2009   $130,496    $334,702
                                  5,000                                 $12.00       August 2009
                                 10,000(4)                              $10.75      October 2009

Stanley Klarenbeek........        5,000                 4.7%            $ 8.00      February 2009   $ 62,889    $163,374
                                  5,000                                 $12.00       August 2009

Don E. Dearborn...........        5,000                 4.7%            $ 8.00      February 2009   $ 62,889    $163,374
                                  5,000                                 $12.00       August 2009

------------------------------

(1) All options were granted at a price equal to the fair market value of the Company's Common Stock on the date of grant. Except for the grants referenced in footnotes (3) and (4) below, options become exercisable 30% on the third anniversary of the date of grant, 30% on the fourth anniversary of the date of grant, and the remaining 40% on the fifth anniversary of the date of grant.

(2) Amounts shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(3) These options became exercisable as to 9,275 shares in April 2000, 9,275 shares in April 2001 and 6,450 shares in April 2002.

(4) These options became exercisable as to 7,800 shares in April 2000 and 2,200 shares in April 2001.

    The following table summarizes the value of the unexercised options held by the executive officers named in the Summary Compensation table as of October 31, 1999:

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                     VALUE OF UNEXERCISED IN-THE-
                                 SHARES                   NUMBER OF UNEXERCISED        MONEY OPTIONS AT FISCAL
                               ACQUIRED ON    VALUE     OPTIONS AT FISCAL YEAR-END      YEAR-END EXERCISABLE/
NAME                            EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE          UNEXERCISABLE(1)
----                           -----------   --------   --------------------------   ----------------------------
Roger T. Bredesen............      N/A         N/A                      0/0                            0/0
Kenneth Overstreet...........      N/A         N/A            70,000/35,000(2)             $435,700/12,900
Mary Ann Morin...............      N/A         N/A            15,300/22,700(3)             $ 90,153/26,157
Stanley Klarenbeek...........      N/A         N/A             6,300/42,700(3)             $ 30,933/26,157
Don E. Dearborn..............      N/A         N/A             6,300/12,700(3)             $ 30,933/26,157

------------------------

(1) Value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at October 31, 1999 and the exercise price of the options.

(2) Consists of options to purchase 10,000 shares for serving on the Board of Directors, and 95,000 shares under the Company's Plan.

(3) Granted pursuant to the 1994 Plan.

DIRECTORS' COMPENSATION

    Directors receive annual directors' fees of $3,000 plus $800 per meeting attended (except for the Chairmen of the Compensation and Audit Committees, who are paid $1,000 per meeting attended). In addition, directors of the Company receive options to purchase an aggregate of 10,000 shares of the Company's Common Stock at a purchase price equal to the closing price of the Common Stock on the date of grant.

    The options are granted on the date a director is elected to the Board and vest and become exercisable over a five year period at the rate of twenty percent (20%) per year commencing one year from the date of grant.
Mr. Terwilliger and Dr. Wanninger were granted their options under the Company's Outside Directors Stock Option Plan (the "Directors Plan") which provides formula grants of stock options to outside (non-employee) directors ("Outside Directors"). Options granted under the Directors Plan expire at the earlier of
(i) ten years from the date of grant, or (ii) one year after the Outside Director ceases to be a member of the Board.

    In addition, on February 5, 1999, the four outside directors were each granted an additional option to purchase 10,000 shares of Common Stock at the average price of the Common Stock on the last trading day prior to the date of grant.

EMPLOYMENT AGREEMENTS

    The Company entered into an Employment Agreement with Roger T. Bredesen, its Chief Executive Officer, effective December 17, 1986, to serve in such capacity until terminated by one of the parties upon 90 days' notice. Mr. Bredesen's annual base salary under the Employment Agreement is adjusted annually by the Compensation Committee of the Board of Directors (in 1999, Mr. Bredesen's base salary was $200,000). The Employment Agreement also establishes a ten-year deferred compensation arrangement under which Mr. Bredesen began receiving payments in November 1996 and pursuant to which he received $68,408 for 1999.

    Effective January 1, 2000, the Company entered into new management agreements (the "Agreements") with each of Kenneth Overstreet, Mary Ann Morin, Don E. Dearborn and Stanley Klarenbeek (each an "Executive"), the Company's four senior executive officers other than Roger T. Bredesen. Under the Agreements, Mr. Overstreet is entitled to an annual base salary of $200,000, Ms. Morin is entitled to an annual base salary of $110,000, and Messrs. Dearborn and Klarenbeek are entitled to annual base salaries of $112,000. In addition, each of the Executives is entitled to participate in the Company's incentive compensation programs. Each Agreement has a term of five years, subject to early termination in the event of the Executive's death, disability, resignation or discharge by the Company. Upon the Executive's discharge from employment by the Company for reasons other than for cause (as defined in the Agreements), in the case of Mr. Overstreet and Ms. Morin, the Company is obligated to pay the Executive a sum equal to two times his or her average annual compensation for the five most recently completed calendar years ending before the date of his or her termination, and in the case of Messrs. Dearborn and Klarenbeek, one times their base salary and bonus for the last completed calendar year prior to the date of termination. In addition, each Executive would be entitled to the acceleration of unvested stock options in the event of his or her discharge from the Company. In the event of the Executives' voluntary resignation, they will be entitled to one-times (in the case of Mr. Overstreet and Ms. Morin) or one-half times (in the case of Messrs. Dearborn and Klarenbeek) their base salary and bonus for the last completed calendar year prior to the date of resignation.

    In the event of a change in control of the Company (as defined in the Agreements), the Executives will be entitled to share in a fund to be established by the Company or its successor equal to one percent (1%) of the change in control transaction price, payable one-half at closing of the change in control transaction, and the remainder on the one year anniversary of such date, provided the Executive is still employed with the Company or its successor on such date. Each Executive's proportionate share of this amount is calculated as the percentage by which each person's 1999 base salary bears to all four Executives' 1999 base salary. In addition, upon an Executive's termination from employment with the Company for any reason (other than for cause) within the two years following a change in control, the Executive will be entitled to certain severance payments ranging from two times the Executive's average annual compensation for the previously completed five calendar years to one times such average annual compensation, depending on how long after the change in control the termination occurs.

    The Agreements also provide that the Executives will not compete with the Company for a period of two years after termination of employment, will not divulge confidential information and other customary matters.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    OVERVIEW, PHILOSOPHY AND OBJECTIVES

    The Compensation Committee of the Board of Directors, composed of three non-employee directors, is responsible for determining and periodically evaluating various levels and methods of compensating the Company's employees, directors and officers. The Committee recommends, on an annual basis, the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. Such recommendations are then discussed by the Board of Directors, which is ultimately responsible for incentive compensation. The Committee also evaluates and oversees other, more broadly based benefit programs of the Company. The objective of the Compensation Committee is to establish a compensation program for executive officers that will motivate and retain management, recognize and reward individual performance, and align the financial interests of the executive officers with the success of the Company.

    EXECUTIVE OFFICER COMPENSATION

    The Company's executive officer compensation, including that of the Chief Executive Officer, consists of base salary, annual cash bonuses, long term incentive compensation in the form of stock options and other long term deferred compensation. Executive officers are also entitled to participate in various benefits offered to all of the Company's employees such as profit sharing plan contributions.

    BASE SALARY. The Compensation Committee meets in December of each year to recommend executive officer base salaries for the succeeding calendar year. Base salary decisions are based on what the Committee believes is reasonable in light of each executive's individual performance, the financial results of the Company for the preceding fiscal year, compensation paid to executive officers in prior years and compensation being paid to executive officers of companies similar (in terms of size, type of business, etc.) to the Company.

    ANNUAL CASH BONUS. In addition to base compensation, the Committee reviews an annual bonus pool pursuant to a formula (previously adopted by the Board) based on return on shareholders' equity. For 1999, the pool consisted of 4.625% of the Company's fiscal year net income before taxes, profit sharing, bonus and deferred compensation up to 15% return on shareholders' equity plus 14.5% of its net income above a 15% return on shareholders' equity. After calculating this amount, which for fiscal 1999 was an aggregate of $471,164, the Chief Executive Officer then divides this pool among the executive officers and other employees over a specified seniority level pursuant to a point system which allocates points among participants according to their level of responsibility. The Chief Executive Officer adds up the number of points assigned to all participants in the bonus pool and divides that total into the amount of the bonus pool yielding a bonus amount per point. For example, Kenneth E. Overstreet was allocated 2,880 points in fiscal 1999 and the least senior employee in the pool was allocated 130 points. All employees participating in the bonus program were allocated a total of 18,045 points, yielding a bonus amount per point of $26.11, which, in Mr. Overstreet's case, translated to a bonus of $75,208. The Committee has the discretion, which it has exercised in prior years, to adjust the aggregate amount of the bonus pool upwards or downwards.

    STOCK OPTION PLAN. The Company also grants stock options under the shareholder-approved 1994 Employees' Incentive Stock Option Plan to executive officers, key personnel and other employees as long term incentive compensation. Currently, 50,752 shares of common stock are reserved for issuance upon exercise of options granted under the Stock Option Plan (out of a total of 500,000 shares available under the Plan). Options are granted at prices equal to the fair market value of the Company's Common Stock on the date of grant. The Committee encourages the use of stock options as a component of compensation because it believes that options most closely tie executive officer compensation to the financial performance of the Company, as evidenced by its stock price. In fiscal 1999, the Company awarded options to Mr. Overstreet, Ms. Morin, Mr. Klarenbeek and Mr. Dearborn, to acquire 35,000 shares, 20,000 shares, 10,000 shares, and 10,000 shares, respectively, under the Plan.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Roger Bredesen is the founder of the Company and has been its Chief Executive Officer since its inception in 1962. Mr. Bredesen's base salary for fiscal 1999 and 1998 was $200,000. Mr. Bredesen was granted a bonus of $50,000 in fiscal 1999, which was subjectively determined and recommended by the Committee and not based on the annual bonus formula specified above.
Mr. Bredesen also received an aggregate of $68,408 in deferred compensation pursuant to his employment agreement with the Company, which provides for payments to be paid over 10 years at a rate which is subject to adjustment annually based upon changes in the Consumer Price Index. Mr. Bredesen began receiving these payments in November, 1996.

    The Compensation Committee will continue to evaluate the Company's executive officer compensation program to ensure that it continues to be reasonable, performance-based and consistent with the Company's overall compensation objectives.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:
                          John G. Mutschler, Chairman
                                   J.S. Braun
                               Roy W. Terwilliger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    As noted above, the Company's Compensation Committee consists of John G. Mutschler, Chairman, J.S. Braun and Roy W. Terwilliger. No executive officer of the Company is a member of the Compensation Committee.

    No executive officer of the Company serves as a member of the Compensation Committee or is a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.

COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the Dow Jones Publishing Index (consisting of a group of 12 companies) (the "Industry Index") and the Nasdaq Stock Market (the "Nasdaq Index").

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       NASDAQ  NSCF  DOW JONES PUBLISING INDEX
10-94    $100  $109                        $99
10-95    $135  $123                       $117
10-96    $160  $133                       $141
10-97    $210  $293                       $187
10-98    $235  $178                       $209
10-99    $393  $279                       $278

                                                        10-94      10-95      10-96      10-97      10-98      10-99
                                                       --------   --------   --------   --------   --------   --------
Nasdaq...............................................    $100       $135       $160       $210       $235       $393
NSCF.................................................    $109       $123       $133       $293       $178       $279
Dow Jones Publishing Index...........................    $ 99       $117       $141       $187       $209       $278

Assumes $100 invested in close of trading on the last trading day preceding the first day of the fifth preceding year in the Company's Common Stock, the Industry Index, and the Nasdaq Index. The cumulative total return assumes the reinvestment of dividends.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    To the knowledge of the Company, based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended October 31, 1999, pursuant to Rule 16(a)-3(e) of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and forms 5 and amendments thereto furnished to the Company with respect to its fiscal year ended October 31, 1999, no one failed to file, on a timely basis, such filings for the Company's 1999 fiscal year.

               ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT.

    The following table sets forth as of January 1, 2000 the number of shares of Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company's capital stock, by each director and by all executive officers and directors as a group. Except as otherwise indicated, the persons listed possess all voting and investment power with respect to the shares listed for them.

                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------                          --------------------   ----------------
Roger T. Bredesen ..........................................     211,698 Shares(1)          7.7%
7130 Northland Circle North
Brooklyn Park, MN 55428

                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------                          --------------------   ----------------
Roger T. Bredesen ..........................................     214,800 Shares             7.8%
Income Trust A dated
June 29, 1990
E. Burke Hinds, Trustee
150 So. 5th Street, Suite 1800
Minneapolis, MN 55402

Roger T. Bredesen ..........................................     214,800 Shares             7.8%
Income Trust B dated
June 29, 1990
Clarence J. Hynes, Trustee
1433 Utica Avenue So.
Minneapolis, MN 55416

E. Fay Bredesen Income Trust ...............................     223,105 Shares             8.1%
dated June 29, 1990
Wendall J. Davidson, Trustee
11931 54th Avenue So.
Minneapolis, MN 55442

E. Fay Bredesen 1996 Annuity ...............................     142,065 Shares             5.2%
Trust U/A dated December 20, 1996
E. Fay Bredesen and E. Burke
Hinds, Trustees
150 So. Fifth Street, Suite 1800
Minneapolis, MN 55402

E. Burke Hinds, Trustee of .................................     396,304 Shares(2)         14.4%
Various Bredesen Trusts
150 So. Fifth Street, Suite 1800
Minneapolis, MN 55402

John Mutschler .............................................       3,400 Shares(3)       *
7130 Northland Circle North
Brooklyn Park, MN 55428

Kenneth E. Overstreet ......................................     113,216 Shares(4)          4.0%
7130 Northland Circle North
Brooklyn Park, MN 55428

J.S. Braun .................................................      13,999 Shares(5)       *
7130 Northland Circle North
Brooklyn Park, MN 55428

Roy W. Terwilliger .........................................       8,000 Shares(6)       *
7130 Northland Circle North
Brooklyn Park, MN 55428

Dr. Lester A. Wanninger ....................................       6,000 Shares(7)       *
7130 Northland Circle North
Brooklyn Park, MN 55428

                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------                          --------------------   ----------------
All executive officers(5)
and directors as a group
(9 individuals).............................................     422,186 Shares(1,3-8)       14.7%

------------------------

*Represents less than 1%

(1) Includes 39,439 shares held in an annuity trust, 13,060 shares in a revocable trust and 14,199 shares held in the Company's Profit Sharing Plan and Trust in a segregated directed account.

(2) Represents 214,800 shares beneficially owned by the Roger T. Bredesen Income Trust A dated June 29, 1990, 142,065 shares beneficially owned by the E. Fay Bredesen 1996 Annuity Trust U/A dated December 20, 1996 and 39,439 shares beneficially owned by the Roger T. Bredesen 1996 Annuity Trust U/A dated December 20, 1996, as to all of which trusts Mr. Hinds serves as trustee.

(3) Includes 900 shares owned by a profit sharing trust of which Mr. Mutschler is a co-trustee.

(4) Includes 70,000 shares issuable upon exercise of currently exercisable options and 3,216 shares held in the Company's Profit Sharing Plan in a segregated directed account.

(5) Includes 10,000 shares issuable upon exercise of currently exercisable options.

(6) Consists of 8,000 shares issuable under currently exercisable options.

(7) Consists of 6,000 shares issuable upon exercise of currently exercisable options.

(8) Includes 27,900 shares issuable to three officers upon exercise of currently exercisable options.

           ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    Effective August 1997, the Company leased its Roseville, Minnesota facility from two trusts controlled by Roger T. Bredesen and his spouse, E. Fay Bredesen. The facility is rented at an annual rate of $191,000 (for the first three Lease years and then escalates based on various price indices thereafter) plus taxes, utilities, insurance, certain repair and maintenance obligations and other operating costs for the property. The initial term of the Lease is 10 years with the Company having the right to extend the term for two additional periods of five years each.

                                    PART IV
  ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

    (a) The following documents are filed as a part of the report:

        1.  Financial Statements:

        All financial statements of the Company as set forth under Item 8 of this Report.

        2.  Financial Statement Schedules:

        The following financial statement schedule and opinion thereon are filed as a part of this Report:

           Financial Statement Schedule II-Valuation and Qualifying Accounts for the fiscal years ended October 31, 1999, 1998 and 1997, respectively.

        3.  Exhibits:

                   EXHIBIT
                   NUMBER           TITLE                                                       METHOD OF FILING
            ---------------------   -----                                                       ----------------
                   3.1              Restated Articles of Incorporation of the Company, as       (1)
                                    amended

                   3.2              Restated and Amended Bylaws of the Company                  (4)

                   4                Instruments defining rights of security holders             (1)

                  10.1              Employment Agreement of Roger Bredesen                      (1)

                  10.6              Milwaukee, Wisconsin Lease                                  (1)

                  10.6(a)           Fifth and Sixth Addendums dated March 10, 1994 and          (3)
                                    December 13, 1994, respectively, to Milwaukee, Wisconsin
                                    Lease

                  10.7              Bridgewater, Virginia Lease, dated March 10, 1997           (4)

                  10.12             1994 Employees' Incentive Stock Option Plan                 (2)

                  10.12(a)          First Amendment to 1994 Employees' Incentive Stock Option   (4)
                                    Plan

                  10.16             Loan Agreement between Brooklyn Park Economic Development   (3)
                                    Authority and the Company dated August 1, 1994

                  10.17             Indenture of Trust between Brooklyn Park Economic           (3)
                                    Development Authority and First Trust National Association
                                    dated August 1, 1994

                  10.18             Reimbursement Agreement between First Bank National         (3)
                                    Association and the Company dated August 1, 1994

                  10.19             First Bank National Association Initial Letter of Credit    (3)
                                    dated August 25, 1994

                  10.20(a)          Northstar Computer Forms, Inc. Amended and Restated         Filed herewith
                                    Outside Directors Stock Option Plan

                  10.22             Equipment Lease Agreement effective as of July 16, 1997     (4)
                                    between Northstar Computer Forms, Inc. and Deluxe
                                    Financial Services, Inc.

                  10.24             Lease effective August 22, 1997, by and between Northstar   (4)
                                    Computer Forms, Inc., as tenant, and Roger T. Bredesen and
                                    E. Fay Bredesen as trustees under certain revocable trusts

                  10.28             Lease, dated May 1, 1998, by and between Sun River          (5)
                                    Properties, Inc., and Northstar Computer Forms, Inc.,
                                    relating to the Company's Golden, Colorado, facility

                  10.29             Customer Alliance Agreement, dated November 5, 1998, by     (5)
                                    and between Northstar Computer Forms, Inc., and NCR
                                    Corporation

                  10.30             Management Agreement effective January 1, 2000, between     Filed herewith
                                    Northstar Computer Forms, Inc. and Kenneth Overstreet

                  10.31             Management Agreement effective January 1, 2000, between     Filed herewith
                                    Northstar Computer Forms, Inc. and Mary Ann Morin

                  10.32             Management Agreement effective January 1, 2000, between     Filed herewith
                                    Northstar Computer Forms, Inc. and Stan Klarenbeek

                  10.33             Management Agreement effective January 1, 2000, between     Filed herewith
                                    Northstar Computer Forms, Inc. and Don Dearborn

                   EXHIBIT
                   NUMBER           TITLE                                                       METHOD OF FILING
            ---------------------   -----                                                       ----------------
                  10.34             Northstar Computer Forms, Inc. 401(k) Profit Sharing Plan   Filed herewith
                                    Trust Agreement (1998 Restatement)

                  10.35             First Amendment of Northstar Computer Forms, Inc. 401(k)    Filed herewith
                                    Profit Sharing Plan Trust Agreement (1998 Restatement)

                  10.36             MICR Forms Agreement between Traveler's Express Company     Filed herewith
                                    and Northstar Computer Forms, Inc. dated January 1, 1999

                  10.37             Service Agreement dated October 15, 1999, by and between    Filed herewith
                                    USBancorp and Northstar Computer Forms, Inc.

                  13                Portions of Annual Report to Shareholders (only those       Filed herewith
                                    portions specifically incorporated by reference herein
                                    shall be deemed filed with the Commission)

                  22                Subsidiaries of the Company                                 (1)

                  23.1              Consent of PricewaterhouseCoopers LLP                       Filed herewith

                  27                1999 Fiscal Year End Financial Data Schedules               Filed herewith

                  99                Cautionary Statement Relating to Forward Looking            Filed herewith
                                    Information

------------------------

(1) Exhibits so marked were filed with the Securities and Exchange Commission on May 7, 1991, as exhibits to the Form 10 of Northstar Computer Forms, Inc., and are incorporated herein by reference and made a part hereof.

(2) Exhibits so marked were filed with the Securities and Exchange Commission on January 25, 1994, as exhibits to the Form 10-KSB of Northstar Computer Forms, Inc., and are incorporated herein by reference and made a part hereof.

(3) Exhibits so marked were filed with the Securities and Exchange Commission on January 27, 1995, as exhibits to the Form 10-KSB of Northstar Computer Forms, Inc., and are incorporated herein by reference and made a part hereof.

(4) Exhibits so marked were filed with the Securities and Exchange Commission on January 29, 1998, as exhibits to the Form 10-KSB of Northstar Computer Forms, Inc., and are incorporated herein by reference and made a part hereof.

(5) Exhibits so marked were filed with the Securities and Exchange Commission on January 23, 1999, as exhibits to the Form 10-K of Northstar Computer
    Forms, Inc., and are incorporated herein by reference and made a part hereof.

    (b) REPORTS ON FORM 8-K. No reports on Form 8-K were filed during the last quarter of the period covered by this report.

    (d) FINANCIAL STATEMENT SCHEDULES.

                  (remainder of page left blank intentionally)

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                       NORTHSTAR COMPUTER FORMS, INC.

                                                       By:              /s/ MARY ANN MORIN
                                                            -----------------------------------------
                                                                    Mary Ann Morin, Treasurer
                                                                   and Chief Financial Officer

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                /s/ ROGER T. BREDESEN
     -------------------------------------------                     1/26/00
   Roger T. Bredesen, Chairman of the Board, Chief                   ------
                  Executive Officer                                  Date

                 /s/ JOHN MUTSCHLER                                  1/26/00
     -------------------------------------------                     ------
              John Mutschler, Director                               Date

              /s/ KENNETH E. OVERSTREET                              1/26/00
     -------------------------------------------                     ------
     Kenneth E. Overstreet, Director, President                      Date

                   /s/ J. S. BRAUN                                   1/26/00
     -------------------------------------------                     ------
                J. S. Braun, Director                                Date

               /s/ ROY W. TERWILLIGER                                1/26/00
     -------------------------------------------                     ------
            Roy W. Terwilliger, Director                             Date

             /s/ DR. LESTER A. WANNINGER                             1/26/00
     -------------------------------------------                     ------
          Dr. Lester A. Wanninger, Director                          Date

                                                         YEAR ENDED OCTOBER 31:
                            ---------------------------------------------------------------------------------
                               1999          1998          1997          1996          1995          1994
                            -----------   -----------   -----------   -----------   -----------   -----------
RESULTS OF OPERATIONS
Net Sales................   $46,338,793   $41,809,938   $46,277,461   $28,903,158   $24,215,962   $22,633,951
Gross Profit.............    12,807,059    11,356,506    15,417,187     6,748,180     4,975,894     5,177,970
Operating Income.........     4,407,158     3,478,686     7,298,492     2,375,086     1,902,976     2,135,223
Net Earnings.............     2,667,748     1,782,941     4,135,922     1,263,056     1,363,410     1,285,835
Cash Flow/Ops............     5,289,232     5,183,231     5,833,641     2,872,187     1,376,858     2,322,240

FINANCIAL CONDITION
Total Assets.............   $28,876,224   $29,451,672   $33,324,874   $29,401,432   $17,523,364   $16,499,238
Working Capital..........     8,595,033     7,658,171     7,214,439     5,381,223     4,545,734     3,357,561
Current Ratio............           3.0           2.7           2.0           2.2           3.3           2.6
Long Term Debt...........     1,340,000     3,945,550     7,330,550    10,565,175     2,535,000     2,795,000
Stockholders' Equity.....    21,060,804    18,611,095    16,765,854    12,638,535    11,587,122    10,399,485

KEY RATIOS
Gross Profit.............          27.6%         27.2%         33.3%         23.3%         20.6%         22.9%
Operating Income.........           9.5%          8.3%         15.8%          8.2%          7.9%          9.4%
Net Earnings.............           5.8%          4.3%          8.9%          4.4%          5.6%          5.7%
Return on Equity.........          13.4%         10.1%         28.1%         10.4%         12.4%         13.0%
L-T Debt to
  Capitalization.........           6.0%         17.5%         30.4%         45.5%         18.0%         21.2%

BOOK VALUE
Book Value...............   $      7.71   $      7.00   $      6.45   $      4.91   $      4.41   $      3.93
Net Earnings (diluted)...          0.93          0.62          1.48          0.48          0.52          0.49
Dividends................          0.15          0.14          0.12          0.09          0.08          0.08
Weighted Average
Outstanding Shares.......     2,730,877     2,655,096     2,598,093     2,572,658     2,626,094     2,642,549

                                                            1999 QUARTER        HIGH       LOW       CLOSE
                                                          -----------------   --------   --------   --------
STOCK INFORMATION/REGISTER
The Company's common stock is traded under the                   1st           $ 9.50     $6.00      $ 8.50
  symbol NSCF on the Nasdaq National Market. As of               2nd           $ 9.63     $7.00      $ 7.25
  January 18, 2000, the approximate number of                    3rd           $14.38     $7.25      $12.00
  stockholders was 900 and holders of record, 230. The           4th           $12.50     $9.50      $10.58
  following table sets forth the range of high and low    Present-1-13-2000    $ 9.88     $9.88      $ 9.88
  quotations per share for 1999 and 1998. In 1999 and
    1998
  the Company declared dividends of $0.15 per share and
  $0.14 per share, respectively.

                                                            1998 QUARTER         HIGH       LOW       CLOSE
                                                          -----------------    ------     -----      ------
Future dividends are restricted to a maximum of                  1st           $10.88     $7.61      $ 9.72
  20 percent
  of consolidated net income under the Company's debt            2nd           $10.16     $7.78      $ 9.67
  agreements. (See Note 6 to Consolidated Financial              3rd           $10.00     $7.75      $ 8.00
  Statements.)                                                   4th           $ 9.50     $6.25      $ 6.88

INTRODUCTION

    The following discussion and analysis provides information that the Company's management believes is relevant to an assessment and understanding of the Company's results of operations and financial condition. This discussion should be read in conjunction with the financial statements and footnotes which appear elsewhere in this Annual Report.

    In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers that statements contained herein, other than historical data, may be forward-looking and subject to risks and uncertainties. The following important factors could cause the Company's actual results to differ materially from those projected in forward-looking statements made by, or on behalf of, the Company:

    - Loss of one or more major customers due to bank consolidations or other reasons,

    - Rise in paper prices which outpaces the Company's ability to pass the increase through to its customers,

    - Inability to extend existing contracts or successfully negotiate new contracts,

    - Technological obsolescence of the Company's products or manufacturing equipment,

    - Contracting market for traditional business forms products,

    - Competition from large national manufacturers of internal bank forms and custom business forms.

    These factors are discussed in more detail in Exhibit 99 to the Company's Form 10-K.

    The following table sets forth, for the years indicated, certain items in the Company's consolidated statement of earnings as a percentage of net sales and the percentage changes of the dollar amounts of such items as compared with the prior year.

                                                                                          1999             1998
                                                                                       COMPARED TO      COMPARED TO
                                               1999          1998          1997           1998             1997
                                             --------      --------      --------      -----------      -----------
Net Sales..................................   100.0%        100.0%        100.0%          10.8%             (9.7)%
                                              -----         -----         -----           ----             -----
Cost of Goods Sold.........................    72.4          72.8          66.7           10.1              (1.3)
                                              -----         -----         -----           ----             -----
Gross Profit...............................    27.6          27.2          33.3           12.8             (26.3)
                                              -----         -----         -----           ----             -----
Selling General and Administrative
  Expenses.................................    18.1          18.8          17.5            6.6              (3.0)
                                              -----         -----         -----           ----             -----
Operating Income...........................     9.5           8.3          15.8           26.7             (52.3)
                                              -----         -----         -----           ----             -----
Net Earnings...............................     5.8           4.3           8.9           49.6             (56.9)
                                              -----         -----         -----           ----             -----

RESULTS OF OPERATIONS

NET SALES

    Net sales in 1999 increased $4,528,855 from $41,809,938 in 1998 to
$46,388,793 in 1999. In 1998 net sales decreased $4,467,523 from 1997 sales of
$46,277,461. The Company's business forms products consist of two product specialties--internal bank forms and negotiable documents--as well as standard custom business forms.

                                                                     PERCENTAGE OF
                                                                      TOTAL SALES
                                                             ------------------------------
                                                               1999       1998       1997
                                                             --------   --------   --------
Internal Bank Forms........................................     63         65         69
Negotiable Documents.......................................     22         17         16
Standard Business Forms....................................     15         18         15

    Sales of internal bank forms increased $2.2 million from $27 million in 1998 to $29.2 million in 1999, an increase of 8.1 percent. In 1998, internal bank forms sales decreased $4.8 million, a 15.1 percent decrease from the 1997 sales of $31.8 million. During 1998, competition in the internal bank forms industry became more intense, particularly in contract negotiations with larger banks. This increased competition resulted in non-renewal of three internal bank forms contracts in 1998. The non-renewal of the three internal bank forms contracts accounted for approximately $2.6 million of the sales reduction in internal bank forms in 1998 and negatively affected 1999 sales by an additional $1.1 million. In 1999, the Company successfully renewed all expiring internal bank forms contracts and increased product sales to existing distributor resellers by approximately $3 million.

    Negotiable documents, which includes gift certificates, money orders, certificates of title, and bank official checks, are the Company's other principal custom business forms specialty. The sales of these products and related services accounted for $10.2 million in sales in 1999, an increase of $3.4 million or 50.0 percent over 1998 sales of $6.8 million. 1998 sales of negotiable documents decreased $0.8 million from 1997 sales of $7.6 million. In 1999, sales to existing customers accounted for $4.9 million in increased sales. However, in 1998, a two-year contract for approximately $3 million in annual sales of negotiable documents was not renewed, reducing negotiable document sales $1.4 million in 1998 and 1999 by $1.5 million.

    Standard custom business forms sales remained relatively flat at $7 million to $7.5 million each year. This product line is sold to various distributors/printers for resale. During the three years ended October 31, 1999, there has been no significant change in the customer base for this product.

GROSS PROFIT

    Gross Profit was $12,807,059 (27.6 percent of net sales) in 1999 compared to $11,356,506 (27.2 percent of net sales) in 1998 and $15,417,187 (33.3 percent of net sales) in 1997.

    Paper price changes, sales mix changes, and sales volume changes are the three factors with the largest impact on the Company's gross profit. Bond paper prices increased in February and June 1999, with a total increase of approximately 9.0 percent for the year. Carbonless paper prices increased
4.0 percent in September 1999. Generally, the Company has been able to pass these price increases through to its customers. In addition, the Company has taken a strong initiative to reduce paper waste and spsoilage. Therefore, although paper costs increased during the year, the Company was able to maintain material costs at 30 percent of sales for both 1999 and 1998. In 1998, due to paper price increases that could not be recovered, the material costs increased
1.0 percent from the 1997 level of 29 percent of sales.

    In 1999, direct labor increased 24.8 percent or a 1.8 percent increase as a percentage of sales. A change in sales mix to more labor intensive products, as well as higher labor rates due to the extremely tight labor market, increased labor costs for the fiscal year. In 1998, direct labor costs actually decreased
4.5 percent, but the ratio of direct labor to sales increased 0.8 percent as a percentage of sales as direct labor reductions lagged the 1998 reduction in sales.

    Sales volume changes have a significant impact on the absorption of fixed costs such as depreciation and building occupancy costs and semi-fixed costs such as indirect labor. In 1999, these costs remained relatively constant. However, due to the increased sales volume, these costs accounted for 16.7 percent of sales in 1999 compared to 22.2 percent of sales in 1998. In 1998, due to the decreased sales volume compared to 1997, these fixed and semi-fixed costs accounted for 4.0 percent decrease in gross profit.

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE

    Selling, general, and administrative expenses increased $522,080 in 1999 compared to 1998. In 1998, these costs decreased $240,875 compared to 1997. Contributions to employee benefit plans, principally bonuses and profit sharing, are determined by a formula based upon Company profits for the year. In 1999, contributions to these plans increased approximately $0.5 million compared to 1998 when contributions to these plans decreased $0.4 million compared to 1997. Other selling, general, and administrative costs were relatively consistent from 1998 to 1999. In 1998, sales commissions to distributor/partners were restructured to provide additional incentives to increase new business. These restructured commissions increased costs for 1998 by approximately $0.6 million compared to 1997. In 1999, commissions were relatively consistent with 1998.

OTHER INCOME AND EXPENSE

    Other income and expense consists principally of interest expense which decreased $401,305 in 1999 and $250,347 in 1998 due to debt repayment.

PROVISION FOR INCOME TAXES

    The provision for income taxes decreased to 38.8 percent of pre-tax income in 1999 compared to 40.5 percent in 1998 and 37.4 percent in 1997.

NET EARNINGS

    Net earnings were $2,667,748 ($0.93 per diluted share) in 1999 compared to $1,782,941 ($0.62 per diluted share) in 1998 and $4,135,922 ($1.48 per diluted share) in 1997. Return on average assets was 9.1 percent in 1999 compared to
5.7 percent in 1998 and 13.2 percent in 1997. Return on average stockholders' equity was 13.4 percent in 1999 compared to 10.1 percent in 1998 and
28.1 percent in 1997.

FINANCIAL CONDITION

CAPITAL EXPENDITURES

    In July 1996, the Company acquired $7.3 million in manufacturing equipment with the purchase of the financial forms division of Deluxe Corporation. Since that time, the Company continues to replace and modernize equipment and computer systems, as well as expand its manufacturing capacity. Capital expenditures for 1999 were $1.9 million compared to $1.8 million for 1998, and $2.0 million for 1997. The Company's working capital was $8.6 million as of October 31, 1999, compared to $7.7 million as of October 31, 1998.

    Since 1996, the Company has had a $1.5 million line of credit at an interest rate equal to the bank's reference rate. The Company has never had to utilize this line of credit. The Company believes its existing financial resources are adequate to fund its fiscal year 2000 operations, including projected capital expenditures of $2.0 million and dividend payments, and foresees no events or uncertainties that are likely to have a material impact on its liquidity.

LONG-TERM DEBT

    The Company's long-term debt consists of Industrial Development Revenue Bonds. The bonds require annual principal payments and interest at a variable rate based upon comparable tax-exempt issues. The bonds specify limits on capital expenditures and dividends as well as specify net worth and certain financial ratios that the Company must maintain.

    During the year the Company fully repaid its term loan. The original repayment terms of the term loan specified quarterly installments through July 31, 2003.

LIQUIDITY

    Cash provided by operations remained relatively constant at $5.3 million compared to $5.2 million in 1998 and $5.8 million in 1997. During 1999 and 1998, the changes in net earnings were offset by the changes in current assets and current liabilities so the cash provided by operations remained relatively constant.

OUTLOOK

    Merger and acquisition activity in the banking industry, which was previously very strong, slowed in 1999 as the industry dedicated its resources to ensuring year 2000 readiness. Therefore, after January 1, 2000, the merger and acquisition activity in this industry may again increase. Banks generally consolidate their purchasing of internal bank forms with one supplier. Therefore, the Company could obtain or lose a significant customer or numerous smaller customers as part of this consolidation activity. The Company continues to work to stabilize and increase its customer base. During the fourth quarter of 1999, the Company was able to extend and expand its contract with one major bank customer. The new two-year contract which begins January 1, 2000, is expected to increase internal bank forms sales to this customer by $1.5 million annually. In 1998, to increase and improve market penetration in the internal bank forms market, in 1998 the Company developed additional distribution channels by forming two new strategic alliances with other companies in the financial forms industry. Sales with one of these partners increased significantly in 1999. Sales with the second alliance were insignificant in 1999. However, the Company is still working with the second alliance to develop these sales which depend on the partner's ability to sell internal bank forms as ancillary products used in the equipment it sells to the banking industry.

    In negotiable documents, the Company's other custom business forms specialty, the Company and its largest customer agreed to extend and expand the contract for the manufacture and distribution of its products. The new four year contract which began January 1, 1999, increased annual sales of these products by $3.5 million.

    The three factors with the largest impact on the Company's gross profit are paper price changes, sales volume changes, and sales mix changes. The Company expects the paper industry to increase prices in 2000. At this time, the Company expects to be able to pass these paper price increases through to its customers. In 2000, sales volumes are expected to increase in both internal bank forms and negotiable documents with no significant change in sales mix. Based upon these expectations, the Company expects the 2000 gross profit to exceed the 1999 gross profit in total and as a percentage of sales.

    The Company does not anticipate significant changes in selling, general, and administrative costs for 2000. Based on the projected increase in sales volume, these costs are expected to decrease as a percentage of sales in 2000. In addition, the outlook for the Company has been positively affected by the internal bank forms computer system which the Company developed and installed in the first location in the last quarter of 1997. This system which has been continuously enhanced, is installed in all four of the Company's internal bank forms production facilities. The integrated computer system is already increasing operating efficiencies within the plants by streamlining order processing, enhancing equipment utilization, and improving billing and reporting capabilities.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," a new standard for reporting information about business segments in financial statements. Effective with its fiscal year 1999 financial statements, the Company adopted SFAS No. 131, which requires disclosure of segment data in a manner consistent with that used by an enterprise for internal management reporting and decision making. Accordingly, the Company reports its operations as a single segment under SFAS No. 131.

    In March 1998, the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The Company is reviewing the requirements of the SOP and does not expect it to significantly change its current accounting for software costs. SOP 98-1 is required to be adopted by the Company for its fiscal year 2000.

YEAR 2000 READINESS

    The Company's Y2K Plan focused on assessing and ensuring compliance of its hardware, operating systems, software applications, and custom applications. Additionally, the Company reviewed the year 2000 compliance status of its customers, vendors, and other service providers. Based upon the assessment of its hardware, operating systems, and software applications, the Company's hardware, operating systems, and software applications were upgraded for Y2K compliance. The Company communicated with vendors, customers, and other business partners to determine their Y2K compliance. The costs of the Y2K assessment and the required upgrades were not material and were included in the costs of current operations.

    The Company did not experience any problems in its operating systems in connection with the Y2K date change. At this time, the Company has not incurred and does not anticipate any interruption of services from its vendors, customers, or other business partners.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors
Northstar Computer Forms, Inc.:

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows present fairly, in all material respects, the financial position of Northstar Computer Forms, Inc. and Subsidiary as of October 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Northstar Computer Forms, Inc.'s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
December 15, 1999

                 NORTHSTAR COMPUTER FORMS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                           OCTOBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   -----------
                                        ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 3,878,447   $ 4,162,845
  Accounts receivable, net..................................    5,958,522     4,936,112
  Inventories...............................................    2,294,119     2,245,338
  Deferred income taxes.....................................      261,656       255,656
  Other current assets......................................      442,743       687,769
                                                              -----------   -----------
    Total current assets....................................   12,835,487    12,287,720
                                                              -----------   -----------
Property, plant and equipment, net..........................   13,368,676    14,153,269
Notes receivable, less current portion......................       60,634       161,573
Goodwill, net...............................................    1,354,786     1,556,293
Other assets, net...........................................    1,256,641     1,292,817
                                                              -----------   -----------
Total assets................................................  $28,876,224   $29,451,672
                                                              ===========   ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt.........................      335,000     1,385,000
  Accounts payable..........................................    1,296,485     1,316,878
  Accrued liabilities.......................................    2,608,969     1,927,671
                                                              -----------   -----------
    Total current liabilities...............................    4,240,454     4,629,549
                                                              -----------   -----------
Long-term debt, less current portion........................    1,340,000     3,945,550
Deferred compensation.......................................      773,333       738,845
Deferred income taxes.......................................    1,461,633     1,526,633

Commitments (Notes 6 and 7)

Stockholders' equity:
  Common shares; $.05 par value, authorized 5,000,000
    shares; issued and outstanding, 1999: 2,744,708; 1998:
    2,714,436...............................................      137,235       135,722
  Additional paid-in capital................................    2,862,678     2,671,492
  Retained earnings.........................................   18,060,891    15,803,881
                                                              -----------   -----------
    Total stockholders' equity..............................   21,060,804    18,611,095
                                                              -----------   -----------
    Total liabilities and stockholders' equity..............  $28,876,224   $29,451,672
                                                              ===========   ===========

                 NORTHSTAR COMPUTER FORMS, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENT OF EARNINGS

              FOR THE YEARS ENDED OCTOBER 31, 1999, 1998 AND 1997

                                                           1999          1998          1997
                                                        -----------   -----------   -----------
Net sales.............................................  $46,338,793   $41,809,938   $46,277,461
Cost of goods sold....................................   33,531,734    30,453,432    30,860,274
                                                        -----------   -----------   -----------
    Gross profit......................................   12,807,059    11,356,506    15,417,187
Selling, general and administrative expenses..........    8,399,901     7,877,820     8,118,695
                                                        -----------   -----------   -----------
    Operating income..................................    4,407,158     3,478,686     7,298,492
                                                        -----------   -----------   -----------

Other income (expense):
  Interest expense....................................     (240,864)     (642,169)     (892,516)
  Other, net, principally interest income.............      191,454       158,424       196,946
                                                        -----------   -----------   -----------
                                                            (49,410)     (483,745)     (695,570)
                                                        -----------   -----------   -----------
    Earnings before provision for income taxes........    4,357,748     2,994,941     6,602,922
Provision for income taxes............................    1,690,000     1,212,000     2,467,000
                                                        -----------   -----------   -----------
    Net earnings......................................  $ 2,667,748   $ 1,782,941   $ 4,135,922
                                                        ===========   ===========   ===========
Net earnings per common share:
  Basic...............................................  $      0.98   $      0.67   $      1.59
                                                        ===========   ===========   ===========
  Diluted.............................................  $      0.93   $      0.62   $      1.48
                                                        ===========   ===========   ===========

                 NORTHSTAR COMPUTER FORMS, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED OCTOBER 31, 1999, 1998 AND 1997

                                                      COMMON STOCK
                                                  --------------------   ADDITIONAL
                                                               STATED     PAID-IN      RETAINED
                                                   SHARES     CAPITAL     CAPITAL      EARNINGS
                                                  ---------   --------   ----------   -----------
Balances at October 31, 1996....................  1,716,571   $ 85,828   $1,995,177   $10,557,530
Stock options exercised.........................     44,900      2,245      294,590
Cash dividends, $.175 per share.................                                         (305,438)

Comprehensive income:
  Net earnings..................................                                        4,135,922
                                                  ---------   --------   ----------   -----------
Balances at October 31, 1997....................  1,761,471     88,073    2,289,767    14,388,014
Stock split.....................................    880,690     44,035      (46,269)
Stock options exercised.........................     72,275      3,614      257,994
Cash dividends, $.137 per share.................                                         (367,074)
Tax benefit from stock options exercised........                            170,000

Comprehensive income:
  Net earnings..................................                                        1,782,941
                                                  ---------   --------   ----------   -----------
Balances at October 31, 1998....................  2,714,436    135,722    2,671,492    15,803,881
Stock options exercised.........................     30,275      1,513      147,217
Repurchase of common stock......................         (3)                    (31)
Cash dividends, $.150 per share.................                                         (410,738)
Tax benefit from stock options exercised........                             44,000

Comprehensive income:
  Net earnings..................................                                        2,667,748
                                                  ---------   --------   ----------   -----------
Balances at October 31, 1999....................  2,744,708   $137,235   $2,862,678   $18,060,891
                                                  =========   ========   ==========   ===========

                 NORTHSTAR COMPUTER FORMS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

              FOR THE YEARS ENDED OCTOBER 31, 1999, 1998 AND 1997

                                                            1999          1998          1997
                                                         -----------   -----------   -----------
Cash flows from operating activities:
  Net earnings.........................................  $ 2,667,748   $ 1,782,941   $ 4,135,922
  Adjustments to reconcile net earnings to net cash
    provided by operating activities:
    Depreciation.......................................    2,608,725     2,517,552     2,458,399
    Amortization.......................................      382,359       344,274       271,519
    Provision for doubtful accounts....................       55,451       (70,586)      167,437
    Deferred income taxes..............................      (71,000)      405,000       (25,000)
    (Gain) loss on sale of land and equipment..........      (61,009)       50,286        (5,576)
    Changes in certain operating assets and
      liabilities......................................     (293,042)      153,764    (1,169,060)
                                                         -----------   -----------   -----------
    Net cash provided by operating activities..........    5,289,232     5,183,231     5,833,641
                                                         -----------   -----------   -----------

Cash flows from investing activities:
  Capital expenditures and equipment deposits..........   (1,851,678)   (1,577,203)   (1,465,679)
  Capitalized computer software costs..................                   (236,405)     (584,321)
  Proceeds from sale of land and equipment.............       88,555        67,239        12,400
  Notes receivable repayments..........................       77,530       736,932       117,219
                                                         -----------   -----------   -----------
    Net cash used in investing activities..............   (1,685,593)   (1,009,437)   (1,920,381)
                                                         -----------   -----------   -----------

Cash flows from financing activities:
  Principal payments on long-term debt.................   (3,655,550)   (5,235,000)   (1,029,450)
  Dividends paid.......................................     (381,186)     (353,204)     (240,869)
  Stock options exercised..............................      148,730       261,608       296,835
  Other, net...........................................          (31)       (2,234)
                                                         -----------   -----------   -----------
    Net cash used in financing activities..............   (3,888,037)   (5,328,830)     (973,484)
                                                         -----------   -----------   -----------
Net (decrease) increase in cash and cash equivalents...     (284,398)   (1,155,036)    2,939,776
Cash and cash equivalents at beginning of year.........    4,162,845     5,317,881     2,378,105
                                                         -----------   -----------   -----------
Cash and cash equivalents at end of year...............  $ 3,878,447   $ 4,162,845   $ 5,317,881
                                                         ===========   ===========   ===========

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF THE BUSINESS:

    Northstar Computer Forms, Inc. and Subsidiary (the Company) designs, manufactures and markets printed forms with an emphasis on MICR (Magnetic Ink Character Recognition) printing. The Company's custom business forms concentrations are negotiable documents and internal bank forms which are marketed nationally. Sales are principally made through distributors, with the remainder directly to end-user customers.

CONSOLIDATION:

    The consolidated financial statements include the accounts of Northstar Computer Forms (Northstar) and General Financial Supply, Inc. (General Financial), its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

CASH EQUIVALENTS:

    The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

INVENTORIES:

    Inventories are stated at the lower of cost or market using the last-in, first-out (LIFO) method. As of October 31, 1999 and 1998, consolidated inventories, stated at LIFO, exceeds the cost of consolidated inventories using the first-in, first-out (FIFO) method by approximately $67,000 and $13,000 at October 31, 1999 and 1998, respectively.

PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are recorded at cost and are depreciated using the straight-line method. The estimated useful lives are 15 - 40 years for buildings, 5 - 10 years for machinery and equipment, and 3 - 8 years for furniture and fixtures and automobiles. Leasehold improvements are amortized on a straight-line basis generally over the term of the respective leases. Gains or losses on dispositions are included in current earnings. Major renewals or betterments are capitalized while repairs and maintenance are charged to current operations when incurred.

COMPUTER SOFTWARE COSTS:

    The Company capitalizes costs incurred for developing and obtaining computer software, primarily relating to modifying and installing new information technology systems for internal use. These costs are amortized on a straight-line basis over five years, the estimated useful lives of the underlying assets.

    In March 1998, the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The Company is reviewing the requirements of the SOP and does not expect it to significantly change its current accounting for software costs. SOP 98-1 is required to be adopted by the Company for its fiscal year 2000.

GOODWILL:

    Goodwill represents the excess of the purchase price over the estimated fair value of the identifiable assets acquired and is being amortized on a straight-line basis over 10 years.

LONG-LIVED ASSETS:

    The recoverability of long-lived assets, including goodwill, is assessed annually or whenever adverse events or changes in circumstances or business climate indicate that the expected cash flows previously anticipated warrant reassessment. When such reassessments indicate the potential of impairment, all business factors are considered and, if the carrying values of long-lived assets are not likely to be recovered from future net operating cash flows, they will be written down for financial reporting purposes.

REVENUE RECOGNITION:

    The Company recognizes revenue on product sales when title transfers to the customer.

INCOME TAXES:

    Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. The income tax provision is the tax payable or refundable for the period and the change during the period in deferred tax assets and liabilities.

EARNINGS PER SHARE:

    Net earnings per share (EPS) for all periods presented have been computed by dividing net earnings by the weighted average number of common shares outstanding (basic EPS) and by the weighted average number of common and common equivalent shares outstanding (diluted EPS). The Company's common equivalent shares consist of stock options when their effect is not antidilutive.

    The computations of basic and diluted weighted average common shares outstanding are as follows:

                                                1999        1998        1997
                                              ---------   ---------   ---------
Weighted average common shares
  outstanding...............................  2,730,877   2,655,096   2,598,093

Common equivalent shares outstanding:
  Option equivalents........................    137,865     199,387     187,860
                                              ---------   ---------   ---------
Weighted average common and common
  equivalent shares outstanding.............  2,868,742   2,854,483   2,785,953
                                              =========   =========   =========

    At October 31, 1999, 1998 and 1997, 150,000, 9,000 and 30,000 outstanding options were excluded from the computation of diluted earnings per share for the year then ended because the options' exercise price was greater than the average market price of the Company's common shares during the respective year.

COMPREHENSIVE INCOME:

    The Company's comprehensive income consists solely of net earnings. In fiscal years 1999, 1998 and 1997, the Company did not have any changes in stockholders' equity from nonowner sources.

BUSINESS SEGMENTS:

    Effective with its year end 1999 financial statements, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosure About Segments of an Enterprise and Related Information," which requires disclosure of segment data in a manner consistent with that used by an enterprise for internal management reporting and decision making. Accordingly, the Company reports its operations as a single segment under SFAS No. 131.

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  SELECTED BALANCE SHEET INFORMATION:

    The following provides additional information concerning selected balance sheet accounts at October 31, 1999 and 1998:

                                                                  1999           1998
                                                              ------------   ------------
Accounts receivable, net:
  Accounts receivable.......................................  $  6,111,522   $  5,074,112
  Allowance for doubtful accounts...........................      (153,000)      (138,000)
                                                              ------------   ------------
                                                              $  5,958,522   $  4,936,112
                                                              ============   ============
Inventories:
  Raw material..............................................     1,503,444      1,394,156
  Work in process...........................................       573,993        598,846
  Finished goods............................................       216,682        252,336
                                                              ------------   ------------
                                                              $  2,294,119   $  2,245,338
                                                              ============   ============
Property, plant and equipment, net:
  Land......................................................       109,626        109,626
  Buildings.................................................     4,004,111      3,993,073
  Machinery and equipment...................................    25,400,896     24,124,637
  Furniture and fixtures....................................     1,937,239      1,804,043
  Automobiles...............................................       440,756        335,322
  Leasehold improvements....................................        78,156         66,313
                                                              ------------   ------------
                                                                31,970,784     30,433,014
  Accumulated depreciation..................................   (18,535,203)   (16,213,432)
  Accumulated amortization..................................       (66,905)       (66,313)
                                                              ------------   ------------
                                                              $ 13,368,676   $ 14,153,269
                                                              ============   ============
Goodwill, net:
  Goodwill..................................................  $  2,015,065   $  2,015,065
  Accumulated amortization..................................      (660,279)      (458,772)
                                                              ------------   ------------
                                                              $  1,354,786   $  1,556,293
                                                              ============   ============

                                                                  1999           1998
                                                              ------------   ------------
Other assets, net:
  Computer software costs, net of accumulated amortization
    of $335,830 and $171,683 at October 31, 1999 and 1998,
    respectively............................................       484,896        649,043
  Cash value of life insurance, net of outstanding loans of
    $165,778 and $166,857 at October 31, 1999 and 1998,
    respectively............................................       402,488        359,918
  Other.....................................................       369,257        283,856
                                                              ------------   ------------
                                                              $  1,256,641   $  1,292,817
                                                              ============   ============
Accrued liabilities:
  Payroll and bonuses.......................................       850,707        504,888
  Vacation..................................................       377,270        345,471
  Profit sharing............................................       527,180        301,125
  Real estate taxes.........................................       236,706        195,454
  Dividends.................................................       219,569        190,017
  Other.....................................................       397,537        390,716
                                                              ------------   ------------
                                                              $  2,608,969   $  1,927,671
                                                              ============   ============

3.  SUPPLEMENTAL CASH FLOW INFORMATION:

    Changes in certain operating assets and liabilities are as follows:

                                             1999          1998         1997
                                          -----------   ----------   -----------
Accounts receivable.....................  $(1,077,861)  $1,748,683   $(2,052,911)
Inventories.............................      (48,781)    (332,692)      379,411
Other assets............................      123,759     (592,914)     (111,704)
Accounts payable........................      (20,393)     (56,927)     (729,732)
Accrued liabilities.....................      695,746     (612,825)    1,293,928
Deferred compensation...................       34,488          439        51,948
                                          -----------   ----------   -----------
                                          $  (293,042)  $  153,764   $(1,169,060)
                                          ===========   ==========   ===========
Cash paid during the year for:
  Interest..............................  $   244,471   $  699,308   $   834,348
  Income taxes..........................    1,487,500    1,456,894     2,222,243

4.  NOTES RECEIVABLE:

    Notes receivable consisted of the following at October 31, 1999 and 1998:

                                                            1999       1998
                                                          --------   --------
Brooklyn Park Economic Development Authority Tax
  Increment Financing Note, interest at 9.5%, payable in
  semi-annual installments of $48,889, with remaining
  principal and interest due August 2001................  $143,775   $204,250
Other, mainly customers, with various terms.............    16,040     33,095
                                                          --------   --------
                                                           159,815    237,345
Less current portion, included in "Other current
  assets"...............................................   (99,181)   (75,772)
                                                          --------   --------
                                                          $ 60,634   $161,573
                                                          ========   ========

    Management believes that the carrying values of its notes receivable as of October 31, 1999, approximate their fair value.

5.  BANK LINE OF CREDIT:

    The Company has a Revolving Credit agreement (Agreement) with a bank under which the Company may borrow up to $1,500,000 with interest accruing at the prime interest rate. Collateral for borrowings under this Agreement, as well as the related covenants, are the same as the term loan the Company entered into during July 1996. There were no borrowings under this Agreement during fiscal years 1999 or 1998.

6.  LONG-TERM DEBT:

    Long-term debt consists of the following at October 31, 1999 and 1998:

                                                         1999         1998
                                                      ----------   -----------
Revenue Bonds.......................................  $1,675,000   $ 2,010,000
Term Loan...........................................                 3,320,550
                                                      ----------   -----------
                                                       1,675,000     5,330,550
Less current portion................................    (335,000)   (1,385,000)
                                                      ----------   -----------
                                                      $1,340,000   $ 3,945,550
                                                      ==========   ===========

REVENUE BONDS:

    In August 1994, the Company received proceeds of $2,945,000 from the issuance of Variable Rate Demand Industrial Development Revenue Bonds (Revenue Bonds) in connection with the construction of the Company's corporate headquarters and manufacturing facility. The Revenue Bonds require annual principal payments of $335,000 through fiscal year 2004 and bear interest at a rate which varies based upon comparable tax-exempt issues, but not to exceed 12%. The interest rate at October 31, 1999, was 3.75%. The Company has an option to convert the variable interest rate on these bonds to a fixed interest rate determinable at the date of conversion upon notification to the bond trustee. The Revenue Bonds are collateralized by an outstanding irrevocable direct-pay letter of credit with a financial institution equal to the outstanding principal amount of the Revenue Bonds.

    The letter of credit is renewable upon mutual agreement of the Company and the financial institution. If the letter of credit is not renewed and the Company is unable to obtain a similar letter of credit with another financial institution, the Revenue Bonds may be callable at the option of the bond trustee.

    The Company's outstanding letter of credit expires in August 2002 and is collateralized by its corporate headquarters and manufacturing facility, inventories and accounts receivable. The letter of credit agreement, among other things, requires the Company to not exceed annual capital expenditures limits, maintain certain minimum net worth requirements, meet certain leverage and cash flow ratios, as well as limits cash dividends. The letter of credit agreement also allows for the lender to call the debt upon any "material change in the nature of the business."

TERM LOAN:

    In July 1996, the Company entered into a term loan (Term Loan) with a bank for $9,000,000 in connection with the purchase of substantially all of the assets of the Financial Forms Division of Deluxe Corporation (Acquisition). The Term Loan was collateralized by substantially all the Company's assets and required quarterly principal payments of $262,500 through October 2001, with the remaining principal amount to be paid in January 2002. The Company had an option, upon written notice to the bank, to accrue interest on its outstanding Term Loan balance based on the prime interest rate or the Eurodollar rate. During fiscal year 1998, the Company made additional principal payments of $2,000,000 in excess of its scheduled principal payments. During fiscal year 1999, the Company fully repaid its Term Loan by making additional principal payments of $2,533,050 in excess of its scheduled principal payments due under the Term Loan.

TERM LOAN, CONTINUED:

    Aggregate maturities of long-term debt are as follows:

FISCAL YEAR
-----------
2000........................................................  $  335,000
2001........................................................     335,000
2002........................................................     335,000
2003........................................................     335,000
2004........................................................     335,000
                                                              ----------
                                                              $1,675,000
                                                              ==========

    Management believes that the carrying value of its long-term debt as of October 31, 1999, approximates its fair value.

7.  OPERATING LEASES, INCLUDING RELATED PARTY LEASE:

    The Company leases certain buildings and equipment under five separate operating lease agreements expiring through 2007 and requiring monthly payments in addition to real estate taxes, insurance and maintenance costs. The Company has the option to extend the lease term upon expiration of one of the leases.

    In August 1997, the Company began leasing one of the Company's manufacturing facilities from the Company's Chairman and Chief Executive Officer under an operating lease agreement expiring in fiscal year 2007, with two additional five-year extensions available at the option of the Company. This operating lease agreement requires monthly payments, subject to increase every three years based on that period's average price index, as defined in the lease agreement, in addition to real estate taxes, utilities, assessments, insurance and maintenance costs.

    Future minimum payments, excluding real estate taxes, utilities, assessments, insurance and maintenance costs, under operating lease agreements with noncancellable terms are as follows:

                                           NON-RELATED    RELATED
FISCAL YEAR                                   PARTY        PARTY        TOTAL
-----------                                -----------   ----------   ----------
2000.....................................  $  433,420    $  191,000   $  624,420
2001.....................................     254,686       191,000      445,686
2002.....................................     197,969       191,000      388,969
2003.....................................     110,141       191,000      301,141
2004.....................................     110,141       191,000      301,141
Thereafter...............................     100,963       541,167      642,130
                                           ----------    ----------   ----------
                                           $1,207,320    $1,496,167   $2,703,487
                                           ==========    ==========   ==========

    Total rent expense was $668,811, $695,062 and $774,372 in fiscal years 1999, 1998 and 1997, respectively, exclusive of real estate taxes, insurance and maintenance costs. Rent expense related to the related party lease, exclusive of real estate taxes, insurance and maintenance costs, was $191,000 in fiscal years 1999 and 1998.

8.  INCOME TAXES:

    The provision for income taxes consists of the following:

                                                       FISCAL YEARS
                                           ------------------------------------
                                              1999         1998         1997
                                           ----------   ----------   ----------
Currently payable:
  Federal................................  $1,495,000   $  684,000   $2,153,000
  State..................................     266,000      123,000      339,000
                                           ----------   ----------   ----------
                                            1,761,000      807,000    2,492,000
                                           ----------   ----------   ----------
Deferred provision (benefit):
  Federal................................     (17,000)     343,000      (21,000)
  State..................................     (54,000)      62,000       (4,000)
                                           ----------   ----------   ----------
                                              (71,000)     405,000      (25,000)
                                           ----------   ----------   ----------
                                           $1,690,000   $1,212,000   $2,467,000
                                           ==========   ==========   ==========

    The actual provision for income taxes differed from the "expected" amounts computed by applying the U.S. federal corporate tax rate of 34% to earnings before provision for income taxes for the fiscal years ended October 31, 1999, 1998 and 1997, respectively, as follows:

                                                       FISCAL YEARS
                                           ------------------------------------
                                              1999         1998         1997
                                           ----------   ----------   ----------
Computed "expected" provision for income
  taxes..................................  $1,482,000   $1,018,000   $2,245,000
State income taxes, net of federal tax
  effect.................................     256,000      148,000      221,000
Other, net...............................     (48,000)      46,000        1,000
                                           ----------   ----------   ----------
    Actual provision for income taxes....  $1,690,000   $1,212,000   $2,467,000
                                           ==========   ==========   ==========

    The approximate effects of temporary differences that gave rise to deferred tax balances at October 31, 1999 and 1998, are as follows:

                                                        1999          1998
                                                     -----------   -----------
Deferred tax assets:
  Accounts receivable allowance for doubtful
    accounts.......................................  $    61,200   $    55,200
  Inventories......................................       41,500        40,851
  Accrued liabilities..............................      122,908       124,188
  Deferred compensation............................      345,596       331,034
  Goodwill.........................................       84,991        58,124
                                                     -----------   -----------
    Total deferred tax assets......................      656,195       609,397
                                                     -----------   -----------
Deferred tax liabilities:
  Property, plant and equipment....................   (1,644,618)   (1,669,331)
  Investment in limited partnership................     (211,554)     (211,043)
                                                     -----------   -----------
    Total deferred tax liabilities.................   (1,856,172)   (1,880,374)
                                                     -----------   -----------
    Net deferred tax liabilities...................  $(1,199,977)  $(1,270,977)
                                                     ===========   ===========

    The Company has not recorded a valuation allowance as of October 31, 1999 and 1998, related to its deferred tax assets as management does not believe an allowance is necessary.

9.  PROFIT-SHARING AND BONUS PLANS:

    The Company has a profit-sharing and 401(k) plan (the Plan) covering substantially all full-time employees of the Company. Company contributions are determined based upon a profitability formula approved by the Company's Board of Directors, but are not to exceed 15% of the salary and wages paid to the participants for the year. Vesting of benefits occurs at a rate of 20% for each year of service, commencing after the second full year of service. Vested benefits allocated to the employees' accounts are payable upon retirement, death or earlier termination in a lump sum or installments. The Company recognized expense related to the Plan of $527,180, $301,125 and $540,000 in fiscal years 1999, 1998 and 1997, respectively.

    The Company also has a bonus plan for certain key salaried employees. Bonuses are determined, in part, based on a profitability formula approved by the Company's Board of Directors and, in part, at the discretion of the Board of Directors. Company expense under the bonus plan was $521,164, $203,805 and $408,440 in fiscal years 1999, 1998 and 1997, respectively.

10.  DEFERRED COMPENSATION:

    The Company has deferred compensation plans covering four current officers and one former officer of the Company. The plans for one current and the former officer call for periodic payments ranging from 10 to 15 years at retirement or death of such employees. The plans for the remaining three officers call for contributions to a "rabbi trust" to maintain benefits to be paid upon retirement or termination. Deferred compensation expense was $30,064, $78,882 and $51,397 in fiscal years 1999, 1998 and 1997, respectively.

11.  STOCK OPTIONS:

    The Company has an incentive stock option plan for option grants to employees (ISO Plan) and a nonqualified stock option plan for option grants to the Company's Outside Board of Directors (BOD Plan). As of October 31, 1999, the Company has reserved 500,000 and 150,000 shares of its common stock for grant under the ISO Plan and BOD Plan, respectively. During fiscal year 1998, the Company amended its ISO Plan to increase the maximum number of shares reserved for issuance under that plan to 500,000. During fiscal year 1999, the Company amended its BOD Plan to add 100,000 shares for issuance under that plan. Options granted under the ISO Plan and BOD Plan have exercise prices not less than the fair market value of the Company's common stock at the date of grant and become exercisable generally over a five-year period or based on the discretion of the Company's Board of Directors. Options granted under the ISO and BOD Plans expire 10 years from the date of grant.

    In addition, the Company has a nonqualified stock option plan for option grants to the Company's Board of Directors (Non-Active Plan). At October 31, 1999, 20,000 of these options are outstanding and have a weighted average exercise price of $3.88. All of these options are exercisable at October 31, 1999. These options expire through 2003.

    The following is a summary of the stock option activity with respect to the ISO, BOD and Non-Active Plans:

                                                  WEIGHTED
                                                  AVERAGE                   OPTIONS
                                               EXERCISE PRICE              AVAILABLE
                                                 PER SHARE      OPTIONS    FOR GRANT
                                               --------------   --------   ---------
Balance at October 31, 1996..................        4.39       394,300      75,602

Exercised....................................        4.41       (67,350)
Cancelled....................................        5.58        (8,550)      8,550
Granted......................................        7.17        96,000     (96,000)
Expired......................................        3.87       (14,000)
                                                                -------    --------
Balance at October 31, 1997..................        5.13       355,400     (11,848)

Authorization of additional stock options....                               300,000
Exercised....................................        3.62       (72,275)
Cancelled....................................        4.28        (3,300)      3,300
Granted......................................       12.67         9,000      (9,000)
Expired......................................        4.42          (250)

Balance at October 31, 1998..................        5.75       288,575     282,452

Authorization of additional stock options....                               100,000
Exercised....................................        4.91       (30,275)
Cancelled....................................        6.98        (9,700)      9,700
Granted......................................        9.48       251,400    (251,400)
                                                                -------    --------
Balance at October 31, 1999..................        7.65       500,000     140,752
                                                                =======    ========

    The Company may grant nonqualified stock options outside of the ISO and BOD Plans to other parties at the discretion of the Company's Board of Directors. The terms of these options, including the exercise price, vesting provision and expiration of the options, are determined by the Company's Board of Directors prior to the granting of the options. During fiscal year 1995, the Company granted 30,000 of these options to a vendor. At October 31, 1999, all of these options are outstanding and have a weighted average exercise price of $5.09. These options expire in November 2003.

    The following table summarizes information about all stock options outstanding and exercisable at October 31, 1999:

                                                    OPTIONS OUTSTANDING
                                            ------------------------------------    OPTIONS EXERCISABLE
                                                           WEIGHTED                ----------------------
                                                            AVERAGE     WEIGHTED                 WEIGHTED
                                                           REMAINING    AVERAGE                  AVERAGE
                                              NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
RANGE OF EXERCISE PRICES                    OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
------------------------                    -----------   -----------   --------   -----------   --------
$3.75 - $6.17.............................    245,900         3.79       $ 4.94      206,600      $ 4.82
$8.00.....................................    134,100         9.33         8.00       40,100        8.00
$10.58 - $12.67...........................    150,000         8.35        11.28        7,500       10.58
                                              -------         ----       ------      -------      ------
                                              530,000         6.48       $ 7.51      254,200      $ 5.50
                                              =======         ====       ======      =======      ======

    The Company accounts for stock-based compensation using the intrinsic value method. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the fair value of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company accounts for stock-based compensation to nonemployees using the fair value method. Such compensation costs are amortized on a straight-line basis over the underlying option vesting terms.

    If the Company had elected to recognize compensation expense for options granted in fiscal years 1999, 1998 and 1997 based on the fair value of the options granted at the date of grant, the Company's net earnings and diluted net earnings per share for fiscal years 1999, 1998 and 1997 would have been as follows:

                                              1999         1998         1997
                                           ----------   ----------   ----------
Net earnings:
  As reported............................  $2,667,748   $1,782,941   $4,135,922
  Pro forma..............................   2,443,958    1,708,430    4,021,562

Diluted net earnings per share:
  As reported............................  $     0.93   $     0.62   $     1.48
  Pro forma..............................  $     0.85   $     0.60   $     1.44

    The weighted average fair value of options at the date of grant was $4.50, $5.45 and $3.26 per option during fiscal years 1999, 1998 and 1997, respectively.

    The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model and the following key assumptions:

                                                              1999          1998
                                                            --------      --------
Risk-free interest rates..................................      5.5%          5.5%
Expected life.............................................  7 years       5 years
Expected volatility.......................................    44.54%        46.20%
Expected dividend yield...................................     1.48%         1.26%

12.  STOCK SPLIT:

    On May 31, 1998, the common stock of the Company was split 3 for 2. All per share and number of share data have been retroactively restated to reflect the stock split, except for those presented in the Consolidated Statements of Changes in Stockholders' Equity.

13.  PREFERRED STOCK:

    The Company has 200,000 shares of authorized, nonvoting preferred stock that to date have not been issued. The terms of the preferred stock will be finalized and approved by the Board of Directors prior to issuance.

14.  CONCENTRATIONS OF CREDIT RISK:

    Approximately 23%, 34% and 37% of the Company's net sales were directly to financial institutions in fiscal years 1999, 1998 and 1997, respectively.

    At October 31, 1999 and 1998, cash and cash equivalents totaling approximately $3,700,000 and $3,400,000, respectively, were concentrated in one financial institution. At October 31, 1999, 13% of the Company's accounts receivable were from one customer. Revenues from the same customer represent approximately $7.4 million of the Company's consolidated revenues. The Company generally requires no collateral from its customers to support their accounts receivable.

15.  FOURTH QUARTER ADJUSTMENTS:

    In the fourth quarter of fiscal year 1997, the Company recorded certain adjustments to reflect changes in accounting estimates to amounts reported in previous interim periods of the fiscal year. The adjustments were related to the estimation of gross profit on net sales from the Company's financial forms division and the interim income tax rate used in previous interim periods of fiscal year 1997. These adjustments increased fourth quarter net earnings by approximately $207,000 and diluted net earnings per common share by $0.07.

INVESTOR INFORMATION

ANNUAL MEETING                                       CORPORATE OFFICES
---------------------------------------------------  ------------------------------------------------
The annual meeting of the shareholders of Northstar  7130 Northland Circle North
Computer Forms, Inc. will be held Tuesday,           Brooklyn Park, MN 55428-1530
April 11, 2000 at 3:30 P.M. at the Radisson Plaza    (612) 531-7340
Hotel, 35 South 7th Street, Minneapolis, MN 55402.

FORM 10-K                                            TRANSFER AGENT
---------------------------------------------------  ------------------------------------------------
A copy of the Form 10-K Report filed with the        Norwest Bank Minnesota
Securities and Exchange Commission by the Company    Stock Transfer
may be obtained without charge by written request    P.O. Box 64854
to: Mary Ann Morin, Northstar Computer Forms, Inc.,  St. Paul, MN 55164-0854
7130 Northland Circle North, Brooklyn Park, MN       (800) 468-9716
55428-1530.

INDEPENDENT ACCOUNTANTS                              LEGAL COUNSEL
---------------------------------------------------  ------------------------------------------------
PricewaterhouseCoopers LLP                           Parsinen Kaplan Rosberg & Gotlieb, P.A.
650 Third Avenue South                               100 South Fifth Street
Minneapolis, MN 55402                                Suite 1100
                                                     Minneapolis, MN 55402

QUARTERLY FINANCIAL INFORMATION

(Unaudited and not reviewed)

                                          FIRST QUARTER   SECOND QUARTER   THIRD QUARTER   FOURTH QUARTER
FISCAL YEAR 1999                            JAN. '99         APR. '99        JULY '99         OCT. '99
----------------                          -------------   --------------   -------------   --------------
Net Sales...............................   $10,643,618      $11,878,269     $11,804,045     $12,012,861
Earnings before taxes...................       760,498        1,188,826       1,257,904       1,150,520
Provision for income taxes..............       289,000          491,500         502,500         407,000
Net earnings............................       471,498          697,326         755,404         743,520
Earnings per share (diluted)............          0.17             0.25            0.26            0.25
Depreciation and amortization...........       742,174          756,654         749,388         742,868

                                          FIRST QUARTER   SECOND QUARTER   THIRD QUARTER   FOURTH QUARTER
FISCAL YEAR 1998                            JAN. '98         APR. '98        JULY '98         OCT. '98
----------------                          -------------   --------------   -------------   --------------
Net Sales...............................   $10,608,027      $10,753,943     $10,358,271     $10,089,697
Earnings before taxes...................       791,575          719,173         589,912         894,281
Provision for income taxes..............       297,000          277,000         225,000         413,000
Net earnings............................       494,575          442,173         364,912         481,281
Earnings per share (diluted)............          0.18             0.15            0.12            0.17
Depreciation and amortization...........       715,290          726,930         678,818         740,788

                                   APPENDIX F
                         QUARTERLY REPORT ON FORM 10-Q
                 FOR THE FISCAL QUARTER ENDED JANUARY 31, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                   FORM 10-Q

(MARK ONE)

   /X/     QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
           SECURITIES EXCHANGE ACT OF 1934

                FOR THE QUARTERLY PERIOD ENDED JANUARY 31, 2000

   / /     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
           SECURITIES EXCHANGE ACT OF 1934

        FOR THE TRANSITION PERIOD FROM ______________ TO ______________

                         COMMISSION FILE NUMBER 0-19056

                            ------------------------

                         NORTHSTAR COMPUTER FORMS, INC.
                (Name of Registrant as Specified in Its Charter)

               MINNESOTA                                    1-0882640
    (State or Other Jurisdiction of                       (IRS Employer
    Incorporation or Organization)                   Identification Numbers)

     7130 NORTHLAND CIRCLE NORTH,                             55428
       BROOKLYN PARK, MINNESOTA                             (Zip Code)
    (Address of Principal Executive
               Offices)

       Registrant's telephone number, including area code (612) 531-7340

    ------------------------------------------------------------------------

   Former name, former address and former fiscal year, if changed since last report.

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15 (d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

                CLASS                    OUTSTANDING AT FEBRUARY 28, 2000
-------------------------------------  -------------------------------------
    Common Stock, $.05 par value                 2,747,858 Shares

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PART 1.  FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                         NORTHSTAR COMPUTER FORMS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                              JANUARY 31,    OCTOBER 31,
                                                                  2000           1999
                                                              ------------   ------------
                                                              (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  4,224,364   $ 3,878,447
  Accounts receivable, less allowance for doubtful accounts
    of $184,000 at January 31, 2000 and $153,000 at
    October 31, 1999........................................     5,115,256     5,958,522
  Inventories...............................................     2,165,229     2,294,119
  Other current assets......................................       631,502       442,743
  Deferred income taxes.....................................       268,956       261,656
                                                              ------------   -----------
    Total current assets....................................    12,405,307    12,835,487
                                                              ------------   -----------
Property, plant and equipment...............................    32,354,735    31,970,784

Less accumulated depreciation and amortization..............   (19,246,242)   18,602,108
                                                              ------------   -----------
    Net property, plant and equipment.......................    13,108,493    13,368,676
                                                              ------------   -----------
Notes receivable, less current portion......................        23,852        60,634
Goodwill, net...............................................     1,304,410     1,354,786
Other assets, net...........................................     1,300,113     1,256,641
                                                              ------------   -----------
    Total assets............................................  $ 28,142,175   $28,876,224
                                                              ============   ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................  $    335,000   $   335,000
  Accounts payable..........................................     1,849,345     1,296,485
  Accrued liabilities.......................................       795,683     2,608,969
                                                              ------------   -----------
    Total current liabilities...............................     2,980,028     4,240,454
Deferred compensation.......................................       795,066       773,333
Deferred income taxes.......................................     1,477,883     1,461,633
Long-term debt, less current portion........................     1,340,000     1,340,000

Commitments

Stockholders' equity:
  Common stock, $.05 par value authorized, 5,000,000 shares;
    issued and outstanding, 2,746,958 at January 31, 2000
    and 2,744,708 at October 31, 1999.......................       137,348       137,235
Additional paid-in capital..................................     2,877,110     2,862,678
Retained earnings...........................................    18,534,740    18,060,891
                                                              ------------   -----------
    Total stockholders' equity..............................    21,549,198    21,060,804
                                                              ------------   -----------
    Total liabilities and stockholders' equity..............  $ 28,142,175   $28,876,224
                                                              ============   ===========

                         NORTHSTAR COMPUTER FORMS, INC.

                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                     JANUARY 31
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
Net sales...................................................  $11,611,459   $10,643,618
Cost of goods sold..........................................    8,781,292     7,916,249
                                                              -----------   -----------
    Gross profit............................................    2,830,167     2,727,369
Selling, general and administrative expenses................    2,069,730     1,945,720
                                                              -----------   -----------
    Operating income........................................      760,437       781,649
Other income (expense):
  Interest expense..........................................      (27,245)      (92,020)
  Other, net, principally interest income...................       44,157        70,869
                                                              -----------   -----------
                                                                   16,912       (21,151)
                                                              -----------   -----------
Earnings before income taxes................................      777,349       760,498
Provision for income taxes..................................      303,500       289,000
                                                              -----------   -----------
Net earnings................................................  $   473,849   $   471,498
                                                              -----------   -----------
Net earnings per common share:
  Basic.....................................................  $      0.17   $      0.17
                                                              -----------   -----------
  Diluted...................................................  $      0.16   $      0.17
                                                              -----------   -----------
Dividends declared per common share.........................  $        --   $        --
                                                              ===========   ===========

                         NORTHSTAR COMPUTER FORMS, INC.

           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW (UNAUDITED)

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
              FOR THE THREE MONTHS ENDED JANUARY 31, 2000 AND 1999

                                                                 2000         1999
                                                              ----------   ----------
Cash flows from operating activities:
  Net earnings..............................................  $  473,849   $  471,498
    Adjustments to reconcile net earnings to net cash
      provided by operating activities:
      Depreciation..........................................     665,946      646,577
      Amortization..........................................      94,924       95,597
      Provision for doubtful accounts.......................      20,100       13,800
      Gain on sale of equipment.............................      (3,281)      (7,900)
      Deferred income taxes.................................       8,950       88,000
      Changes in certain operating assets and liabilities...    (343,847)    (447,762)
                                                              ----------   ----------
Net cash provided by operating activities...................     916,641      859,810
                                                              ----------   ----------
Cash flows from investing activities:
  Capital expenditures and equipment deposits...............    (405,763)    (599,617)
  Proceeds from sale of equipment...........................       3,281       13,600
  Notes receivable repayments...............................      36,782        6,147
                                                              ----------   ----------
Net cash used in investing activities.......................    (365,700)    (579,870)
                                                              ----------   ----------
Cash flows from financing activities:
  Principal payments on long-term debt......................          --     (262,500)
  Dividends paid............................................    (219,569)    (190,017)
  Stock options exercised...................................      14,545       63,504
                                                              ----------   ----------
Net cash used in financing activities.......................    (205,024)    (389,013)
                                                              ----------   ----------
Net increase (decrease) in cash and cash equivalents........     345,917     (109,073)
Cash and cash equivalents at beginning of period............   3,878,447    4,162,845
                                                              ----------   ----------
Cash and cash equivalents at end of period..................  $4,224,364   $4,053,772
                                                              ==========   ==========

                         NORTHSTAR COMPUTER FORMS, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

                                JANUARY 31, 2000

1.  Basis of Presentation

    The interim condensed consolidated financial statements included in this Form 10-Q have been prepared by Northstar Computer Forms, Inc. (the Company), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed, or omitted, pursuant to these rules and regulations. The year-end balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and related notes included in the Company's 1999 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

    The unaudited condensed consolidated financial statements presented herein as of January 31, 2000, and for the three month ended January 31, 2000 and 1999 reflect, in the opinion of management, all adjustments (which include only normal, recurring adjustments) necessary for a fair presentation of the financial position, results of operations and cash flows as of and for the periods presented. The results of operations and cash flows for any interim period are not necessarily indicative of results for the full year.

2.  Earnings per share

    Net earnings per share (EPS) for all periods presented have been computed by dividing net earnings by the weighted average number of common shares outstanding (basic EPS) and by the weighted average number of common and common equivalent shares outstanding (diluted EPS). The Company's common equivalent shares consist of stock options, when their effect is dilutive.

    At January 31, 2000 and 1999, 150,000 and 39,000 outstanding options were excluded from the computation of diluted EPS for the respective quarter because the options' exercise prices were greater than the average market price of the Company's common shares.

    For all periods presented, the weighted average common and common equivalent shares outstanding are as follows:

                                                                 FOR THE THREE MONTHS ENDED
                                                                        JANUARY 31ST
                                                              --------------------------------
                                                                 2000                  1999
                                                              ----------            ----------
                                                                        (UNAUDITED)
Weighted average common shares outstanding..................   2,745,691             2,719,103
Common equivalent shares outstanding........................     155,642                99,325
                                                              ----------            ----------
Weighted average common and common equivalent shares
  outstanding...............................................   2,901,333             2,818,428
                                                              ==========            ==========

                         NORTHSTAR COMPUTER FORMS, INC.

                                  (UNAUDITED)

                                JANUARY 31, 2000

3. At January 31, 2000 and October 31, 1999, inventories consisted of the following:

                                                       JANUARY 31ST    OCTOBER 31ST
                                                           2000            1999
                                                       -------------   -------------
Raw Materials........................................   $1,452,995      $1,503,444
Work in Process......................................      462,774         573,993
Finished Goods.......................................      249,460         216,682
                                                        ----------      ----------
                                                        $2,165,229      $2,294,119
                                                        ==========      ==========

                         NORTHSTAR COMPUTER FORMS, INC.
                ITEM 2--MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
                       INTERIM FINANCIAL DATA (UNAUDITED)

INTRODUCTION

    The following discussion and analysis provides information that the Company's management believes is relevant to an assessment and understanding of the Company's results of operations and financial condition. This discussion should be read in conjunction with the financial statements and footnotes which appear elsewhere in this quarterly report.

    In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers that statements contained herein, other than historical data, may be forward-looking and subject to risks and uncertainties. The following important factors could cause the Company's actual results to differ materially from those projected in forward-looking statements made by, or on behalf of, the Company:

    - Loss of one or more major customers due to bank consolidations or other reasons,

    - Rise in paper prices which outpaces the Company's ability to pass the increase through to its customers,

    - Inability to extend existing contracts or successfully negotiate new contracts,

    - Technological obsolescence of the Company's products or manufacturing equipment,

    - Contracting market for traditional business forms products,

    - Competition from large national manufacturers of internal bank forms and custom business forms.

RESULTS OF OPERATIONS

    NET SALES. The following table sets forth, for the three months ended January 31, 2000 and 1999, certain items in the Company's consolidated statement of earnings as a percentage of net sales and the percentage changes of the dollar amounts of such items.

                                                                    THREE MONTHS ENDED JANUARY 31
                                                              -----------------------------------------
                                                                 PERCENTAGE OF
                                                                   NET SALES        INCREASE (DECREASE)
                                                              -------------------   -------------------
                                                                2000       1999        2000 VS. 1999
                                                              --------   --------   -------------------
Net Sales...................................................   100.0%     100.0%            9.1%
Cost of Goods Sold..........................................    75.7       74.4            10.9
                                                               -----      -----            ----
Gross Profit................................................    24.3       25.6             3.8

Selling, General and Administrative Expenses................    17.8       18.3             6.4
Operating Income............................................     6.5        7.3            (2.7)

Net Earnings................................................     4.1        4.4              .5

    Net sales in the first quarter of 2000 increased $967,841 from $10,643,618 for the first quarter of 1999 to $11,611,459. The Company's business forms products consist of two product specialties--internal bank forms and negotiable documents--as well as other custom business forms.

                                                               PERCENTAGE OF TOTAL
                                                                      SALES
                                                           ----------------------------
                                                             2000                1999
                                                           --------            --------
Internal Bank Forms......................................     60%                 66%
Negotiable Documents.....................................     28%                 20%
Other Custom Business Forms..............................     12%                 14%

    Sales of internal bank forms remained relatively flat at $7 million for the first quarter of both 2000 and 1999. Negotiable documents, which include gift certificates, money orders, certificates of title, and bank official checks, are the Company's other principal custom business forms specialty. The sales of these products and related services accounted for $3.2 million in sales for the first quarter of 2000, an increase of $1 million or a 45 percent increase over the first quarter of 1999 sales of $2.2 million. This increase in sales is principally due to the expansion of the contract with the Company's largest customer. The new four year contract which began January 1, 1999, increased annual sales of negotiable documents by an estimated $3.5 million.

    Custom business forms remained relatively flat at $14 million in sales for the first quarter of 2000 compared to $15 million for the first quarter of 1999. This product line is sold to various distributors/ printers for resale.

    GROSS PROFIT. Gross profit was $2,830,167 (24.3 percent of net sales) in 2000 compared to $2,727,369 (25.6 percent of net sales) in 1999. This decrease in the gross profit percentage is principally attributable to increased direct labor costs due to an extremely tight labor market and related employee fringe benefit costs. The Company has not been able to completely pass these cost increases through to its customers. Other manufacturing costs remained relatively constant as a percentage of sales for the first quarter of 2000 compared to the first quarter of 1999.

    SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE. Selling, general, and administrative expense increased $124,010 for the first quarter of fiscal 2000 compared to 1999. However, as a percentage of sales these costs decreased 0.4 percent from 18.2 percent of sales for the first quarter of 1999 to 17.8 percent of sales for the first quarter of 2000. The increase for 2000 was also principally due to increased payroll and associated costs.

    OTHER INCOME AND EXPENSE. Interest expense decreased $64,775 due to debt repayment.

    EARNINGS BEFORE INCOME TAXES.  Earnings before income taxes for 2000 were
6.7 percent of net sales for the first quarter of 2000 compared to 7.1 percent of sales for the first quarter of 1999.

    PROVISION FOR INCOME TAXES. The provision for income taxes for the first quarter of 2000 was 39.0 percent of sales consistent with the tax rate for the previous fiscal year.

FINANCIAL CONDITION AND LIQUIDITY

    LONG-TERM DEBT. The Company's long-term debt consists of Industrial Development Revenue Bonds. The bonds require annual principal payments and monthly interest payments at a variable rate based upon comparable tax-exempt issues. The bonds specify limits on capital expenditures and dividends as well as specify working capital, net worth, and certain financial ratios that the Company must maintain.

    LIQUIDITY. Cash provided by operations was $916,641 during the first quarter of 2000, compared to $859,810 during the first quarter of 1999. Working capital was $9.4 million on January 31, 2000, compared to $8.6 million on October 31, 1999.

    During the first quarter of 2000 the Company continued to expand and modernize its manufacturing capacity by the acquisition of $405,763 in equipment compared to capital expenditures of $599,617 for equipment for the comparable period of 1999. The Company anticipates that total equipment expenditures for 2000 will approximate $2,000,000.

    If necessary to finance operations, the Company has a $1.5 million line of credit at an interest rate equal to the bank's reference rate. The Company did not have to utilize this line of credit during 2000 or 1999. The Company believes its existing financial resources are adequate to fund its 2000 operations, including capital expenditures and dividend payments, and foresees no events or uncertainties that are likely to have a material impact on its liquidity.

    OUTLOOK. On February 21, 2000, the Company announced that it has entered into a definitive merger agreement with Ennis Business Forms to acquire all of the stock of Northstar Computer Forms, Inc. This acquisition is subject to customary terms and conditions, shareholder approval, and the termination of the necessary waiting period under the Hart-Scott Rodino Act.

    Merger and acquisition activity is very strong throughout the United States. The banking industry, which was previously very strong in mergers and acquisitions activity, slowed in 1999 as the industry dedicated its resources to ensuring Year 2000 readiness. The merger and acquisition activity in this industry may again increase. Banks generally consolidate their purchasing of internal bank forms with one supplier. Therefore, the Company could obtain or lose a significant customer or numerous smaller customers as part of this consolidation activity. The Company continues to work to stabilize and increase its customer base by signing contracts with new and existing customers. In addition, the Company formed two new strategic alliances with other companies in the financial forms industry. Sales with one of these partners increased significantly in 1999. Sales with the second alliance were insignificant in 1999. However, the Company is still working with the second alliance to develop these sales which depend on the partner's ability to sell internal bank forms as ancillary products used in the equipment it sells to the banking industry.

    In negotiable documents, the Company's other custom business forms specialty, the Company and its largest customer agreed to extend and expand the contract for the manufacture and distribution of its products.

    The three factors with the largest impact on the Company's gross profit are paper price changes, sales volume changes, and sales mix changes. The Company expects the paper industry to increase prices in 2000. At this time, the Company expects to be able to pass these paper price increases through to its customers. In 2000, sales volumes are expected to increase in both internal bank forms and negotiable documents with no significant change in sales mix.

    The Company does not anticipate significant changes in selling, general, and administrative costs for 2000. Based on the projected increase in sales volume, these costs are expected to decrease as a percentage of sales in 2000.

    NEW ACCOUNTING PRONOUNCEMENTS. In March 1998, the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The Company adopted SOP 98-1 for fiscal year 2000. The SOP 98-1 did not significantly change the Company's accounting for software costs.

    YEAR 2000 READINESS. The Company did not experience any problems in its operating systems in connection with the Y2K date change. At this time, the Company has not incurred and does not anticipate any interruption of services from its vendors, customers, or other business partners.

                         NORTHSTAR COMPUTER FORMS, INC.
                          PART II.--OTHER INFORMATION

FINANCIAL INSTRUMENTS

    The principal financial instruments the Company maintains are in accounts receivable, notes receivable and long-term debt. The Company believes that the interest rate, credit and market risk related to these accounts is not significant. The Company manages the risk associated with these accounts through periodic reviews of the carrying value for non-collectibility of assets and establishment of appropriate allowances in connection with the Company's internal controls and policies. The Company does not enter into hedging or derivative instruments.

EXHIBITS AND REPORTS ON FORM 8-K

    On March 3, 2000, the Company filed an 8K with the U.S. Securities and Exchange Commission regarding the Agreement and Plan of Merger entered into with Ennis Business Forms on February 21, 2000.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       NORTHSTAR COMPUTER FORMS, INC.
                                                                        (Registrant)

                                                       By:              /s/ MARY ANN MORIN
                                                            -----------------------------------------
                                                                          Mary Ann Morin
                                                                     CHIEF FINANCIAL OFFICER
                                                                  (PRINCIPAL FINANCIAL OFFICER)
Date: March 10, 2000

                         NORTHSTAR COMPUTER FORMS, INC.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 31, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned holder(s) of common shares of Northstar Computer Forms, Inc. (the "Company") hereby constitutes and appoints the Chairman of the Board and Chief Executive Officer, Roger T. Bredesen, and the President, Kenneth E. Overstreet, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of the Company to be held on May 31, 2000, at the Company - 7130 Northland Circle North, Brooklyn Park, Minnesota 55428, at 10:00 a.m., local time, and any adjournment(s) thereof, and to vote all of the common shares which the undersigned is entitled to vote at such Special Meeting or at any adjournment(s) thereof:

1. TO ADOPT THE AGREEMENT AND PLAN OF MERGER IN THE FORM ATTACHED AS APPENDIX A TO THE PROXY MATERIALS DATED APRIL 30, 2000, AND TO APPROVE THE MERGER CONTEMPLATED THEREBY.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

       WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) THEREOF, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS.

       All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement for the May 31, 2000 meeting.

                                        Dated:________________________, 2000

                                        -----------------------------------
                                        Signature of Shareholder(s)

                                        -----------------------------------
                                        Signature of Shareholder(s)

                                        Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address in this proxy.)

                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                                        BOARD OF DIRECTORS OF NORTHSTAR COMPUTER
                                        FORMS, INC. PLEASE FILL IN , SIGN, DATE
                                        AND RETURN IT PROMPTLY USING THE
                                        ENCLOSED ENVELOPE.